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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A
                                (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION
                 PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  |X|

Filed by a Party other than the Registrant  | |

Check the appropriate box:

| |   Preliminary Proxy Statement

| | CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))

|X|   Definitive Proxy Statement

| |   Definitive Additional Materials

| |   Soliciting Material Pursuant to Section 240.14a-12

                       CADMUS COMMUNICATIONS CORPORATION
-------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

-------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

| |   No fee required

| |   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

      (1) Title of each class of securities to which transaction applies:

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      (2) Aggregate number of securities to which transaction applies:

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      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the ( amount on which the filing fee is calculated and state how it was determined):

          ---------------------------------------------------------------------

      (4) Proposed maximum aggregate value of transaction:

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      (5) Total fee paid:

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|X|   Fee paid previously with preliminary materials.

| | Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      -------------------------------------------------------------------------

      (1) Amount Previously Paid:

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      (2) Form, Schedule or Registration Statement No.:

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      (3) Filing Party:

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      (4) Date Filed:

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CADMUS COMMUNICATIONS [Logo]

To Our Shareholders:

On December 27, 2006, Cadmus Communications Corporation announced that it had entered into an agreement of merger and the related plan of merger with Cenveo, Inc. and a subsidiary of Cenveo, pursuant to which we will become an indirect, wholly-owned subsidiary of Cenveo. Upon completion of the merger, you will be entitled to receive $24.75 in cash, without interest, for each share of our common stock that you own.

Our board of directors, by a unanimous vote, has determined that the agreement of merger and the related plan of merger and the transactions contemplated thereby, including the merger, are advisable, fair to, and in the best interests of, Cadmus and our shareholders, has approved and adopted the agreement of merger and the related plan of merger, and recommends that our shareholders approve the agreement of merger and the related plan of merger.

A special meeting of our shareholders will be held on March 7, 2007, at 10:00 a.m., Richmond, Virginia time, to vote on a proposal to approve the agreement of merger and the related plan of merger so that the merger can occur. The special meeting of shareholders will be held at the Troutman Sanders Building, 15th Floor, Sanders Room, 1001 Haxall Point, Richmond, Virginia 23219. Notice of the special meeting is enclosed. This proxy statement gives you detailed information about the special meeting and the merger and includes the agreement of merger and the related plan of merger as Annex A. We encourage you to read the proxy
                                  -------
statement and the agreement of merger and the related plan of merger carefully and in their entirety.

Your vote is important. We cannot complete the merger unless a majority of all votes entitled to be cast approve the agreement of merger and the related plan of merger, which we sometimes refer to in this proxy statement as the merger proposal. Our board of directors recommends that you vote "FOR" approval of the merger proposal. The failure of any shareholder to vote on the merger proposal will have the same effect as a vote against the merger proposal.

Each of our directors and executive officers has indicated that he or she intends to vote his or her own shares in favor of the merger proposal. Bruce V. Thomas, our president and chief executive officer, and entities affiliated with Nathu R. Puri, a director and our largest shareholder, who collectively beneficially own approximately 21% of our common stock, as of January 30, 2007, have agreed pursuant to a voting agreement with Cenveo to vote their shares in favor of the approval of the agreement of merger and the related plan of merger.

Whether or not you plan to attend the special meeting, please vote your shares promptly by completing, signing and dating the accompanying proxy card and returning it in the enclosed prepaid envelope or by voting by telephone or through the Internet by following the instructions on the accompanying proxy or voting instruction card.

Our board of directors and management appreciate your continuing support of Cadmus, and we hope you will approve this transaction.

/s/ Thomas C. Norris                      /s/ Bruce V. Thomas
--------------------                      -------------------
Thomas C. Norris                          Bruce V. Thomas
Chairman of the Board                     President and Chief Executive Officer


                       CADMUS COMMUNICATIONS CORPORATION
           1801 Bayberry Court, Suite 200, Richmond, Virginia 23226


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                       CADMUS COMMUNICATIONS CORPORATION
                         1801 BAYBERRY COURT, SUITE 200
                            RICHMOND, VIRGINIA 23226

--------------------------------------------------------------------------------


                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

TO THE SHAREHOLDERS OF
CADMUS COMMUNICATIONS
CORPORATION

DATE AND TIME              March 7, 2007 at 10:00 a.m.

PLACE                      The Troutman Sanders Building
                           15th Floor, Sanders Room
                           1001 Haxall Point
                           Richmond, Virginia 23219

ITEMS OF BUSINESS          The purpose of the meeting is to consider and
                           vote upon the following matters:

                              o A proposal to approve the agreement of merger
                                and the related plan of merger, pursuant to which Mouse Acquisition Corp. will merge with and into Cadmus Communications Corporation;

                              o Any proposal to postpone or adjourn the
                                special meeting to a later date or time, including to solicit additional proxies in favor of the approval of the agreement of merger and the related plan of merger, if there are not sufficient votes for approval of the merger proposal at the special meeting; and

                              o Such other matters as may properly come
                                before the special meeting or any
                                adjournments or postponements of the special meeting.

RECORD DATE                January 30, 2007


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PROXY VOTING               We urge you to read the accompanying proxy
                           statement carefully as it sets forth details of the merger proposal and other important information related to the merger. We have fixed the close of business on January 30, 2007, as the record date for the determination of shareholders entitled to notice of and to vote at the special meeting and any adjournments or postponements of the special meeting. Accordingly, only shareholders of record as of that date will be entitled to notice of and to vote at the special meeting and any adjournments or postponements of the special meeting. As of the close of business on January 30, 2007, there were outstanding and entitled to vote approximately 9,567,377 shares of our common stock. Holders of our common stock are not entitled to appraisal rights under Virginia law in connection with the merger. A list of the shareholders entitled to vote will be available for examination by any shareholder at the special meeting and for the ten days immediately prior to the special meeting at our corporate offices.

                           To assure your representation at the special meeting, please either fill in your vote, sign and mail the enclosed proxy as soon as possible or vote by telephone or through the Internet by following the instructions on the accompanying proxy or voting instruction card. We have enclosed a return envelope, which requires no postage if mailed in the United States. Your proxy is being solicited by the board of directors.

                           THE BOARD OF DIRECTORS OF CADMUS COMMUNICATIONS CORPORATION UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" APPROVAL OF THE MERGER PROPOSAL.


                              /s/ Bruce V. Thomas
                              -------------------
                              Bruce V. Thomas
                              President and Chief Executive Officer

January 31, 2007

                      PLEASE VOTE--YOUR VOTE IS IMPORTANT


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                                PROXY STATEMENT
                        FOR THE SPECIAL MEETING OF THE
                                SHAREHOLDERS OF
                       CADMUS COMMUNICATIONS CORPORATION

    The board of directors of Cadmus Communications Corporation provides this proxy statement to you to solicit your vote on the approval of the merger proposal. Pursuant to the agreement of merger and the related plan of merger, the parties have agreed to merge Mouse Acquisition Corp. with and into Cadmus Communications Corporation. If our shareholders approve the merger proposal and the other conditions to the merger are satisfied, each shareholder will receive $24.75 in cash, without interest, per share of our common stock owned at the time of the merger.

    The merger cannot occur unless a majority of all votes entitled to be cast approve the merger proposal. A failure to vote has the same effect as voting your shares against the merger proposal. Bruce V. Thomas, our president and chief executive officer, and entities affiliated with Nathu R. Puri, a director and our largest shareholder, who collectively beneficially own approximately 2,015,558 shares, or 21%, of our common stock, as of January 30, 2007, have agreed pursuant to a voting agreement with Cenveo to vote their shares in favor of the approval of the merger proposal. The board of directors has scheduled a special meeting of shareholders to vote on the merger proposal as follows:

    March 7, 2007 at 10:00 a.m. (Richmond, Virginia)
    The Troutman Sanders Building
    15th Floor, Sanders Room
    1001 Haxall Point
    Richmond, Virginia 23219

    This document provides you with detailed information about the merger proposal. Please see "Where You Can Find More Information" on page 54 for additional information about Cadmus Communications Corporation on file with the Securities and Exchange Commission.

    This proxy statement and proxy card are being mailed to shareholders beginning on or about February 5, 2007.

    NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THE INFORMATION IN THIS PROXY STATEMENT MAY ONLY BE ACCURATE ON THE DATE OF THIS PROXY STATEMENT.

    WE URGE YOU TO READ AND CONSIDER CAREFULLY THIS PROXY STATEMENT IN ITS ENTIRETY.

             The date of this proxy statement is January 31, 2007.


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                               TABLE OF CONTENTS

QUESTIONS AND ANSWERS ABOUT THE MERGER.........................................1

SUMMARY........................................................................5

    The Proposed Merger........................................................5

    The Companies..............................................................5

    The Special Meeting........................................................6

    What You Will Be Entitled to Receive upon Completion of the Merger.........7

    Treatment of Cadmus Stock Options and Restricted Share Awards..............8

    Market Price and Dividend Data.............................................8

    Recommendation of Our Board of Directors...................................8

    Opinion of Our Financial Advisor...........................................8

    Interest of Directors and Executive Officers in the Merger.................9

    Material United States Federal Income Tax Consequences of the Merger.......9

    Antitrust Approvals.......................................................10

    The Agreement of Merger...................................................10

    No Appraisal Rights in the Merger.........................................12

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS.............................13

THE COMPANIES.................................................................14

    Cadmus....................................................................14

    Cenveo....................................................................14

    Mouse Acquisition Corp. ..................................................14

THE SPECIAL MEETING...........................................................15

    Date, Time and Place of the Special Meeting...............................15

    Proposals to be Considered at the Special Meeting.........................15

    Record Date...............................................................15

    Voting Rights; Quorum; Vote Required for Approval.........................15

    Voting and Revocation of Proxies..........................................16

    Postponements and Adjournments............................................16

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    Solicitation of Proxies...................................................17

    Shareholder List..........................................................17

    Questions and Additional Information......................................17

THE MERGER....................................................................18

    Background of the Merger..................................................18

    Recommendation of Our Board of Directors..................................22

    Reasons for the Merger....................................................22

    Opinion of Our Financial Advisor..........................................24

    Merger Consideration......................................................31

    Effect of the Merger on Awards Outstanding under Our Stock Plans..........31

    Interests of Directors and Executive Officers in the Merger...............31

    Financing of the Merger...................................................35

    Effects of the Merger.....................................................36

    Antitrust Approvals.......................................................36

    Material U.S. Federal Income Tax Consequences of the Merger to Our
      Shareholders............................................................36

    Accounting Treatment......................................................37

    Delisting and Deregistration of Our Common Stock..........................37

    Appraisal Rights..........................................................37

THE AGREEMENT OF MERGER.......................................................38

    The Merger................................................................38

    Merger Consideration......................................................38

    Effect of the Merger on Cadmus Stock Options and Restricted Share
      Awards..................................................................38

    Appraisal Rights..........................................................39

    Directors and Officers....................................................39

    Payment for the Shares....................................................39

    Representations and Warranties............................................40

    Conduct of Business Pending the Merger....................................41

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    Efforts to Complete the Merger............................................42

    Conditions to the Merger..................................................43

    Indemnification and Insurance.............................................43

    No Solicitation of Other Offers...........................................44

    Termination of the Agreement of Merger....................................45

    Termination Fees..........................................................46

    Amendment, Modification, Extension and Waiver.............................46

    Material Adverse Effect...................................................47

    Amendment to Rights Agreement.............................................47

THE VOTING AGREEMENT..........................................................48

    Introduction..............................................................48

    Agreement to Vote.........................................................48

    No Solicitation...........................................................48

    Irrevocable Proxy.........................................................49

    Transfer Restrictions.....................................................49

    Termination...............................................................49

MARKET PRICE AND DIVIDEND DATA................................................50

STOCK OWNERSHIP...............................................................51

    Principal Shareholders....................................................51

    Directors and Executive Officers..........................................52

OTHER MATTERS.................................................................53

SHAREHOLDER PROPOSALS.........................................................53

WHERE YOU CAN FIND MORE INFORMATION...........................................54

Agreement of Merger and Plan of Merger...................................Annex A

Opinion of Deutsche Bank Securities, Inc.................................Annex B

Voting Agreement and Irrevocable Proxy...................................Annex C

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                    QUESTIONS AND ANSWERS ABOUT THE MERGER

    The following questions and answers are intended to address briefly some commonly asked questions regarding the special meeting of shareholders to be held for the purpose of considering and voting on the merger proposal. These questions and answers do not address all questions that may be important to you as a Cadmus shareholder. Please refer to the more detailed information contained elsewhere in this proxy statement, the Annexes to this proxy statement and the documents referred to or incorporated by reference in this proxy statement.

Q1.     WHAT IS THE PROPOSED TRANSACTION?

A1. You are being asked to vote to approve the merger proposal. Pursuant to the merger, Mouse Acquisition Corp., an indirect, wholly-owned subsidiary of Cenveo, will merge with and into Cadmus with Cadmus being the surviving corporation and becoming an indirect, wholly-owned subsidiary of Cenveo.

Q2.     IF THE MERGER IS COMPLETED, WHAT WILL I RECEIVE FOR MY
        SHARES OF COMMON STOCK?

A2. After completion of the merger, you will receive $24.75 in cash, without interest, for each share of our common stock you own, following surrender of your shares of our common stock, regardless of whether you hold such shares in certificated or book-entry form. As a result of the merger, our common stock will cease to be quoted on The NASDAQ Global Market, will not be publicly traded and will be deregistered under the Securities Exchange Act of 1934, as amended, which we refer to in this proxy statement as the Exchange Act.

Q3. WHY IS THE BOARD OF DIRECTORS RECOMMENDING THE APPROVAL OF THE MERGER PROPOSAL?

A3. Upon careful consideration, our board of directors unanimously believes that the merger proposal is advisable, fair to, and in the best interests, of Cadmus and our shareholders. To review the reasons of our board of directors for recommending approval of the merger proposal, see pages 22 through 24.

Q4.     WHEN IS THE MERGER EXPECTED TO BE COMPLETED?

A4. We are working with Cenveo toward completing the merger as quickly as possible. We expect to complete the merger promptly after we receive approval by our shareholders at the special meeting and receive all necessary regulatory approvals. We currently anticipate that the merger will be completed during the first calendar quarter of 2007. See "The Agreement of Merger--Conditions to the Merger."

Q5.     WHO IS ENTITLED TO VOTE AT THE SPECIAL MEETING?

A5. Holders of record of our common stock as of the close of business on January 30, 2007, are entitled to vote at the special meeting. Each of our shareholders is entitled to one vote for each share of our common stock owned by the shareholder.

Q6.     HOW MANY SHARES NEED TO BE REPRESENTED AT THE MEETING?

A6. The holders of a majority of the outstanding shares entitled to vote at the special meeting must be present in person or represented by proxy to constitute a quorum for the transaction of business. As of the close of business on January 30, 2007, there were approximately 9,567,377 shares of common stock outstanding. If you vote by proxy card or in person at the special meeting, you will be considered part of the quorum.

Q7.     WHAT VOTE IS REQUIRED FOR OUR SHAREHOLDERS TO APPROVE THE
        MERGER PROPOSAL?

A7. An affirmative vote of a majority of all votes entitled to be cast is required to approve the merger proposal.

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Q8.     HAVE ANY CADMUS SHAREHOLDERS AGREED TO VOTE IN FAVOR OF THE
        APPROVAL OF THE MERGER PROPOSAL?

A8. Yes. Bruce V. Thomas, our president and chief executive officer, and entities affiliated with Nathu R. Puri, a director and our largest shareholder, who collectively beneficially own approximately 2,015,558 shares, or 21%, of our common stock, as of January 30, 2007, have agreed pursuant to a voting agreement with Cenveo to vote their shares in favor of the approval of the merger proposal. For additional information about the voting agreement, see "The Voting Agreement" on page 48. The voting agreement is attached to this proxy statement as Annex C.
                                            -------

Q9.     DO I NEED TO ATTEND THE SPECIAL MEETING IN PERSON?

A9. No. It is not necessary for you to attend the special meeting in order to vote your shares.

Q10.    WHAT DO I NEED TO DO NOW?

A10. After carefully reading and considering the information contained in this proxy statement and the Annexes attached to this proxy statement, please vote your shares of our common stock as soon as possible. Please vote your shares by returning the enclosed proxy card or by telephone or through the Internet, even if you plan to attend the special meeting, to ensure that your shares are voted. Your proxy card includes detailed information on how to vote.

        In order for your shares to be represented at the special meeting:

        o   you can attend the special meeting in person;

        o you can vote by telephone by calling toll-free 1-800-PROXIES (1-800-776-9437) on any touch-tone telephone before 11:00 p.m., Richmond, Virginia time, on March 6, 2007, or by following the instructions included on your proxy card;

        o you can vote through the Internet by accessing www.voteproxy.com before 11:00 p.m., Richmond, Virginia time, on March 6, 2007, or by following the instructions included on your proxy card; or

        o you can indicate on the enclosed proxy card how you would like to vote and return the proxy card in the accompanying pre-addressed postage paid envelope.

        Your proxy card will instruct the persons named on the proxy card to vote your shares of our common stock at the special meeting as you direct. If you are a record holder of shares and you sign and send in your proxy card and do not indicate how you want to vote, your proxy will be voted "FOR" the merger proposal. If you do not sign or send in your proxy card, or if you abstain, the effect will be a vote "AGAINST" the merger proposal. Your vote is very important, regardless of the number of shares that you own.

Q11.    IF MY SHARES ARE HELD FOR ME BY MY BROKER, WILL MY BROKER
        VOTE THOSE SHARES FOR ME WITH RESPECT TO THE MERGER
        PROPOSAL?

A11. Your broker will not have the power to vote your shares of our common stock with respect to the merger proposal unless you provide instructions to your broker on how to vote. You should instruct your broker on how to vote your shares with respect to the merger proposal, using the instructions provided by your broker. If you fail to instruct your broker on how to vote, it will have the effect of a vote "AGAINST" the merger proposal.

                                       2


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Q12.    WHAT IF I HOLD SHARES IN THE CADMUS DIVIDEND REINVESTMENT
        PLAN, THE CADMUS THRIFT SAVINGS PLAN OR THE CADMUS
        NON-QUALIFIED SAVINGS PLAN?

A12. If a shareholder is a participant in the Cadmus Dividend Reinvestment Plan, the shareholder is being sent a proxy card representing the number of full shares in the participant's dividend reinvestment plan account as well as shares registered in the participant's name as of the record date for the special meeting. If a shareholder is a participant in the Cadmus Thrift Savings Plan with shares of our common stock allocated to his or her account, the shareholder is being sent a separate proxy card representing the number of full shares allocated to his or her thrift savings plan account as of the record date for the special meeting. A participant in the Cadmus Non-Qualified Savings Plan does not have voting rights with respect to his or her deemed investments, including those in our common stock, and will not be sent a proxy card reflecting shares of our common stock held through the Cadmus Non-Qualified Savings Plan.

Q13.    MAY I VOTE IN PERSON?

A13. Yes. If your shares are not held in "street name" through a broker or bank you may attend the special meeting and vote your shares in person, rather than signing and returning your proxy card or voting by telephone or through the Internet. If your shares are held in "street name," you must obtain a properly executed proxy card from your broker or bank in order to attend the special meeting and vote in person. Even if you plan to attend the special meeting in person you should still submit your proxy as soon as possible. You will still be able to vote in person if you choose to attend the special meeting.

Q14.    WHAT HAPPENS IF I ABSTAIN FROM VOTING OR DO NOT RETURN MY
        PROXY CARD?

A14. If you abstain from voting or do not vote (either in person or by proxy) it will have the same effect as a vote "AGAINST" the merger proposal. Brokers who hold shares of our common stock in "street name" for customers who are the beneficial owners of those shares may not give a proxy to vote those shares without specific instructions from their customers.

Q15.    CAN I CHANGE MY VOTE AFTER I HAVE MAILED MY PROXY CARD?

A15. Yes. You can change your vote at any time before your proxy is voted at the special meeting. You may revoke your proxy by notifying us in writing at Cadmus Communications Corporation, 1801 Bayberry Court, Suite 200, Richmond, Virginia 23226, Attention: Corporate Secretary, or by submitting a new proxy, in each case, dated after the date of the proxy being revoked. In addition, your proxy may be revoked by attending the special meeting and voting in person. However, simply attending the special meeting without voting will not revoke your proxy. If you voted by telephone or through the Internet, you can also revoke your proxy and change your vote by any of these methods or you can revoke your proxy and change your vote by telephone or through the Internet. If you decide to vote by completing, signing, dating and returning the enclosed proxy card, you should retain a copy of the voter control number found on the proxy card in the event that you later decide to revoke your proxy and change your vote by telephone or through the Internet. If you have instructed a broker to vote your shares, you must follow the instructions received from your broker to change your vote. All properly submitted proxies received by us before the special meeting that are not revoked prior to being voted at the special meeting, will be voted at the special meeting in accordance with the instructions indicated on the proxies or, if no instructions were provided, "FOR" the merger proposal and the postponement or adjournment of the special meeting, if necessary.

Q16.    WHAT HAPPENS IF I SELL MY SHARES OF COMMON STOCK BEFORE THE
        SPECIAL MEETING?

A16. The record date for the special meeting is earlier than the expected date of the merger. If you own shares of our common stock on the record date, but transfer your shares after the record date but before the merger, you will retain your right to vote at the special meeting, but the right to receive the merger consideration will pass to the person to whom you transferred your shares.

                                       3


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Q17.    CAN I EXERCISE APPRAISAL RIGHTS IN THE MERGER?

A17. No. Under Virginia law, our shareholders are not entitled to exercise appraisal rights in connection with the merger and will only be entitled to receive $24.75 in cash, without interest, for each share of our common stock owned by such holder in the event the merger is consummated. See "The Agreement of Merger--Appraisal Rights."

Q18. IF I HOLD MY SHARES IN CERTIFICATED FORM, SHOULD I SEND IN MY STOCK CERTIFICATES NOW?

A18. No. After the merger is completed, you will be sent detailed written instructions for exchanging your stock certificates. You must return your stock certificates as described in those instructions to receive the merger consideration. If you hold shares of our common stock in "street-name," you will automatically receive the merger consideration in exchange for your shares following the completion of the merger and you will not receive instructions for exchanging your shares for the merger consideration.

Q19.    WHAT OTHER MATTERS WILL BE VOTED ON AT THE SPECIAL MEETING?

A19. At the special meeting you may (1) vote in your discretion with respect to the approval of any proposal to postpone or adjourn the special meeting to a later date or time, including to solicit additional proxies in favor of the merger proposal, if there are not sufficient votes for approval of the merger proposal at the special meeting and
        (2) consider and vote upon such other matters as may properly come before the special meeting or any adjournments or postponements of the special meeting.

Q20.    WHERE CAN I FIND MORE INFORMATION ABOUT CADMUS?

A20. Cadmus files periodic reports and other information with the Securities and Exchange Commission. You may read and copy this information at the Securities and Exchange Commission's public reference facilities. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for information about these facilities. This information is also available on the Internet site maintained by the Securities and Exchange Commission at http://www.sec.gov. For a more detailed description of the information available, please refer to "Where You Can Find More Information" on page 54 in this proxy statement.

Q21.    WHO CAN HELP ANSWER MY QUESTIONS?

A21. If you would like additional copies, without charge, of this proxy statement or have questions about the merger after reading this proxy statement, including the procedures for voting your shares, please call our proxy solicitor, Georgeson Inc., toll-free at 1-866-425-8554. You may also contact us at Cadmus Communications Corporation, 1801 Bayberry Court, Suite 200, Richmond, Virginia 23226,
        Attention: Corporate Secretary, Telephone: (804) 287-5680.

                                       4


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                                    SUMMARY

    This summary summarizes the material information in the proxy statement, but does not contain all of the information that may be important to you. You should carefully read this entire proxy statement and the attached Annexes and the other documents to which this proxy statement refers you for a more complete understanding of the matters being considered at the special meeting. In addition, this proxy statement incorporates by reference important business and financial information about Cadmus Communications Corporation. Unless the context otherwise indicates, the terms "Cadmus," "we," "us" or "our" mean Cadmus Communications Corporation and our subsidiaries. When we refer to shares of our common stock in this proxy statement, we are referring to the shares of our common stock, together with associated preferred share purchase rights under our Rights Agreement, dated as of February 15, 1999, as amended, with American Stock Transfer & Trust Company, as rights agent. You may obtain the information incorporated by reference into this proxy statement without charge by following the instructions in "Where You Can Find More Information" on page 54.

THE PROPOSED MERGER (SEE PAGE 18)

    o In the merger, Mouse Acquisition Corp., an indirect, wholly-owned subsidiary of Cenveo, Inc., which we refer to in this proxy statement as Cenveo, will merge with and into Cadmus, with Cadmus continuing as the surviving corporation.

    o Upon completion of the merger, each issued and outstanding share of our common stock, other than shares held directly or indirectly by us or any of our wholly-owned subsidiaries or by Cenveo or Mouse Acquisition Corp., will automatically be canceled and will be converted into the right to receive $24.75 per share, in cash, without interest, which amount per share we sometimes refer to in this proxy statement as the merger consideration.

    o As a result of the merger, Cadmus will cease to be an independent, publicly traded company and will become an indirect, wholly-owned subsidiary of Cenveo.

THE COMPANIES (SEE PAGE 14)

    Cadmus. Cadmus provides end-to-end integrated graphic communications and content processing services to professional publishers, not-for-profit societies and corporations. Cadmus is the world's largest provider of content management and production services to scientific, technical and medical, or STM, journal publishers, the fifth largest periodicals printer in North America and a leading provider of specialty packaging and promotional printing services. Cadmus is incorporated in Virginia and was formed in 1984 through the merger of The William Byrd Press, Incorporated, a leading regional publications printer in Virginia, and Washburn Graphics, Inc., a graphic arts firm based in North Carolina. Our principal executive offices are located at 1801 Bayberry Court, Suite 200, Richmond, Virginia 23226, and our telephone number is (804) 287-5680.

    Cenveo. Cenveo is a leading provider of print and visual communications with one-stop service from design through fulfillment. According to Printing Impressions, Cenveo is the fourth largest diversified printing company in North America. In September 2005, Cenveo initiated a major restructuring program that resulted in the realignment of its businesses into two complementary operating segments: Envelopes, Forms and Labels and Commercial Printing. Cenveo's broad portfolio of services and products includes envelopes, forms and labels, packaging, business documents and commercial printing, provided through a network of over 70 production, fulfillment and distribution facilities throughout North America. Cenveo's headquarters are located at One Canterbury Green, 201 Broad Street, Stamford, Connecticut 06901, and its telephone number is (203) 595-3000.

    Mouse Acquisition Corp. Mouse Acquisition Corp. is a Virginia corporation formed for the purpose of merging with and into Cadmus. Mouse Acquisition Corp. is an indirect, wholly-owned subsidiary of Cenveo. The executive offices of Mouse Acquisition Corp. are located at c/o Cenveo, Inc., One Canterbury Green, 201 Broad Street, Stamford, Connecticut 06901, and its telephone number is (203) 595-3000.
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THE SPECIAL MEETING (SEE PAGE 15)

    Date, Time and Place of the Special Meeting. The special meeting of shareholders is scheduled to be held as follows:

        Date:     March 7, 2007
        Time:     10:00 a.m., Richmond, Virginia time
        Place:    The Troutman Sanders Building
                  15th Floor, Sanders Room
                  1001 Haxall Point
                  Richmond, Virginia 23219

    Proposals to Be Considered at the Special Meeting. At the special meeting, you will be asked to consider and vote on a proposal to approve the agreement of merger and the related plan of merger, which we sometimes refer to in this proxy statement as the merger proposal, pursuant to which Mouse Acquisition Corp. will merge with and into Cadmus. A copy of the agreement of merger and the related plan of merger is attached as Annex A. We urge you to read this document
                              -------
carefully as it is the document that governs the merger. In addition, you may
(1) vote in your discretion with respect to the approval of any proposal to postpone or adjourn the special meeting to a later date or time, including to solicit additional proxies in favor of the merger proposal, if there are not sufficient votes for approval of the merger proposal at the special meeting and
(2) consider and vote upon such other matters as may properly come before the special meeting or any adjournments or postponements of the special meeting.

    Record Date. Our board of directors has fixed the close of business on January 30, 2007, as the record date for the special meeting and only holders of record of our common stock on the record date are entitled to vote at the special meeting. As of the close of business on January 30, 2007, there were approximately 9,567,377 shares of our common stock outstanding and entitled to vote.

    Voting Rights; Quorum; Vote Required for Approval. Each share of our common stock entitles its holder to one vote on all matters properly coming before the special meeting. A majority of the votes entitled to be cast on the merger proposal, considered together, constitutes a quorum for the purpose of considering that matter. Abstentions and "broker non-votes" (as defined below) will be treated as shares present and entitled to vote for purposes of determining a quorum at the special meeting. There must be a quorum for the vote on the merger proposal.

    If you hold your shares in an account with a broker or bank, which we refer to in this proxy statement as holding your shares in "street name," you must instruct the broker or bank on how to vote your shares. If an executed proxy card returned by a broker or bank holding shares indicates that the broker or bank does not have authority to vote on the merger proposal, the shares will be considered present at the meeting for purposes of determining the presence of a quorum, but will not be voted on the merger proposal. This is called a "broker non-vote." Your broker or bank will vote your shares only if you provide instructions on how to vote by following the instructions provided to you by your broker or bank. If you hold your shares of our common stock in street name, you must request a legal proxy from your broker or bank in order to vote in person at the special meeting.

    REQUIRED VOTE. UNDER OUR ARTICLES OF INCORPORATION AND VIRGINIA LAW, THE APPROVAL OF THE MERGER PROPOSAL REQUIRES THE AFFIRMATIVE VOTE OF A MAJORITY OF ALL VOTES ENTITLED TO BE CAST ON THE MERGER PROPOSAL. ABSTENTIONS AND "BROKER NON-VOTES" WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE MERGER PROPOSAL.

    As of the close of business on January 30, 2007, our directors and executive officers (as such term is defined below in "The Merger--Interests of Directors and Executive Officers in the Merger") beneficially owned approximately 2,428,079 shares of our common stock, or approximately 25% of the shares entitled to vote at the special meeting. Each of our directors and executive officers has informed us that they will vote the shares of our common stock owned by him or her in favor of the merger proposal. Bruce V. Thomas, our president and chief executive officer, and entities affiliated with Nathu R. Puri, a director and our largest shareholder, who collectively beneficially own approximately 2,015,558 shares, or 21%, of our common stock, as of the close of business on the same date, have agreed pursuant to a voting agreement with Cenveo to vote their shares in favor of the approval of the merger proposal. For additional information about the voting agreement, see "The Voting Agreement" on page 48. The voting agreement is attached to this proxy statement as Annex C.
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    Voting and Revocation of Proxies. After carefully reading and considering the information contained in this proxy statement, you should vote your shares as soon as possible so that your shares are represented at the special meeting. You may vote your shares by completing, dating and signing your proxy card and mailing it in the enclosed return envelope or by voting by telephone by calling 1-800-PROXIES (1-800-776-9437) or through the Internet at www.voteproxy.com. You can also vote in person at the meeting, but we encourage you to submit your proxy card promptly in any event. Unless you specify to the contrary on your proxy card, all of your shares represented by valid proxies will be voted "FOR" the merger proposal and the proposal to permit the proxies to vote, in their discretion, on the postponement or adjournment of the special meeting, if necessary. The persons named as proxies will not have the discretion to vote in favor of any postponement or adjournment as to any shares of our common stock that have been voted against the merger proposal.

    IF YOU HOLD YOUR SHARES IN CERTIFICATED FORM, PLEASE DO NOT SEND IN YOUR STOCK CERTIFICATES WITH YOUR PROXY CARD. If the merger is completed, a separate letter of transmittal will be mailed to you that will enable you to exchange your stock certificates for the merger consideration. If you hold your shares in street-name, you will automatically receive the merger consideration in exchange for your shares following the completion of the merger and you will not receive a letter of transmittal.

    Until exercised at the special meeting, you can revoke your proxy and change your vote in any of the following ways:

    o by delivering written notification to us at our principal executive offices at 1801 Bayberry Court, Suite 200, Richmond, Virginia 23226,
        Attention: Corporate Secretary; before 11:00 p.m., Richmond, Virginia time, on March 6, 2007, or by following the instructions included on your proxy card;

    o by delivering a proxy at a later date by mail in the manner described in this proxy statement; or

    o by attending the special meeting and voting in person (your attendance at the meeting will not, by itself, revoke your proxy; you must vote in person at the meeting).

    If you voted by telephone or through the Internet, you can also revoke your proxy and change your vote by any of these methods or you can revoke your proxy and change your vote by telephone by calling 1-800-PROXIES (1-800-776-9437) or through the Internet at www.voteproxy.com. If you decide to vote by completing, signing, dating and returning the enclosed proxy card, you should retain a copy of the voter control number found on the proxy card in the event that you later decide to revoke your proxy and change your vote by telephone or through the Internet. If you have instructed a broker or bank to vote your shares, you can revoke your proxy and change your vote by following the directions received from your broker or bank to change those instructions.

    Questions and Additional Information. For additional information regarding the procedure for delivering your proxy see "The Special Meeting--Voting and Revocation of Proxies" on page 16 and "The Special Meeting--Solicitation of Proxies" on page 17. If you have more questions about the merger proposal or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, please call our proxy solicitor, Georgeson Inc., toll-free at 1-866-425-8554.

WHAT YOU WILL BE ENTITLED TO RECEIVE UPON COMPLETION OF THE MERGER (SEE PAGE 31)

    Holders of shares of our common stock will be entitled to receive $24.75 in cash, without interest, in exchange for each share of our common stock that they own at the time of the completion of the merger. After we complete the merger, holders of our common stock will no longer own our common stock, and we will become an indirect, wholly-owned subsidiary of Cenveo. After the merger is completed, you will have the right to receive the merger consideration, but you will no longer have any rights as a Cadmus shareholder and will have no rights as a shareholder of Cenveo. If you hold your shares in certificated form, you will receive the merger consideration after exchanging your stock certificates in accordance with the instructions contained in the letter of transmittal to be sent to you shortly after the completion of the merger. If you hold your shares in street name, you will automatically receive the merger consideration in exchange for your shares following the completion of the merger and you will not receive a letter of transmittal. Shares of our common stock held directly or indirectly by us or any of our wholly-owned

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subsidiaries or by Cenveo or Mouse Acquisition Corp. will be canceled at the effective time of the merger. See "The Merger--Merger Consideration."

TREATMENT OF CADMUS STOCK OPTIONS AND RESTRICTED SHARE AWARDS (SEE PAGE 31)

    Awards granting restricted shares of our common stock granted under our executive long-term incentive plan, which we refer to as our "executive incentive plan," will vest immediately prior to the effective time of the merger, to the extent provided under our executive incentive plan, and, as of the effective time of the merger, such vested restricted shares will convert into shares of our common stock that are converted into the right to receive the merger consideration as part of the merger. Any of our restricted shares that have not vested immediately prior to the effective time of the merger shall be cancelled and no consideration shall be made or delivered in exchange for such restricted shares.

    All outstanding options to acquire shares of our common stock will automatically accelerate so that each such stock option shall become fully exercisable and vested immediately prior to the effective time of the merger. All stock options not exercised prior to the effective time of the merger will be canceled in the merger, with the holder of each stock option becoming entitled to receive, in full satisfaction of the rights of such holder with respect thereto, an amount in cash equal to the excess (if any) of $24.75 per share over the exercise price per share of our common stock subject to such option, multiplied by the number of shares of our common stock subject to such stock option, less any withholding taxes, without interest. We have agreed in the agreement of merger to use commercially reasonable efforts to effectuate the conversion of each stock option into the right to receive an amount in cash as described above. Promptly after the effective time of the merger, the surviving corporation shall pay to each holder of our stock options any cash payment such holder is entitled to receive. See "The Agreement of Merger--Effect of the Merger on Cadmus Stock Options and Restricted Share Awards."

MARKET PRICE AND DIVIDEND DATA (SEE PAGE 50)

    Our common stock is quoted on The NASDAQ Global Market under the symbol "CDMS." On December 26, 2006, the last full trading day prior to the public announcement of the merger, the closing price for our common stock was $20.98 per share. On January 30, 2007, the last full trading day prior to the date of this proxy statement, the closing price for our common stock was $24.54 per share. See "Market Price and Dividend Data."

RECOMMENDATION OF OUR BOARD OF DIRECTORS (SEE PAGE 22)

    After careful consideration, our board of directors unanimously:

    o determined that the merger proposal is advisable, fair to, and in the best interests of, Cadmus and our shareholders;

    o   approved and adopted the merger proposal; and

    o   recommends that our shareholders vote to approve the merger proposal.

    OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT AT THE SPECIAL MEETING YOU VOTE "FOR" THE MERGER PROPOSAL.

    For a discussion of the material reasons considered by our board of directors in reaching its conclusions, see "The Merger--Reasons for the Merger." Our board of directors did not assign relative weight to any of the reasons. In addition, our board of directors did not reach any specific conclusion on each reason considered, but conducted an overall analysis of these reasons. Individual members of our board of directors may have given different weight to different reasons. See "The Merger--Recommendation of Our Board of Directors."

OPINION OF OUR FINANCIAL ADVISOR (SEE PAGE 24)

    On December 26, 2006, at a meeting of our board of directors held to evaluate the merger proposal, our financial advisor, Deutsche Bank Securities Inc., which we refer to in this proxy statement as Deutsche Bank, delivered to the board an oral opinion, which was subsequently confirmed by delivery of a written opinion, dated December 26, 2006, to the effect that, as of the date of the opinion and based on and subject

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to the various qualifications, factors, assumptions and limitations described in its opinion, the merger consideration to be received by the holders of our common stock in the proposed merger was fair, from a financial point of view, to such holders.

    THE FULL TEXT OF DEUTSCHE BANK'S WRITTEN OPINION, DATED DECEMBER 26, 2006, WHICH DESCRIBES, AMONG OTHER THINGS, THE ASSUMPTIONS MADE, PROCEDURES FOLLOWED, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN BY DEUTSCHE BANK IN CONNECTION WITH ITS OPINION, IS ATTACHED AS ANNEX B TO THIS PROXY STATEMENT AND
                                            -------
IS INCORPORATED BY REFERENCE IN ITS ENTIRETY INTO THIS PROXY STATEMENT. DEUTSCHE BANK'S OPINION WAS ADDRESSED TO OUR BOARD OF DIRECTORS AND WAS LIMITED TO THE FAIRNESS, FROM A FINANCIAL POINT OF VIEW, OF THE MERGER CONSIDERATION TO THE HOLDERS OF THE OUTSTANDING SHARES OF OUR COMMON STOCK AS OF THE DATE OF THE OPINION, AND DEUTSCHE BANK EXPRESSED NO OPINION AS TO THE MERITS OF THE UNDERLYING DECISION BY US TO ENGAGE IN THE MERGER OR AS TO HOW OUR SHAREHOLDERS SHOULD VOTE OR ACT IN CONNECTION WITH THE MERGER. THE OPINION ALSO DOES NOT ADDRESS THE RELATIVE MERITS OF THE PROPOSED MERGER OR ANY RELATED TRANSACTION AS COMPARED TO OTHER BUSINESS STRATEGIES OR TRANSACTIONS THAT MIGHT BE AVAILABLE WITH RESPECT TO US, NOR DOES IT ADDRESS OUR UNDERLYING BUSINESS. THE SUMMARY OF DEUTSCHE BANK'S FAIRNESS OPINION SET FORTH IN THIS PROXY STATEMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION. WE URGE YOU TO, AND YOU SHOULD, READ DEUTSCHE BANK'S OPINION CAREFULLY AND IN ITS ENTIRETY.

INTEREST OF DIRECTORS AND EXECUTIVE OFFICERS IN THE MERGER (SEE PAGE 31)

    In considering the recommendation of our board of directors that you vote for the merger proposal, you should be aware that some of our executive officers and members of our board of directors have interests in the merger that may be in addition to or different from the interests of our shareholders generally. These interests include the following:

    o the vesting and exercisability of options to purchase our common stock held by directors and our employees, including our executive officers, will be accelerated in connection with the merger;

    o awards granting restricted shares of our common stock to certain of our employees and executive officers will vest and convert into shares of our common stock to the extent provided under our FY 2005-2007 Executive Long Term Incentive Plan, which we refer to as the LTIP;

    o under existing change of control and retention agreements and certain other agreements, our executive officers may receive (and Messrs. Thomas and Suijk will receive) cash benefits and other benefits in connection with the completion of the merger;

    o a consulting agreement between Mr. Thomas and Cenveo for the 90-day period following the consummation of the merger;

    o existing indemnification arrangements and insurance for our directors and officers will be continued if the merger is completed; and

    o directors' and officers' liability insurance coverage of our directors and officers for matters occurring prior to the completion of the merger will, subject to certain limitations, be continued by Cenveo after the merger is completed for a period of six years.

    The members of our board of directors were aware of these interests and considered them at the time they approved and adopted the merger proposal and made their recommendation to our shareholders. See "The Merger--Interests of Directors and Executive Officers in the Merger."

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER (SEE PAGE
36)

    The merger will be a taxable transaction for all U.S. holders of our common stock. As a result, assuming you are a U.S. taxpayer, the exchange of your shares of our common stock for cash in the merger will be subject to United States federal income tax and also may be taxed under applicable state, local and other tax laws. You will recognize gain or loss equal to the difference between (1) $24.75 per share and (2) the adjusted tax basis of each of your shares of our common stock. Tax matters are very complicated, and the tax consequences of the merger to you will depend on the facts of your particular situation. You should consult your own tax advisor as to the specific tax consequences to you of the merger, including the applicable federal, state, local and foreign tax consequences.

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ANTITRUST APPROVALS (SEE PAGE 36)

    Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, which we refer to in this proxy statement as the HSR Act, and the rules promulgated thereunder by the Federal Trade Commission, the merger may not be completed until notification and report forms have been filed with the FTC and the Antitrust Division of the Department of Justice and the applicable waiting period has expired. Cenveo and Cadmus have filed notification report forms under the HSR Act with the FTC and the Antitrust Division. See "The Merger--Antitrust Approvals" for further information.

THE AGREEMENT OF MERGER (SEE PAGE 38)

    Conditions to the Merger. The parties' obligations to complete the merger are subject to the following conditions:

    o the approval of the merger proposal by the requisite shareholder vote at the special meeting;

    o no law, rule or regulation or judgment, injunction, ruling, order or decree of a court of competent jurisdiction or any governmental entity shall have been issued preventing the consummation of the merger; and

    o the termination or expiration, or obtainment of, any applicable waiting period, filings or approvals required under antitrust or similar laws to consummate the merger.

    Cenveo's and Mouse Acquisition Corp.'s obligations to complete the merger are subject to the following additional conditions:

    o our representations and warranties contained in the agreement of merger must be true and correct as of the date of the agreement of merger and as of the closing date (without regard to any materiality qualifications or references to material adverse effect), except for changes permitted by the agreement of merger, to the extent representations and warranties speak as of a specific date (in which case they must be true and correct as of such date) and inaccuracies that, individually or in the aggregate, have not had and would not reasonably be expected to have a material adverse effect (as such term is defined below under "The Agreement of Merger--Material Adverse Effect") on us;

    o we shall have performed in all material respects all obligations and covenants that we are required to perform under the agreement of merger;

    o we shall not have suffered a material adverse effect since December 26, 2006; and

    o we shall have obtained the consents of holders of not less than 70% of our outstanding stock options necessary to effect the treatment of our stock options as contemplated by the agreement of merger.

    Our obligation to complete the merger is subject to the following additional conditions:

    o the representations and warranties of Cenveo must be true and correct as of the date of the agreement of merger and as of the closing date, except for inaccuracies that individually or in the aggregate, have not had and would not reasonably be expected to have a material adverse effect of the ability of Cenveo or Mouse Acquisition Corp. to consummate the merger; and

    o Cenveo shall have performed in all material respects all obligations and covenants that it is required to perform under the agreement of merger.

    Termination of the Agreement of Merger. The parties can terminate the agreement of merger under certain circumstances, including:

    o   by mutual consent of Cenveo and us;

    o   by either Cenveo or us if:

        o the merger shall not have been consummated on or prior to July 26, 2007 or such other date as we and Cenveo shall agree in writing;

        o any court or other governmental entity shall have issued, enacted, entered, promulgated or enforced any law or order restricting the consummation of the merger or failed to issue an order or take any action that is a condition to the consummation of the merger; or

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        o   the requisite vote on the merger proposal is not obtained at a duly held special meeting or at any adjournment or postponement thereof;

    o   by us if:

        o Cenveo breaches or fails to perform any of its representations, warranties, covenants or other agreements contained in the agreement of merger that is a condition to consummation of the merger and such breach is not cured within a specified time period or cannot be cured; or

        o our board of directors approves, or we enter into a definitive agreement with respect to, a superior proposal before the time that our shareholders vote on whether to approve the plan of merger and we simultaneously pay the termination fee due under the agreement of merger and reimburse Cenveo for up to $500,000 of transaction expenses;

    o   by Cenveo if:

        o we breach or fail to perform any of our representations, warranties, covenants or other agreements contained in the agreement of merger that is a condition to consummation of the merger and such breach is not cured within a specified time period or cannot be cured;

        o we fail to recommend, or change the recommendation, that our shareholders approve the merger, or we materially breach our obligations by failing to call the special shareholders meeting to approve the merger or to prepare and mail to our shareholders the proxy statement as required by the agreement of merger; or

        o our board of directors recommends (or resolves or publicly proposes to recommend) to our shareholders, or we enter into an agreement, letter of intent or agreement-in-principle contemplating, an acquisition proposal or a superior proposal.

    Termination Fees. We will pay a termination fee of $8.375 million and will reimburse Cenveo for its reasonable fees and expenses incurred in connection with the merger up to a maximum of $500,000 in the event that the agreement of merger is terminated:

    o   by Cenveo, because:

        o our board of directors fails to recommend, or changes the recommendation, that our shareholders approve the merger; or

        o our board of directors recommends (or resolves or publicly proposes to recommend) an acquisition proposal or a superior proposal;

    o by us, because our board of directors approves, or we enter into a definitive agreement with respect to, a superior proposal before the time that our shareholders vote on whether to approve the plan of merger.

    If the agreement of merger is terminated as described above, we must pay the termination fee and expenses not later than the date of such termination.

    We will also pay such termination fee and expenses in the event that:

    o   the agreement of merger is terminated:

        o by either Cenveo or us, because the merger is not consummated on or prior to July 26, 2007, or such other date as we and Cenveo shall agree in writing (unless the waiting period under the HSR Act has not expired or terminated prior to such date);

        o by either Cenveo or us, because the requisite vote on the merger proposal is not obtained at a duly held special meeting or at any adjournment or postponement thereof;

        o by Cenveo, because we materially breach our obligations by failing to call the special shareholders meeting to approve the merger or to prepare and mail to our shareholders the proxy statement as required by the agreement of merger; or

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        o   (A) for any reason (other than as set forth in the bullets above or for Cenveo's breach) and (B) we or our affiliates or representatives materially breach our obligation to refrain from soliciting alternate acquisition proposals; and

    o prior to such termination an acquisition proposal is publicly announced or otherwise communicated to our senior management or our board of directors; and

    o prior to the date that is 12 months after the effective date of such termination, we enter into a definitive agreement with respect to an acquisition proposal or an acquisition proposal is consummated.

    If the agreement of merger is terminated as described above, we must pay the termination fee and expenses within two business days following consummation of the acquisition proposal.

    Amendment to Rights Agreement. In connection with the execution of the agreement of merger, on December 26, 2006, we executed an amendment to our rights agreement, dated as of February 15, 1999, as amended, with American Stock Transfer & Trust Company, as rights agent, for the purpose of amending the rights agreement to render it inapplicable to the agreement of merger, the merger, the voting agreement and the other transactions contemplated thereby. The amendment provided that the execution of, and the consummation of the transactions contemplated by, the agreement of merger and the related plan of merger and the voting agreement will not cause (1) Cenveo, its affiliates or its associates to be deemed an acquiring person or (2) a distribution date, share acquisition date or triggering event to be deemed to have occurred.

NO APPRAISAL RIGHTS IN THE MERGER (SEE PAGE 39)

    Under Virginia law, our shareholders are not entitled to exercise appraisal rights in connection with the merger and will only be entitled to receive $24.75 in cash, without interest thereon, for each share of our common stock owned by such holder in the event the merger is consummated. See "The Agreement of Merger--Appraisal Rights."

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               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

    This proxy statement contains forward looking statements about Cadmus. The Securities and Exchange Commission, which we refer to in this proxy statement as the SEC, encourages companies to disclose forward-looking information so that investors can better understand a company's future prospects and make informed investment decisions. These statements may be made directly in this proxy statement and they may also be made a part of this proxy statement by reference to other documents filed by us with the SEC, which is known as "incorporation by reference."

    Statements that are not historical or current facts, including statements about beliefs and expectations are forward looking statements. These statements often include the words "may," "could," "would," "should," "believes," "expects," "anticipates," "estimates," "intends," "plans," "targets," "potentially," "probably," "projects," "outlook," "objectives," "strategies," "goals" or similar expressions. These forward-looking statements cover, among other things, anticipated future plans and prospects of Cadmus and words and terms of similar substance used in connection with any discussion of future operating or financial performance, or the acquisition of us by Cenveo. Our forward-looking statements are based on management's current views about future events and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements.

    Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at which, or by which, such performance or results will be achieved. Forward-looking information is based on information available at the time and/or management's good faith belief with respect to future events, and is subject to risks and uncertainties that could cause our actual performance or results to differ materially from those expressed or implied in the statements. Important factors that could cause such differences include, but are not limited to: whether we are able to complete the merger; effects of the announcement and pendency of the merger on our business; whether we are fully successful in implementing our financial and operational initiatives; the overall economic environment; the equity market performance and interest rate environment, which can impact our pension liability; the impact of price increases for energy and other materials and services affected by higher oil and fuel prices; our ability to grow revenue and market share in the educational and government services markets; significant price pressure in the markets in which we compete; the loss of significant customers or the decrease in demand from customers; our ability to continue to obtain improved efficiencies and lower production costs; the financial condition and ability to pay of certain customers; our ability to implement and realize the expected benefits associated with our equipment replacement and consolidation plan, including our ability to successfully complete certain consolidation initiatives and effect other restructuring actions; our ability to operate effectively in markets outside of North America; our ability to realize the tax benefits associated with certain transactions; and our ability to implement and realize the expected benefits associated with our increased operations in Asia and other factors described in our filings with the SEC.

    We caution you not to place undue reliance on our forward-looking statements, which speak only as of the date of this proxy statement or the date of the documents incorporated by reference in this proxy statement. Except as required by law, we are under no obligation, and expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise.

    These risks and uncertainties, along with the risks that are set forth in the "Risk Factors," "Legal Proceedings" and "Management Discussion and Analysis of Results of Operations and Financial Condition" sections of our SEC filings, including our most recent filings on Forms 10-Q and 10-K, should be considered in evaluating any forward-looking statements contained in this proxy statement. For additional information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please see our filings with the SEC as described under "Where You Can Find More Information" on page 54.

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                                 THE COMPANIES

    CADMUS

    Cadmus provides end-to-end integrated graphic communications and content processing services to professional publishers, not-for-profit societies and corporations. Cadmus is the world's largest provider of content management and production services to STM journal publishers, the fifth largest periodicals printer in North America and a leading provider of specialty packaging and promotional printing services. Cadmus is incorporated in Virginia and was formed in 1984 through the merger of The William Byrd Press, Incorporated, a leading regional publications printer in Virginia, and Washburn Graphics, Inc., a graphic arts firm based in North Carolina. Our principal executive offices are located at 1801 Bayberry Court, Suite 200, Richmond, Virginia 23226, and our telephone number is (804) 287-5680.

    CENVEO

    Cenveo is a leading provider of print and visual communications with one-step service from design through fulfillment. According to Printing Impressions, Cenveo is the fourth largest diversified printing company in North America. In September 2005, Cenveo initiated a major restructuring program that resulted in the realignment of its businesses into two complementary operating segments: Envelopes, Forms and Labels and Commercial Printing. Cenveo's broad portfolio of services and products includes envelopes, forms and labels, packaging, business documents and commercial printing, provided through a network of over 70 production, fulfillment and distribution facilities throughout North America. Cenveo's headquarters are located at One Canterbury Green, 201 Broad Street, Stamford, Connecticut 06901, and its telephone number is (203) 595-3000.

    MOUSE ACQUISITION CORP.

    Mouse Acquisition Corp. is a Virginia corporation formed for the purpose of merging with and into Cadmus. Mouse Acquisition Corp. is an indirect, wholly-owned subsidiary of Cenveo. The executive offices of Mouse Acquisition Corp. are located at c/o Cenveo, Inc., One Canterbury Green, 201 Broad Street, Stamford, Connecticut 06901, and its telephone number is (203) 595-3000.

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                              THE SPECIAL MEETING

    This proxy statement is furnished in connection with the solicitation of proxies by our board of directors in connection with a special meeting of our shareholders, which we refer to in this proxy statement as the special meeting.

    DATE, TIME AND PLACE OF THE SPECIAL MEETING

    The special meeting is scheduled to be held as follows:

        Date:     March 7, 2007
        Time:     10:00 a.m., Richmond, Virginia time
        Place:    The Troutman Sanders Building
                  15th Floor, Sanders Room
                  1001 Haxall Point
                  Richmond, Virginia 23219

    PROPOSALS TO BE CONSIDERED AT THE SPECIAL MEETING

    At the special meeting, you will consider and vote upon a proposal to approve the agreement of merger and related plan of merger. In addition, you may
(1) vote in your discretion with respect to the approval of any proposal to postpone or adjourn the special meeting to a later date or time, including to solicit additional proxies in favor of the merger proposal, if there are not sufficient votes for approval of the merger proposal at the special meeting and
(2) consider and vote upon such other matters as may properly come before the special meeting or any adjournments or postponements of the special meeting.

    RECORD DATE

    Our board of directors has fixed the close of business on January 30, 2007, as the record date for the special meeting and only holders of record of our common stock on the record date are entitled to vote at the special meeting. As of the close of business on January 30, 2007, there were issued and outstanding and entitled to vote approximately 9,567,377 shares of our common stock.

    VOTING RIGHTS; QUORUM; VOTE REQUIRED FOR APPROVAL

    Each share of our common stock entitles its holder to one vote on all matters properly coming before the special meeting. The presence in person or representation by proxy of the holders of a majority of the issued and outstanding shares entitled to vote on the merger proposal, considered together, constitutes a quorum for the purpose of considering the merger proposal. Shares of our common stock represented at the special meeting but not voted, including shares of our common stock for which proxies have been received but for which shareholders have abstained and "broker non-votes" (as described below), will be treated as present at the special meeting for purposes of determining the presence or absence of a quorum for the transaction of all business. In the event that a quorum is not present at the special meeting, it is expected that the meeting will be adjourned or postponed to solicit additional proxies.

    If you hold your shares in an account in "street name" with a broker or bank, you must instruct the broker or bank on how to vote your shares. If an executed proxy card returned by a broker or bank holding shares indicates that the broker or bank does not have authority to vote on the merger proposal, the shares will be considered present at the meeting for purposes of determining the presence of a quorum, but will not be voted on the merger proposal. This is called a "broker non-vote." Your broker or bank will vote your shares only if you provide instructions on how to vote by following the instructions provided to you by your broker or bank. If you hold shares of our common stock in "street name," you must request a legal proxy from your broker or bank in order to vote in person at the special meeting.

    Under our articles of incorporation and Virginia law, approval of the agreement of merger and the related plan of merger requires the affirmative vote of a majority of all votes entitled to be cast on the merger proposal. ABSTENTIONS AND "BROKER NON-VOTES" WILL HAVE THE SAME EFFECT AS A VOTE "AGAINST" THE MERGER PROPOSAL.

    As of the close of business on January 30, 2007, our directors and executive officers beneficially owned and had the right to vote approximately 2,428,079 shares of our common stock entitling them to exercise approximately 25% of the voting power of our common stock. Bruce V. Thomas, our president and chief

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executive officer, and entities affiliated with Nathu R. Puri, a director and our largest shareholder, who collectively beneficially own approximately 2,015,558 shares, or 21%, of our common stock, as of January 30, 2007, have agreed pursuant to a voting agreement with Cenveo to vote their shares in favor of the approval of the merger proposal. In addition, each of our directors and executive officers has informed us that they will vote the shares of common stock owned by such director or executive officer in favor of the merger proposal. For additional information about the voting agreement, see "The Voting Agreement" on page 48. The voting agreement is attached to this proxy statement as Annex C. In the event the agreement of merger is terminated, the voting
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agreement will terminate as well.

    VOTING AND REVOCATION OF PROXIES

    Shareholders of record may submit proxies by mail, by telephone or through the Internet. Shareholders who wish to submit a proxy by mail should mark, date, sign and return the proxy card in the envelope furnished. The enclosed proxy card includes detailed information on how to vote by telephone at 1-800-PROXIES (1-800-776-9437) or through the Internet at www.voteproxy.com. Shareholders who hold shares beneficially through a nominee (such as a bank or broker) may be able to submit a proxy by telephone or through the Internet if those services are offered by the nominee.

    Proxies received at any time before the special meeting, and not revoked or superseded before being voted, will be voted at the special meeting. Where a specification is indicated by the proxy, it will be voted in accordance with the specification. Where no specification is indicated, the proxy will be voted "FOR" the merger proposal and the proposal to postpone or adjourn the special meeting, if necessary. No proxy voted against the merger proposal will be voted in favor of any adjournment or postponement.

    IF YOU HOLD YOUR SHARES IN CERTIFICATED FORM, PLEASE DO NOT SEND IN YOUR STOCK CERTIFICATES WITH YOUR PROXY CARD. When the merger is completed, a separate letter of transmittal will be mailed to you that will enable you to receive the merger consideration.

    Until your proxy is exercised at the special meeting, you can revoke your proxy and change your vote in any of the following ways:

    o by delivering written notification to us at our principal executive offices at 1801 Bayberry Court, Suite 200, Richmond, Virginia 23226,
        Attention: Corporate Secretary;

    o by delivering a proxy at a later date in the manner described in this proxy statement; or

    o by attending the special meeting and voting in person (your attendance at the meeting will not, by itself, revoke your proxy; you must vote in person at the meeting).

    If you voted by telephone or through the Internet, you can also revoke your proxy and change your vote by any of these methods or you can revoke your proxy and change your vote by telephone by calling 1-800-PROXIES (1-800-776-9437) or through the Internet at www.voteproxy.com. If you decide to vote by completing, signing, dating and returning the enclosed proxy card, you should retain a copy of the voter control number found on the proxy card in the event that you later decide to revoke your proxy and change your vote by telephone or through the Internet. If you have instructed a broker or bank to vote your shares, you can revoke your proxy and change your vote by following the directions received from your broker or bank to change those instructions.

    All properly submitted proxies received by us before the special meeting that are not revoked prior to being voted at the special meeting will be voted at the special meeting in accordance with the instructions indicated on the proxies or, if no instructions were provided, "FOR" the merger proposal.

    POSTPONEMENTS AND ADJOURNMENTS

    The special meeting may be postponed or adjourned for the purpose of soliciting additional proxies or for other reasons as determined in the sole discretion of the chairman of the meeting. Any proposal to postpone or adjourn the special meeting may be made without prior notice, including by an announcement made at the special meeting, by the chairman of the special meeting in his sole discretion. If a proposal for postponement or adjournment is properly presented at the special meeting, or any postponement or adjournment thereof, the persons named as proxies will vote the shares represented thereby in their discretion with respect to such postponement or adjournment if such specification is indicated by the proxy. If no specification is provided by the proxy, the persons named as proxies will not, however, have discretion

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to vote in favor of any postponement or adjournment as to any shares of our common stock that have been voted against the merger proposal.

    SOLICITATION OF PROXIES

    We will bear the expenses in connection with the solicitation of proxies. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of our common stock held of record by those persons, and we may reimburse them for their reasonable transaction and clerical expenses. Solicitation of proxies will be made principally by mail. Proxies may also be solicited in person, or by telephone, facsimile, email or other means of communication, by our officers and regular employees. These people will receive no additional compensation for these services, but will be reimbursed for any transaction expenses incurred by them in connection with these services. We have retained Georgeson Inc., a proxy solicitation firm, for assistance in connection with the solicitation of proxies for the special meeting at an anticipated cost not to exceed $7,500 plus reimbursement of reasonable out-of-pocket expenses for such items as mailing, copying, phone calls, faxes and other related items. In addition, we will indemnify Georgeson Inc. against any losses arising out of that firm's proxy soliciting services on our behalf, with certain exceptions.

    SHAREHOLDER LIST

    A list of our shareholders entitled to vote at the special meeting will be available for examination by any of our shareholders at the special meeting. For a period of ten days prior to the special meeting of our shareholders, this shareholder list will be available for inspection by shareholders, subject to compliance with applicable provisions of Virginia law, during usual business hours at our corporate offices located at 1801 Bayberry Court, Suite 200, Richmond, Virginia 23226.

    QUESTIONS AND ADDITIONAL INFORMATION

    If you have more questions about the merger or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, please call our proxy solicitor, Georgeson Inc., TOLL-FREE AT 1-866-425-8554.

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                                   THE MERGER

    BACKGROUND OF THE MERGER

    During the first six months of 2005, we received a number of inquiries from strategic and financial parties interested in discussing potential transactions involving us. In August 2005, our board of directors determined that it would be in our and our shareholders' interest to conduct a formal process to evaluate potential interest in engaging in a transaction with us. In connection therewith, we interviewed several investment banking firms, including Deutsche Bank Securities Inc.

    Based on Deutsche Bank's expertise and experience in our industry, reputation, and ability to meet our board of directors' requirements and timelines, on September 20, 2005, we retained Deutsche Bank to act as our exclusive financial advisor with respect to our strategic alternatives, including the exploration of a possible merger or sale of Cadmus. During this time, we and our respective financial and legal advisors developed a list of parties to be contacted as part of our strategic review. We and our advisors identified such potentially interested parties based upon, among other factors, strategic fit and financial capability.

    In late September 2005, representatives of Deutsche Bank began to contact parties we and our advisors identified as potential acquirers or merger partners. By the end of September 2005, approximately 20 parties had been contacted. Of the parties contacted, 15 indicated interest and requested a copy of a confidential information memorandum upon execution of a confidentiality agreement with us. Cenveo was not one of the parties who submitted an indication of interest.

    Throughout early October 2005, representatives of Deutsche Bank spoke with each individual party who received a confidential information memorandum to answer questions and gauge interest in pursuing a transaction with us.

    On October 17, 2005, we received non-binding initial indications of interest from four of the parties contacted by Deutsche Bank on our behalf. Each of the indications was conditioned on significant financing and due diligence contingencies. On October 19, 2005, our board of directors reviewed the non-binding initial indications of interest with Deutsche Bank and Troutman Sanders LLP, our legal advisor. Upon review of the indications and respective conditions upon which each indication was based, the board of directors determined to invite the four interested parties to participate in management presentations, visit selected facilities and operations and have access to an electronic data room, which included selected non-public information.

    During the months of October and November 2005, we and representatives of Deutsche Bank met with several of the interested parties, conducted selected facility tours, and provided additional information regarding our business and prospects. In addition, we discussed with several additional parties on a preliminary basis the potential for an acquisition or business combination. On December 6, 2005, representatives of Deutsche Bank and Troutman Sanders met with our board of directors to provide an update on the process and discuss our remaining strategic alternatives. Representatives of Deutsche Bank advised the board of directors that the interest level from each of the remaining interested parties was highly conditional and subject to significant further due diligence.

    On January 12, 2006, our board of directors met with representatives of Deutsche Bank and Troutman Sanders to review the process and discuss our remaining strategic alternatives. The discussions to date with each of the four interested parties as well as the additional parties we had previous discussions which did not result in an agreement to a transaction with an offer price, form of consideration and other key terms that were satisfactory to us. Based on the review of our alternatives and the likely outcome of further discussions with the remaining interested parties, our board of directors decided to discontinue the consideration of potential transactions with these interested parties.

    During the early summer of 2006, Mr. Robert G. Burton, Sr., Cenveo's chairman and chief executive officer, called Bruce V. Thomas, our president and chief executive officer, and informally inquired whether Mr. Thomas was interested in discussing strategic alternatives with Cenveo. Mr. Thomas indicated to Mr. Burton that Cadmus was not prepared at that time to enter into discussions related to strategic alternatives with Cenveo.

    In August 2006, our board of directors determined that it would be in the interest of Cadmus and our shareholders to pursue a possible sale of our specialty packaging business. In connection with that decision,

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we retained Wachovia Securities, Inc. as our financial advisor with regard to the proposed sale of our specialty packaging business. We worked with representatives of this financial advisor and Troutman Sanders to prepare a confidential information memorandum, which included selected non-public information regarding our specialty packaging business. We and this financial advisor identified a number of potentially interested acquirers of our specialty packaging business, including Cenveo.

    During Cenveo's review of our specialty packaging business, members of Cenveo's management indicated to representatives of Wachovia, our financial advisor for the sale of our specialty packaging business, that Cenveo would be interested in expanding discussions with us to include the possibility of acquiring our entire company. When contacted by Wachovia, Mr. Thomas indicated that the board of directors would consider any proposal it received in accordance with its fiduciary duties and that any such proposal would have to meet the board of director's view as to full and fair value for our shareholders. On November 9, 2006, Mr. Thomas reported this discussion to our board of directors in executive session, and after consultation with Troutman Sanders, received the board of directors' approval to pursue discussions with Cenveo. On November 10, 2006, Mr. Thomas and Paul K. Suijk, our senior vice president and chief financial officer, and representatives of Cenveo met to discuss a potential acquisition of us by Cenveo.

    In response to Cenveo's interest in discussing the possibility of acquiring our entire company, on November 15, 2006, we entered into a confidentiality agreement with Cenveo.

    From November 17, 2006, through December 26, 2006, we provided Cenveo and its legal and financial advisors with legal, financial, business and operational information in accordance with the terms of the confidentiality agreement in response to their due diligence requests and engaged in ongoing discussions with Cenveo and its representatives relating to these areas. During this time frame, representatives of Cenveo reviewed due diligence information relating to us, including a strategic plan prepared by our management, and participated with our representatives in various meetings and conference calls to discuss due diligence information relating to us.

    On November 30, 2006, members of Cenveo's management provided an oral indication to Mr. Thomas that Cenveo would be prepared to pay $22.00 per share in cash to acquire us. Mr. Thomas requested that Cenveo confirm such proposal in a written offer, together with other material terms and conditions, so that our board of directors could consider the proposal.

    On December 1, 2006, Cenveo submitted a confidential, non-binding proposal to acquire all of the outstanding shares of our common stock for $22.00 per share in cash, subject to certain conditions, including confirmatory financial, legal and operational due diligence, the negotiation of a mutually satisfactory merger agreement governing the transaction and the negotiation of a satisfactory voting agreement with our principal shareholder and certain members of management. On December 1, 2006, Mr. Thomas informed our board of directors that we had received the non-binding proposal from Cenveo and that a conference call meeting of the board of directors had been scheduled for December 8, 2006, to discuss the Cenveo proposal in detail.

    Between December 1, 2006 and December 8, 2006, numerous discussions ensued between members of our senior management, Deutsche Bank and Troutman Sanders with respect to the Cenveo proposal.

    On December 8, 2006, our board of directors held a telephonic conference call to discuss the Cenveo proposal with our senior management and representatives from Deutsche Bank and Troutman Sanders. At this meeting, our board of directors determined to continue to retain Deutsche Bank to act as our board of directors' independent financial advisor with respect to the Cenveo proposal. After considerable discussion, our board of directors instructed Thomas C. Norris, the non-executive chairman of our board of directors, on behalf of our board of directors, and our management and our financial and legal advisors to further investigate with Cenveo whether Cenveo was prepared to improve its proposal.

    On December 8, 2006, Mr. Thomas called Cenveo and indicated that our board of directors had authorized him to communicate that our board of directors concluded that $22.00 per share was not adequate based on our board of directors' belief in our current strategic plan and the contemplated sale of our specialty packaging business. Mr. Thomas also indicated that our board of directors would consider an improved proposal, but that any revised proposal needed to represent fair value and that the proposed transaction would need to move forward quickly and could not be disruptive to the current sale process for our specialty packaging business. Mr. Thomas also stated that our board of directors had authorized

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representatives of Deutsche Bank, on our board of directors' behalf, to discuss with Cenveo any alternative proposal.

    Later on December 8, 2006, a representative from Deutsche Bank received a call from representatives of Cenveo. Cenveo expressed a willingness to consider an improved proposal to acquire Cadmus, provided that Cenveo understand the price at which the board of Cadmus was prepared to consider an offer. On the same day, a representative of Deutsche Bank informed Hughes Hubbard & Reed LLP, legal counsel to Cenveo, that our board of directors had considered, among other factors, the price at which our shares of common stock could likely trade over the next calendar year and indicated that such price exceeded $26.00 per share.

    Discussions continued on December 9, 2006, between a representative of Deutsche Bank and representatives of Cenveo and Hughes Hubbard. The representatives of Cenveo indicated a desire to expedite discussions and a willingness to offer a revised proposal for an acquisition of Cadmus by Cenveo. The representatives of Cenveo indicated that based on its analysis, Cenveo was prepared to revise its offer to $23.50 per share. Cenveo also indicated that it was prepared to move quickly toward a definitive agreement, that its revised proposal included no financing condition, and that only confirmatory due diligence would be required.

    Later on December 9, 2006, and on the morning of December 10, 2006, our management, Mr. Norris and representatives of Deutsche Bank and Troutman Sanders reviewed the revised terms of Cenveo's proposal. Messrs. Norris and Thomas, acting on behalf of our board of directors and based on our current strategic plan and the contemplated sale of our specialty packaging business, directed Deutsche Bank to deliver a counterproposal to Cenveo of $25.00 per share with no provision for employment agreements or shareholder voting agreements.

    Later in the evening on December 10, 2006, a representative of Deutsche Bank received a phone call from Hughes Hubbard, calling on behalf of Cenveo, in response to the counterproposal made by us. Hughes Hubbard indicated that, prior to being able to consider a revised proposal, Cenveo needed to conduct additional financial due diligence. In addition, the representative of Hughes Hubbard indicated that if the additional information confirmed the recent discussions between our management and Cenveo's management, Cenveo would be prepared to increase the price of its most recent offer. Further, it was agreed that no provision for employment agreements would be required as a condition to entering into an agreement. Following the call, the representative of Deutsche Bank communicated the discussion with Hughes Hubbard to Mr. Norris, our management and Troutman Sanders.

    On December 11, 2006, a representative of Hughes Hubbard called Deutsche Bank and indicated that Cenveo was prepared to revise its proposal. The representative of Hughes Hubbard stated that Cenveo had authorized him to indicate that Cenveo was prepared to revise its offer to $24.25 per share. Also, Cenveo confirmed that it would not require employment contracts from any officer as a condition to entering into the agreement of merger. However, Cenveo would require voting agreements from our key officers and directors who were significant shareholders.

    The representative of Deutsche Bank communicated the revised Cenveo proposal to Mr. Norris, our senior management and Troutman Sanders. After a discussion of alternatives, Mr. Norris on behalf of our board of directors, instructed Deutsche Bank to deliver a revised proposal of $24.75 per share to Cenveo. Accordingly, during the afternoon of December 11, 2006, the representative of Deutsche Bank discussed with Hughes Hubbard that our board of directors would consider a transaction at a price at $24.75 per share. Later that afternoon, a representative of Hughes Hubbard responded to Deutsche Bank that Cenveo was prepared to offer $24.50, subject to negotiation of a mutually satisfactory agreement of merger and voting agreement and completion of confirmatory due diligence. Later that evening, a representative of Deutsche Bank asked a representative of Hughes Hubbard if $24.50 per share was Cenveo's "best and final" offer.

    On December 12, 2006, a representative of Deutsche Bank received a call from a representative of Hughes Hubbard on behalf of Cenveo indicating that Cenveo was prepared to make a "best and final" offer of $24.75 per share in cash subject to negotiation of a mutually satisfactory agreement of merger and voting agreement and completion of confirmatory due diligence.

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    On December 12, 2006, our board of directors held a telephonic conference call to discuss the Cenveo proposal with representatives from Deutsche Bank and Troutman Sanders. Representatives of Deutsche Bank communicated to our board of directors the $24.75 "best and final" offer from Cenveo and reviewed the status of the ongoing negotiations. Our board of directors considered the proposed merger price of $24.75 in cash per share of our common stock, in relation to the range of market prices of our common stock, other financial analyses and the due diligence conducted by the parties to date. After considerable discussion, our board of directors instructed our senior management, Deutsche Bank and Troutman Sanders to continue to negotiate with Cenveo and its representatives. In addition, our board of directors engaged Willkie Farr & Gallagher LLP as special mergers and acquisitions counsel.

    Between December 12, 2006 and December 26, 2006, Cenveo and its legal and financial advisors continued their due diligence investigation of us and continued negotiating the agreement of merger and ancillary documents with our legal advisors. Cenveo also negotiated the voting agreement pursuant to which each of Mr. Thomas and certain entities affiliated with Nathu R. Puri, a director and our largest shareholder, would agree to vote their shares in favor of the merger proposal. In addition, our senior management and our legal and financial advisors met numerous times to discuss the status of the merger negotiations and outstanding issues.

    The negotiations during this period included, among other matters, discussions related to conditions to closing the merger and deal protection provisions that would be set forth in the agreement of merger. Among other issues, the parties negotiated the size of the termination fee, the situations in which the termination fee would be payable and the manner in which we could accept a potential superior proposal by a third party.

    On December 22, 2006, our board of directors met and discussed with management and our legal and financial advisors the status of due diligence and the parties' negotiations. Representatives of Troutman Sanders reviewed with members of our board of directors their fiduciary duties in considering and acting on the proposed agreement of merger. Representatives of Willkie Farr reported to our board of directors regarding a revised draft of the proposed agreement of merger and the issues under discussion between the parties relating to the agreement of merger and provided our board of directors and discussed in detail a summary of the terms and conditions contained in the draft agreement of merger. Mr. Thomas reviewed with our board of directors our current operational status and the status of recent developments in the graphics communications industry. Representatives of Deutsche Bank then reviewed with our board of directors its preliminary financial analysis of the merger consideration. Our board of directors considered the proposed merger price of $24.75 in cash per share of our common stock in relation to the range of market prices of our common stock, other financial analyses, the terms and conditions contained in the proposed agreement of merger and the due diligence conducted by the parties to date.

    During the afternoon of December 26, 2006, our board of directors met and received from senior management, Willkie Farr and Troutman Sanders an update on the negotiations of the proposed agreement of merger and the terms and conditions of the proposed agreement of merger. In addition, representatives of Troutman Sanders reviewed with members of our board of directors their fiduciary duties in considering and acting on the proposed agreement of merger. At this meeting of our board of directors, Deutsche Bank reviewed with our board of directors its financial analysis of the merger consideration and delivered to our board of directors an oral opinion which was subsequently confirmed by delivery of a written opinion dated December 26, 2006, to the effect that, as of that date and based upon and subject to various qualifications, factors, assumptions and limitations described in its opinion, the merger consideration to be received by the holders of our common stock in the merger was fair, from a financial point of view, to such holders. Following the close of the trading day on The NASDAQ Global Market and after extensive discussion, our board of directors unanimously approved and adopted the merger proposal and unanimously recommended that our shareholders vote to approve the merger proposal.

    Following the December 26, 2006 board of directors meeting, we, Cenveo and Mouse Acquisition Corp. executed and delivered to each other the agreement of merger. In addition, Mr. Thomas and Clary Limited, Purico (IOM) Limited and Melham US Inc., the entities affiliated with Mr. Puri, entered into the voting agreement with Cenveo.

    On December 27, 2006, prior to the opening of trading on The NASDAQ Global Market, we and Cenveo issued separate press releases announcing the execution of the agreement of merger.

    RECOMMENDATION OF OUR BOARD OF DIRECTORS

    After careful consideration, at a meeting held on December 26, 2006, our board of directors unanimously:

    o determined that the merger proposal is advisable, fair to, and in the best interests of, us and our shareholders;

    o   approved and adopted the merger proposal; and

    o recommended that our shareholders vote to approve the merger proposal. See "--Background of the Merger" for additional information on the recommendation of our board of directors.

    OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE MERGER PROPOSAL AT THE SPECIAL MEETING.

    REASONS FOR THE MERGER

    In unanimously determining that the merger proposal is advisable, fair to, and in the best interests of, us and our shareholders, our board of directors relied on its knowledge of our business and information provided by our officers, as well as the advice of our financial advisors and legal counsel and considered our and our shareholders short-term and long-term interests and prospects. In making its recommendation and in approving and adopting the merger proposal our board of directors considered a number of reasons, including, but not limited to, the reasons described below.

    Financial Considerations. Our board of directors considered the following financial reasons and considerations:

    o the recent trading prices of our common stock and that the $24.75 per share to be paid under the merger proposal represents a premium of approximately 18.0%, or $3.77, over the closing sale price of $20.98 for our common stock on The NASDAQ Global Market on December 26, 2006 (the last trading day before the public announcement that we and Cenveo had entered into the agreement of merger) and a premium of approximately 39.5% over the 30-day average closing price for our common stock before December 26, 2006 and a premium of approximately 66.6% over our 52-week low closing price for our common stock of $14.86 on October 4, 2006;

    o the belief of our board of directors that the merger consideration represented the highest consideration that Cenveo was willing to pay;

    o the form of consideration to be paid to our shareholders under the merger proposal is cash, which will provide liquidity and certainty of value to our shareholders; and

    o Deutsche Bank's financial presentation, including its opinion, dated December 26, 2006, to our board of directors that as of the date of the opinion and based upon and subject to the various qualifications, factors, assumptions and limitations described in its opinion, the merger consideration to be received by the holders of our common stock in the proposed merger was fair, from a financial point of view, to such holders, as more fully described below under the caption "The Merger--Opinion of Our Financial Advisor."

    Business Considerations. Our board of directors also considered the following business reasons and considerations:

    o our current and historical financial condition and results of operations, including our prospects if we were to remain a publicly owned corporation and the risks inherent in remaining independent, particularly in light of the rapidly consolidating and increasingly competitive nature of the graphics communications industry in which we operate;

    o the rapid consolidation that is occurring in the graphic communications industry in which we compete and the risks associated with our status as a small graphic communications company and the technological and financial resources available to our competitors;

    o our board of directors' view of our financial condition, future business prospects and future value as an independent corporation and our board of directors' view that our financial strength as a part of Cenveo will improve our position in dealing with the challenges facing us in the future;

    o our board of directors' view of Cenveo's financial condition and its ability to complete the merger;

    o   the views expressed by our management regarding, among other things:

        o our financial condition, results of operations, cash flows, business and prospects, including our prospects and the uncertainties facing us if we were to remain independent;

        o the likelihood of achieving maximum long-term value on a stand-alone basis;

        o the strategic alternatives available to us and the associated advantages and disadvantages; and

        o the recommendation by our management to approve the merger proposal;

    o the projected social, legal and economic effects of the proposed acquisition on our employees, suppliers, customers and others in similar relationships with us and upon the communities in which we do business; and

    o the general desirability of our continuance as a stand-alone operating entity.

    Other Transaction Considerations. Our board of directors also considered certain transaction-related reasons and considerations:

    o discussions with and among our senior management, including views and advice provided by our senior management and representatives of Willkie Farr and Troutman Sanders, regarding the merger proposal;

    o our board of directors' judgment, after consultation with management and Deutsche Bank, that an alternative transaction that would provide a greater value to our shareholders was unlikely to be available, while the terms and conditions of the agreement of merger would permit the board of directors to consider an alternative transaction;

    o the terms and conditions of the agreement of merger, including the parties' representations, warranties and covenants, the conditions to their respective obligations, the specified ability of the parties to terminate the agreement of merger and the provision for payment of all cash to our shareholders for their shares, with no financing condition;

    o the provisions in the agreement of merger permitting us under certain circumstances to provide non-public information to, and engage in discussions with, any third party that proposes an alternative transaction and to terminate the agreement of merger to accept a superior proposal and the provisions in the agreement of merger permitting our board of directors, in the exercise of its fiduciary duties to us and our shareholders under applicable Virginia law, to terminate the agreement of merger in favor of a superior proposal, provided, that following such termination, we must pay Cenveo a termination fee of $8.375 million and up to $500,000 of expenses;

    o our board of directors' judgment that, as a percentage of the merger consideration, the potential of a $8.375 million termination fee and up to $500,000 of expenses was in the reasonable range of termination fees provided for in similar acquisition transactions;

    o the consideration by our board of directors, after consultation with counsel, of the likelihood that the merger would be approved by the requisite regulatory authorities, without the imposition of material conditions that would prevent or materially delay the merger or cause either party to exercise its right to terminate the agreement of merger and of the required efforts of the parties to obtain such approvals; and

    o the agreement of merger contains provisions favorable to our employees.

    In its deliberations, our board of directors also recognized the following considerations associated with the merger:

    o the difficulties and challenges inherent in completing the merger and obtaining all regulatory and other approvals necessary to consummate the merger without terms or conditions that would prevent or materially delay the merger or cause either party to exercise its right to terminate the agreement of merger or not consummate the merger;

    o that the merger ultimately may not be completed as a result of conditions imposed by regulatory authorities or otherwise;

    o that certain provisions of the agreement of merger may have the effect of discouraging proposals for alternative transactions with us, including:

        o the restriction on our ability to solicit proposals for alternative transactions; and

        o the requirement that we provide Cenveo the right to obtain information with respect to proposals for alternative transactions and to a three business day negotiating period after receipt by us of a superior proposal before our board of directors may terminate the agreement of merger and accept the superior proposal, withdraw its recommendation of the merger proposal or recommend the superior proposal;

    o the fact that the agreement of merger prohibits us from soliciting other proposals and obligates us to pay to Cenveo a termination fee of $8.375 million and up to $500,000 of expenses, if we terminate the agreement of merger to accept and ultimately consummate a superior proposal, which may deter others from proposing an alternative transaction that may be more advantageous to our shareholders;

    o that we will no longer exist as an independent company and our shareholders will no longer participate in our growth or the pursuit of our stand-alone business plan;

    o the potential impact of the transaction on our employees, including the possibility that jobs will be eliminated;

    o the fact that gains from an all-cash transaction would be taxable to our shareholders for U.S. federal income tax purposes;

    o the circumstances under which Cenveo may have the right to terminate the agreement of merger;

    o the fact that, pursuant to the agreement of merger, we must generally conduct our business in the ordinary course and we are subject to a variety of other restrictions on the conduct of our business prior to the completion of the merger or termination of the agreement of merger; and

    o the potential for diversion of management and employee attention and for employee attrition during the period prior to the completion of the merger and the potential effect on our business and relations with customers, service providers and other stakeholders.

    During its consideration of the transaction with Cenveo described above, our board of directors was also aware that some of our directors and executive officers may have interests in the merger that are different than or in addition to those of our shareholders generally, described under "The Merger--Interests of Directors and Executive Officers in the Merger."

    This discussion of the information and reasons considered and given weight by our board of directors is not intended to be exhaustive, but is believed to address the material information and reasons considered by our board of directors. In view of the number and variety of these reasons, our board of directors did not find it practicable to make specific assessments of, or otherwise assign relative weights to, the specific reasons and analyses considered in reaching its determination. The determination to approve and adopt the merger proposal was made after consideration of all of the reasons and analyses as a whole. In addition, individual members of our board of directors may have given different weights to different reasons.

    OPINION OF OUR FINANCIAL ADVISOR

    Pursuant to the terms of an engagement letter dated September 20, 2005, we engaged Deutsche Bank to act as our financial advisor. Deutsche Bank provided us with certain financial advisory and investment banking services and was asked by the board of directors to render an opinion, as investment bankers, as to the fairness, from a financial point of view, to the holders of the outstanding shares of our common stock of the merger consideration of $24.75 in cash per share to be received by such holders pursuant to the agreement of merger.

    At the meeting of the board of directors on December 26, 2006, Deutsche Bank rendered its oral opinion, which was subsequently confirmed in writing, that, as of December 26, 2006, and based upon and subject to the various qualifications, factors, assumptions and limitations described in the Deutsche Bank opinion, the merger consideration of $24.75 in cash per share to be received by holders of our common stock was fair, from a financial point of view, to such holders.

    THE FULL TEXT OF DEUTSCHE BANK'S OPINION, DATED DECEMBER 26, 2006, WHICH DESCRIBES, AMONG OTHER THINGS, THE ASSUMPTIONS MADE, PROCEDURES FOLLOWED, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN BY DEUTSCHE BANK, IS ATTACHED AS ANNEX B TO THIS PROXY STATEMENT AND IS INCORPORATED HEREIN BY
            -------
REFERENCE. DEUTSCHE BANK'S OPINION, WHICH WAS ADDRESSED TO OUR BOARD OF DIRECTORS, WAS LIMITED TO THE FAIRNESS, FROM A FINANCIAL POINT OF VIEW, OF THE MERGER CONSIDERATION TO THE HOLDERS OF THE OUTSTANDING SHARES OF OUR COMMON STOCK AS OF THE DATE OF THE OPINION, AND DEUTSCHE BANK EXPRESSED NO OPINION AS TO THE MERITS OF THE UNDERLYING DECISION BY US TO ENGAGE IN THE MERGER OR AS TO HOW ANY HOLDER OF SHARES OF OUR COMMON STOCK SHOULD VOTE WITH RESPECT TO THE MERGER. THE OPINION ALSO DOES NOT ADDRESS THE RELATIVE MERITS OF THE PROPOSED MERGER OR ANY RELATED TRANSACTION AS COMPARED TO OTHER BUSINESS STRATEGIES OR TRANSACTIONS THAT MIGHT BE AVAILABLE WITH RESPECT TO US, NOR DOES IT ADDRESS OUR UNDERLYING BUSINESS. THE SUMMARY OF DEUTSCHE BANK'S FAIRNESS OPINION SET FORTH IN THIS PROXY STATEMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION. HOLDERS OF OUR COMMON STOCK ARE ENCOURAGED TO, AND SHOULD, READ DEUTSCHE BANK'S FAIRNESS OPINION CAREFULLY AND IN ITS ENTIRELY, INCLUDING ALL TEXT AND TABLES.

    In connection with Deutsche Bank's role as our financial advisor, and in arriving at its opinion, Deutsche Bank has, among other things:

    o reviewed certain publicly available financial and other information concerning us;

    o reviewed certain internal analyses, financial forecasts and other information provided to Deutsche Bank by us;

    o held discussions with members of our senior management regarding our business and prospects;

    o reviewed the reported prices and trading activity for our common stock;

    o compared certain financial and stock market information for us with similar information for certain other companies it considered relevant whose securities are publicly traded;

    o reviewed the financial terms of certain recent business combinations which it deemed relevant, to the extent publicly available;

    o reviewed drafts, dated December 26, 2006, of the agreement of merger and the voting agreement; and

    o performed such other studies and analyses and considered such other factors as it deemed appropriate.

    Deutsche Bank did not assume any responsibility for independent verification of, and has not independently verified, any information, whether publicly available or furnished to it, concerning us or Cenveo, including, without limitation, any financial information or forecasts considered in connection with the rendering of its opinion. Accordingly, for purposes of its opinion, Deutsche Bank assumed and relied upon the accuracy and completeness of all such information. Deutsche Bank did not conduct a physical inspection of any of the properties or assets, and did not prepare or obtain any independent evaluation or appraisal of any of the assets or liabilities, of us or Cenveo. With respect to the financial forecasts made available to Deutsche Bank and used in its analyses, Deutsche Bank assumed that they were reasonably prepared on bases reflecting the best currently available estimates and judgments of our management as to the matters covered thereby. In rendering its opinion, Deutsche Bank expressed no view as to the reasonableness of such forecasts or the assumptions on which they were based. Deutsche Bank's opinion was necessarily based upon economic, market and other conditions as in effect on, and the information made available to it as of, the date of the opinion.

    For purposes of rendering its opinion, Deutsche Bank assumed that the final terms of the agreement of merger would not differ materially from the terms set forth in the draft it had reviewed. Deutsche Bank also assumed that, in all respects material to its analysis:

    o the representations and warranties of us, Cenveo, and Mouse Acquisition Corp. contained in the agreement of merger are true and correct;

    o we, Cenveo, and Mouse Acquisition Corp. will each perform all of the covenants and agreements to be performed by it under the agreement of merger; and

    o all conditions to the obligations of each of us, Cenveo, and Mouse Acquisition Corp. to consummate the merger will be satisfied without any waiver thereof.

    Deutsche Bank also assumed that all material governmental, regulatory or other approvals and consents required in connection with the consummation of the merger would be obtained. Whereas Deutsche Bank solicited proposals with respect to a potential acquisition of us prior to early 2006, Deutsche Bank was not authorized by us to, and did not, solicit alternative proposals to the merger.

    Deutsche Bank's opinion was addressed to, and for the use and benefit of, our board of directors and was not a recommendation to our shareholders to approve the proposed merger. The opinion was limited to the fairness, from a financial point of view, to the holders of outstanding shares of our common stock of the merger consideration, and Deutsche Bank expressed no opinion as to the merits of the underlying decision by us to engage in the merger or as to how any holder of shares of our common stock should vote with respect to the merger.

    Based upon and subject to the foregoing qualifications, limitations, factors and assumptions and those set forth in the opinion, Deutsche Bank was of the opinion that, as of December 26, 2006, the $24.75 in cash per share of our common stock to be received by the holders of our common stock in the merger was fair, from a financial point of view, to such holders.

    In connection with rendering its opinion, Deutsche Bank performed a variety of financial and comparative analyses, including those described below. The following summary of Deutsche Bank's analyses is not a complete description of the analyses underlying its opinion. The preparation of a fairness opinion is a complex process involving subjective judgments and various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, an opinion is not necessarily susceptible to partial analysis or summary description. In arriving at its opinion, Deutsche Bank made qualitative judgments as to the significance and relevance of each analysis and factor that it considered.

    Accordingly, Deutsche Bank believes that its analyses and the summary below must be considered as a whole and that selecting portions of its analyses and factors or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analysis, could create a misleading or incomplete view of the processes underlying Deutsche Bank's analyses and opinion. Deutsche Bank did not form an opinion as to whether any individual analysis or factor, whether positive or negative, considered in isolation, supported or failed to support Deutsche Bank's opinion. Rather, Deutsche Bank arrived at its ultimate opinion based on the results of all analyses undertaken by it and assessed as a whole, and believes that the totality of the factors considered and analyses it performed in connection with its opinion operated collectively to support its determination as of the date of Deutsche Bank's opinion as to the fairness of the merger consideration, from a financial point of view, to the holders of our common stock.

    The financial forecasts and estimates of our future performance provided by our senior management underlying Deutsche Bank's analyses and the ranges of valuations resulting from any particular analysis are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by the analyses. In performing its analyses, Deutsche Bank considered industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond our control. No company, transaction, or business used in Deutsche Bank's analyses as a comparison is identical to us or the proposed merger, and an evaluation of the results of those analyses is not entirely mathematical. Rather, the analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies, business segments or transactions analyzed. Estimates of the financial value of companies or securities do not purport to be appraisals or to reflect the prices at which companies or securities may actually be sold. Accordingly, Deutsche Bank's analyses and estimates are inherently subject to substantial uncertainty.

    The merger consideration was determined through negotiation between us and Cenveo and the decision to enter into the agreement of merger was solely that of our board of directors. Deutsche Bank's opinion and financial analyses were only one of many factors considered by our board of directors in its evaluation of the proposed merger and should not be viewed as determinative of the views of the board of directors or management with respect to the merger or the merger consideration. Deutsche Bank's opinion was provided to our board of directors to assist it in connection with its consideration of the proposed merger and does not constitute a recommendation to any person, including the holders of our common stock as to how to vote with respect to the proposed merger.

    The following is a summary of the material financial analyses underlying Deutsche Bank's opinion, dated December 26, 2006, delivered to our board of directors in connection with the merger at a meeting of our board on December 26, 2006. The order of the analyses described below does not represent relative importance or weight given to those analyses by Deutsche Bank. The financial analyses summarized below include information presented in tabular format. In order to fully understand Deutsche Bank's financial analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Deutsche Bank's financial analyses.

    Offer Premium Analysis

    Deutsche Bank analyzed the offer premium implied by the merger consideration of $24.75 per share to the closing price of our common stock as of December 22, 2006, the last day of trading on The NASDAQ Global Market prior to the delivery of Deutsche Bank's oral fairness opinion, as well as the premiums over one week prior, four weeks prior, four weeks average, 52-week high, and 52-week low closing prices for the period ending December 22, 2006. In addition, Deutsche Bank analyzed the premiums to historical trading prices of our common stock implied by the merger consideration of $24.75 per share relative to the premiums offered in certain public transactions it deemed relevant from January 1, 2004 to December 19, 2006. Transactions deemed relevant included certain acquisition transactions completed in the United States with transaction values between $100 million to $700 million, involving 100% cash consideration, in which the target firm did not operate in the financial services or real estate investment trust
(REIT) industries. The results were as follows:

                                                            MEDIAN PREMIUM OF
                                    PRICE PER   IMPLIED   SELECTED TRANSACTIONS
    OFFER PRICE PREMIUM TO:           SHARE     PREMIUM       (2004 - 2006)
    -----------------------         ---------   -------   ---------------------

    Current stock price (12/22/06)   $20.95      18.1%            25.0%
    7-days prior                     $19.22      28.8%            25.5%
    30-days prior                    $16.08      53.9%            29.9%
    30-day average                   $17.74      39.5%             N/A
    52-week high                     $21.58      14.7%             N/A
    52-week low                      $14.86      66.6%             N/A


    In addition, Deutsche Bank also reviewed the performance of our common stock from December 22, 2005 to December 22, 2006 relative to the performance of an equally-weighted index comprised of common stock of publicly traded companies deemed to be generally comparable to us (consisting of the Selected Companies described below and Banta Corporation), and to the performance of the Standard & Poor's 500 index over the same 12-month period. Deutsche Bank noted that our common stock appreciated 4.7% from December 22, 2005 to December 22, 2006, relative to 1.9% depreciation for the equally-weighted index of comparable companies and an 11.2% appreciation for the Standard & Poor's 500 index.

    Selected Companies Analysis

    Deutsche Bank identified the following group of 11 publicly traded companies (referred to as the "Selected Companies") that it deemed generally similar to us. Each of the Selected Companies was identified based upon the similarity of the products and services it offers and the markets it serves. All of the Selected Companies are publicly traded and operate in the North American printing industry. None of the companies are directly comparable to us. The Selected Companies were:

    o   Bowne & Co., Inc.

    o   Cenveo, Inc.

    o   Consolidated Graphics, Inc.

    o   Courier Corporation

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

    o   Deluxe Corporation

    o   Ennis, Inc.

    o   Quebecor World Inc.

    o   R.R. Donnelley & Sons Company

    o   Schawk, Inc.

    o   The Standard Register Company

    o   Transcontinental Inc.

    Deutsche Bank reviewed and compared certain historical and projected operating performance characteristics and public market valuation metrics of us and compared them to those same metrics derived from publicly available information for each of the Selected Companies. Such information included:

    o diluted equity value, calculated using closing share prices as of December 22, 2006

    o total enterprise value, calculated as diluted equity value, plus total debt, plus preferred stock, plus minority interest, minus cash and cash equivalents

    o last 12 months (referred to as LTM), calendar year 2006 and 2007 estimated (referred to as CY2006E and CY2007E, respectively) earnings before interest, taxes, depreciation, and amortization (referred to as EBITDA)

    o LTM earnings before interest and taxes (referred to as EBIT), CY2006E EBIT and CY2007E EBIT

    o   CY2007E earnings per share (referred to as EPS)

    o ratio of total enterprise value to each of LTM EBITDA (referred to as the LTM EBITDA Multiple), CY2006E EBITDA (referred to as the CY2006E EBITDA Multiple) and CY2007E EBITDA (referred to as the CY2007E EBITDA Multiple)

    o ratio of total enterprise value to each of LTM EBIT (referred to as the LTM EBIT Multiple), CY2006E EBIT (referred to as the CY2006E EBIT Multiple) and CY2007E EBIT (referred to as the CY2007E EBIT Multiple)

    o ratio of share price as of December 22, 2006 to CY2007E EPS (referred to as the CY2007E EPS Multiple)

    Estimates for the Selected Companies were based on the Institutional Brokers' Estimate System, or IBES, consensus estimates. Estimates for us were based on management forecasts provided to Deutsche Bank by us.

    This analysis indicated the adjusted low (minimum value excluding the lowest value), mean, median, and adjusted high (maximum value excluding the highest value) multiples for the Selected Companies, as compared to the corresponding transaction multiples implied by the merger consideration of $24.75 per share set forth below:

                                                       IMPLIED            SELECTED COMPANY SUMMARY STATISTICS
                                              TRANSACTION MULTIPLES FOR   ADJUSTED                    ADJUSTED
                                                       CADMUS               LOW      MEAN    MEDIAN     HIGH
                                              -------------------------   --------   ----    ------   --------

LTM EBITDA Multiple                                     12.2x               6.7x      8.0x    7.6x      9.5x
CY2006E EBITDA Multiple                                 12.2x               6.4x      7.7x    7.6x      8.9x
CY2007E EBITDA Multiple                                  7.1x               5.9x      6.9x    6.7x      7.6x
LTM EBIT Multiple                                       28.5x               9.7x     11.9x   11.2x     15.1x
CY2006E EBIT Multiple                                   29.3x               9.5x     12.0x   11.8x     14.8x
CY2007E EBIT Multiple                                   11.4x               8.8x     10.2x   10.3x     11.8x
CY2007E EPS Multiple                                    17.1x              12.1x     15.5x   14.2x     18.9x

    Based on the foregoing, Deutsche Bank derived a reference range of CY2007E EBITDA Multiples of 6.0x to 7.0x for us, which implied a range of per share values for our common stock of $17.87 to $24.06, relative to the merger consideration of $24.75 per share. Additionally, based on the foregoing, Deutsche
                                       28

Bank derived a reference range of CY2007E EBIT Multiples of 9.5x to 11.0x for us, which implied a range of per share values for our common stock of $17.51 to $23.32, relative to the merger consideration of $24.75 per share.

    Although the Selected Companies were compared to us for purposes of these analyses, Deutsche Bank noted that no Selected Company is identical to us because of differences between the business mix, operations and other characteristics of us and the Selected Companies. In evaluating the Selected Companies, Deutsche Bank made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of us, such as the impact of competition on us and on the industry generally, industry growth and the absence of any adverse material change on the financial condition and prospects of the Company, the industry or the markets generally. Mathematical analysis (such as determining the average or median) is not in itself a meaningful method of using the data derived from the Selected Companies.

    Selected Precedent Transaction Analysis

    Deutsche Bank reviewed and compared the proposed financial terms of the merger to corresponding publicly available financial terms for recent precedent transactions that Deutsche Bank deemed generally comparable to this transaction. Each of these transactions was publicly announced on or after April 1, 1999 and was selected based on the similarity of the products and services offered and markets served by the target company in each of the transactions. Deutsche Bank noted that three of the selected transactions listed below, namely Moore Corporation's acquisition of Wallace Computer Services, Inc., Quebecor Printing, Inc.'s acquisition of World Color Press, Inc., and our acquisition of Mack Printing Company and its parent Melham Holdings Inc., included cash and common stock consideration, whereas the remaining selected precedent transactions included only cash consideration. The selected precedent transactions, in order of announcement date, were:

               ACQUIROR                                    TARGET                   DATE ANNOUNCED
               --------                                    ------                   --------------

o M&F Worldwide Corp. (Clarke American     John H. Harland Co.                        12/20/2006(1)
  Checks, Inc.)

o Valassis Communications, Inc.            Advo, Inc.                                 12/19/2006(1)(2)
o R.R. Donnelley & Sons Company            Banta Corp.                                10/31/2006(1)
o Kohlberg Kravis Roberts & Co.            Visant Holding Corp. (50% ownership        07/24/2004
                                           stake)

o Deluxe Corporation                       New England Business Services, Inc.        05/17/2004
o Perseus LLC & Renaissance Group LLC      Workflow Management, Inc.                  02/02/2004

o R.R. Donnelley & Sons Company            Moore Wallace, Inc.                        11/09/2003
o Von Hoffmann Corporation                 Lehigh Press, Inc.                         09/08/2003
o Moore Corporation                        Wallace Computer Services, Inc.            01/17/2003
o The Carlyle Group                        Information Solutions Group of The         06/20/2000
                                           Reynolds and Reynolds Company

o Automatic Data Processing, Inc.          Cunningham Graphics International, Inc.    05/03/2000
o Cenveo, Inc. (f.k.a. Mail-Well, Inc.)    American Business Products, Inc.           01/14/2000
o DLJ Merchant Banking Partners            Merrill Corp.                              07/14/1999
o Quebecor Printing, Inc.                  World Color Press, Inc.                    07/12/1999
o Thomas H. Lee Company & Evercore         Big Flower Holdings, Inc. (Vertis)         06/29/1999
  Capital Partners L.L.C.

o Cadmus Communications Corporation        Mack Printing Company/Melham Holdings      04/01/1999
                                           Inc.

-------------------
(1) Transaction was pending as of December 26, 2006.
(2) Announcement of revised agreement of merger.

    For each of the precedent transactions Deutsche Bank derived the ratio of total enterprise value to the target's respective LTM EBITDA and LTM EBIT prior to announcement and compared them to the respective ratios for the merger implied by the merger consideration of $24.75 per share for us. The analysis implied an adjusted low, mean, median, and adjusted high multiple of total enterprise value to LTM EBITDA and LTM EBIT for the precedent transactions, compared to the corresponding multiples for the merger as set forth below:

RATIO OF TOTAL                          SELECTED PRECEDENT TRANSACTION STATISTICS
  ENTERPRISE    IMPLIED TRANSACTION     ADJUSTED                          ADJUSTED
  VALUE TO:     MULTIPLES FOR CADMUS      LOW        MEAN      MEDIAN       HIGH
--------------  --------------------    --------     ----      ------     --------

LTM EBITDA             12.2x               6.5x       7.8x       7.6x        9.7x
LTM EBIT               28.5x               9.3x      12.7x      11.9x       19.9x

    Based on the foregoing, Deutsche Bank derived a reference range of LTM EBITDA Transaction Multiples of 7.0x to 8.0x for us, which implied a range of per share values for our common stock of $5.71 to $9.50, relative to the merger consideration of $24.75 per share. In addition, Deutsche Bank considered our management's plan to return to historical operating levels not reflected in our LTM EBITDA. Specifically, Deutsche Bank applied the 7.0x to 8.0x range of LTM EBITDA Transaction Multiples described above to our management estimates of CY2007E EBITDA, which implied a range of per share values for our common stock of $24.06 to $30.25, relative to the merger consideration of $24.75 per share.

    Discounted Cash Flow Analysis

    Deutsche Bank calculated a range of theoretical enterprise and equity values for us based on (1) the net present value of implied annual cash flows of us from January 1, 2007 through June 30, 2011 (fiscal year 2011) and (2) the net present value of a terminal value, which is an estimate of the future value of us at the end of fiscal year 2011 based upon an exit multiple of EBITDA estimated as of June 30, 2011. Deutsche Bank used forecasts of future results furnished to Deutsche Bank by our senior management. Deutsche Bank calculated the range of net present values based on a range of discount rates of 10.5% to 12.5% and a range of EBITDA exit multiples of 6.5x to 8.0x applied to the projected EBITDA for the fiscal year ending June 30, 2011. The range of discount rates was chosen based on theoretical analyses of our weighted average cost of capital, using the Capital Asset Pricing Model (CAPM), taking into account a risk free rate based on the current yield of 10-year U.S. treasury bonds, an estimated equity market risk premium and our assumed equity beta versus the S&P 500 index, to determine our theoretical cost of equity capital, as well as our estimated after-tax cost of debt capital. Net debt was subtracted from the calculated total enterprise value to arrive at the equity value. The value per share of our common stock was calculated based on the diluted shares of common stock, calculated using the treasury stock method with respect to in-the-money stock options. This analysis resulted in an implied per share value of us ranging from a low of $20.40 to a high of $29.96.

    Future Equity Value Analysis

    Deutsche Bank calculated a range of theoretical future enterprise and equity values for us based on assumed future Cadmus valuation multiples applied to our projected calendar year 2007 estimated EBITDA (CY2007E EBITDA), as provided to Deutsche Bank by our senior management. The range of multiples applied to our CY2007E EBITDA was 6.5x to 8.0x. The future net debt was then subtracted from the calculated total enterprise value to arrive at the equity value. Deutsche Bank discounted the range of calculated theoretical future equity values using a range of estimated cost of equity of 12.0% to 14.0%. The range of discount rates was chosen based on theoretical analyses of our cost of equity capital, using the Capital Asset Pricing Model (CAPM), taking into account a risk free rate based on the current yield of 10-year U.S. treasury bonds, an estimated equity market risk premium and our assumed equity beta versus the S&P 500 index. This analysis resulted in an implied present value per share for us ranging from a low of $19.48 to a high of $28.12.

    Miscellaneous

    As described above, Deutsche Bank's opinion to our board of directors was among many factors taken into consideration by our board of directors in making its determination to approve the agreement of merger and recommend the merger proposal. Such decisions were solely those of our board of directors. The opinion of Deutsche Bank was provided to our board of directors and does not constitute a recommendation to any person, including the holders of our common stock, as to how such person should vote or act on any matter related to the merger proposal.

    Under the terms of Deutsche Bank's engagement letter, we have agreed to pay Deutsche Bank fees for its services in connection with the merger in the aggregate amount of $3,450,000, of which $1,750,000 was earned upon delivery of its opinion to us and the remainder of which is contingent upon consummation of the merger. In addition, we have also agreed to reimburse Deutsche Bank for its expenses, including fees, disbursements and other charges of counsel, and to indemnify Deutsche Bank and related parties against certain liabilities, in connection with its engagement. No limitations were imposed on Deutsche Bank by us with respect to the investigations made or procedures followed by it in rendering its opinion.

    Deutsche Bank is an affiliate of Deutsche Bank AG (together with its affiliates, the "DB Group"). DB Group may, in the future, provide investment and commercial banking services to Cenveo or us, for which DB Group would expect to receive compensation. In the ordinary course of business, members of the DB Group may actively trade in the securities and other instruments and obligations of us and Cenveo for their own accounts and for the accounts of their customers. Accordingly, the DB Group may at any time hold a long or short position in such securities, instruments and obligations.

    We selected Deutsche Bank as our financial advisor in connection with the merger due to Deutsche Bank's reputation as an internationally recognized investment banking firm with substantial experience in similar transactions. Deutsche Bank, as part of its investment banking services, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, strategic transactions, corporate restructurings, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes.

    MERGER CONSIDERATION

    As of the effective time of the merger, all shares of our common stock, excluding shares held directly or indirectly by us or any of our wholly-owned subsidiaries or by Cenveo or Mouse Acquisition Corp., will no longer be outstanding and will automatically be canceled and will cease to exist, and each holder of shares of our common stock at the time of the completion of the merger will cease to have any rights as a shareholder, except the right to receive $24.75 in cash per share, without interest. Shares held directly or indirectly by us or any of our wholly-owned subsidiaries or by Cenveo or Mouse Acquisition Corp. will be canceled at the effective time of the merger.

    EFFECT OF THE MERGER ON AWARDS OUTSTANDING UNDER OUR STOCK PLANS

    Awards granting restricted shares of our common stock granted under our executive incentive plan will vest immediately prior to the effective time of the merger, to the extent provided under our LTIP, and, as of the effective time of the merger, such vested restricted shares will convert into shares of our common stock that are converted into the right to receive the merger consideration as part of the merger. Any of our restricted shares that have not vested immediately prior to the effective time of the merger shall be cancelled and no consideration shall be made or delivered in exchange for such restricted shares.

    All outstanding options to acquire shares of our common stock will automatically accelerate so that each such stock option shall become fully exercisable and vested immediately prior to the effective time of the merger. All stock options not exercised prior to the effective time of the merger will be canceled in the merger, with the holder of each stock option becoming entitled to receive, in full satisfaction of the rights of such holder with respect thereto, an amount in cash equal to the excess (if any) of $24.75 per share over the exercise price per share of our common stock subject to such option, multiplied by the number of shares of our common stock subject to such stock option, less any withholding taxes, without interest. We have agreed in the agreement of merger to use commercially reasonable efforts to effectuate the conversion of each stock option into the right to receive an amount in cash as described above. Promptly after the effective time of the merger, the surviving corporation shall pay to each holder of our stock options any cash payment such holder is entitled to receive.

    INTERESTS OF DIRECTORS AND EXECUTIVE OFFICERS IN THE MERGER

    Members of our board of directors and certain of our executive officers have various interests in the merger described in this section that may be in addition to, or different from, the interests of our shareholders generally. You should keep this in mind when considering the recommendation of our board of directors for the approval of the merger proposal. The members of our board of directors were aware of these interests and considered them at the time they approved the merger proposal.

    The following table sets forth the cash proceeds that each of our directors and Messrs. Thomas, Hanson, Lux, Suijk and Willis and Ms. Licata, who we refer to in this section of our proxy statement as our executive officers, could receive from the conversion of their shares of common stock, options to purchase common stock and restricted shares, at the closing of the merger based on his or her beneficial ownership as of January 30, 2007:

                                             SHARES    STOCK OPTIONS   RESTRICTED SHARES   TOTAL CASH PROCEEDS
INTERESTED PARTY                              (#)           (#)               (#)                  ($)
----------------                             ------    -------------   -----------------   -------------------

Martina L. Bradford                             2,100       6,000                --                123,393
Thomas E. Costello                              2,000       4,000                --                 88,060
Robert E. Evanson                               1,000       3,000                --                 48,030
G. Waddy Garrett                               12,100       9,000                --                402,584
Keith Hamill                                    3,120       3,000                --                100,500
Peter R. Hanson                                    --      15,000(1)         14,397(1)             467,101
Edward B. Hutton, Jr.                          32,700       4,000                --                847,885
Lisa S. Licata                                  8,554      15,000            30,381(1)           1,161,891
Gerard P. Lux, Jr.                             11,864      40,067            64,748(1)           2,359,528
Thomas C. Norris                               10,000       3,000                --                270,780
Nathu R. Puri                               1,771,369       7,000                --             43,928,463
James E. Rogers                                 4,292       5,000                --                160,435
Paul K. Suijk                                  10,129          --            46,682(1)           1,406,072
Bruce V. Thomas                                27,214      98,000           118,975(1)           4,988,540
Bruce G. Willis                                 5,939      35,110            27,338(1)           1,329,436
                                           ----------    --------          --------            -----------
TOTAL                                       1,902,381     247,177           302,521            $57,682,698

-------------------
(1) As a result of the consummation of the merger and assuming a fair market value of our common stock of $24.75 per share on the effective date of the merger, which is equal to the merger consideration, the following number of restricted shares will vest and be converted into the right to receive the merger consideration: 10,078 shares (Mr. Hanson), 21,267 shares (Ms. Licata), 45,324 shares (Mr. Lux), 32,677 shares (Mr. Suijk), 83,283 shares (Mr. Thomas) and 19,137 shares (Mr. Willis). In addition, the merger will result in the acceleration of the 15,000 unvested stock options held by Mr. Hanson. Assuming a $24.75 fair market value on consummation of the merger, Mr. Hanson will receive $110,775 as a result of this change in control feature and the cash out of stock options at consummation of the merger.

    Restricted Share Awards. For more information regarding the terms of our restricted share awards, see "The Agreement of Merger--Effect of the Merger on Cadmus Stock Options and Restricted Share Awards."

    Stock Options. The stock options held by our executive officers provide for accelerated vesting and exercisability upon a change in control. The consummation of the merger will represent a "change in control" for these stock options. All of our executive officers other than Mr. Hanson are already fully vested in their stock options. Mr. Hanson's 15,000 unvested stock options will accelerate and vest upon the consummation of the merger. Assuming a $24.75 fair market value on consummation of the merger, Mr. Hanson will receive $110,775 as a result of this change in control feature and the cash out of stock options at consummation of the merger. For more information regarding the terms of our stock options, see "The Agreement of Merger--Effect of the Merger on Cadmus Stock Options and Restricted Share Awards."

    Consulting Agreement. Cenveo and Mr. Thomas have entered into a consulting agreement for the 90-day period following the consummation of the merger. In return for consulting services to Cenveo, during the consulting period, Mr. Thomas will receive a fee of $1,233 for each day in which he performs seven or more hours of service, prorated if he performs at least one hour of service, and reasonable out-of-pocket expenses. Cenveo will also indemnify Mr. Thomas for his performance of any services in connection with the consulting agreement.

    Change of Control Agreements. We have change of control agreements with each of our executive officers that provide for severance payments and certain other benefits if their employment terminates after a "change in control" (as defined therein) of us. Payments and benefits will be paid under these change in control agreements only if, within three years for Mr. Thomas and two years for other officers following a change in control (the guaranteed employment period), the employee (i) is terminated involuntarily without "cause" (as defined therein) and not as a result of death, disability or normal retirement, or (ii) terminates his or her employment voluntarily for "good reason" (as defined therein, which includes for Mr. Thomas only the right to voluntarily resign for any reason during the 60 day period beginning on the 91st day following a change in control or during the 60 day period following the first anniversary of a change in control). The approval of the merger proposal by our shareholders will represent a "change in control" under our change in control agreements that we have entered into with each of our executive officers. In addition, Messrs. Thomas and Suijk have entered into letter agreements with Cenveo that provide that, effective upon the closing of the merger, each of Messrs. Thomas and Suijk will be terminated by Cenveo other than for "cause" under the change of control agreements and will therefore receive the payments described below.

    In the event of termination following a change in control, the executive officer will be entitled to receive the following under the change of control agreements after a covered cessation of employment:

    o   a lump sum severance payment;

    o   a lump sum enhancement to certain retirement benefits; and

    o continuation of certain welfare benefits (life, disability, accident and group health insurance) for a period of years equal to the annual payment multiple (described below) or, if sooner, until the date for normal retirement (such benefits are to be reduced by any comparable benefits received by the officer from any source, including a subsequent employer).

    In addition, each executive officer is entitled under the change of control agreements to outplacement services for one year to be provided by an agency designated by us.

    Severance payments under these agreements are determined by a formula (or a fixed 2.99 annual payment multiple for Mr. Thomas) that takes into account annual salary (not including any bonus) and years of employment and produces an annual payment multiple, are subject to certain minimums and maximums, and are limited to the applicable amount of annual salary and annual target bonus (described below) which would have been payable until the date for normal retirement. Under the severance formula, an executive officer will be entitled to the severance payment, which will be an amount equal to the product of the annual payment multiple times the sum of the greater of his or her annual salary and target annual bonus (exclusive of any long-term incentive compensation) for the fiscal year in which the termination occurs, or for the fiscal year in which the executive's change in control agreement was executed.

    The lump sum enhancement to certain retirement benefits provided under the change of control agreements consists of certain enhanced benefits under the Cadmus Supplemental Executive Retirement Plan, which we refer to as the SERP, and the Cadmus Pension Plan, which we refer to as the Pension Plan. These enhancements are additional deemed service credit and assumed compensation for calculating benefits under the SERP and the Pension Plan during the executive officers' respective guaranteed employment periods (three years for Mr. Thomas and two years for other officers). However, since benefit accrual under the Pension Plan has been frozen, and each executive officer with a Pension Plan benefit is already fully vested, the additional deemed service credit and assumed compensation has no value to the executive officers. The additional deemed service credit and assumed compensation enhancement with respect to the SERP will entitle each executive officer to a lump sum payment equal to the excess of the present value (using the Pension Plan's applicable actuarial factors) of his or her actual and enhanced SERP benefit over the present value of his or her actual SERP benefit (without enhancement under the change in control agreements).

    Under the change of control agreements with Messrs. Thomas, Hanson and Suijk and Ms. Licata, if the total amount payable to the employee exceeds the maximum amount that may be paid without the imposition of a federal excise tax on the employee, and if excise tax is due, the employee will receive an additional payment in an amount sufficient to pay the excise tax and the additional taxes due with respect to such additional payment (calculated assuming no portion of any award under our LTIP is part of the additional payment and thus assuming no excise tax or additional taxes will be due with respect to an award under the
LTIP).

    Under the change in control agreements with Messrs. Lux and Willis, there is no additional payment for any excise tax due and their payments subject to
Section 280G of the Internal Revenue Code will be reduced to the maximum amount payable without imposition of an excise tax if the net after-tax benefit to them resulting from such reduction is greater than the net after-tax benefit to them without such reduction.

    Under the change of control agreements, each executive officer is entitled to have all legal fees and expenses incurred by him or her in connection with his or her termination of employment paid by us, including those incurred in seeking to obtain or enforce any right or benefit provided by the change of control agreement or in connection with any tax audit or proceeding relating to any excise tax imposed with respect to payment or benefits provided by the change of control agreement.

    The following table sets forth an estimate of the potential cash severance payments that could be payable (or in the case of Messrs. Thomas and Suijk will be payable) as described above in the event the executive officer becomes entitled to such severance amount pursuant to his or her change of control agreements (described above) following the merger (assuming for illustrative purposes that the executive officer's employment is terminated on March 1, 2007, but utilizing current annual salaries and the bonus compensation amounts provided for in the agreements without regard to additional payments resulting from any further anticipated annual pay increases in 2007). The table does not include an amount referable to the value of the continued health and welfare benefits to be received by the executive officer (described above), the value of the tax reimbursement payment (described above), if applicable, any amount for legal fees and expenses (described above), or the value of outplacement services (described above).

    EXECUTIVE OFFICER   AMOUNT OF ESTIMATED CASH SEVERANCE PAYMENT
    -----------------   ------------------------------------------
    Peter R. Hanson                     $  894,540
    Lisa S. Licata                      $  508,939
    Gerard P. Lux, Jr.                  $1,004,898
    Paul K. Suijk                       $  869,977
    Bruce V. Thomas                     $2,516,327
    Bruce G. Willis                     $  691,196

    LTIP. The LTIP contains a change in control feature. The consummation of the merger will represent a "change in control" under the LTIP. The LTIP's change in control provisions override the earnings per share and share price performance-vesting earning and vesting provisions of the LTIP for any awardee, including each of our executive officers who is employed on the date of a covered change in control (as defined in the LTIP). In the event a covered change in control occurs prior to the date the Human Resources and Compensation Committee finally determines earned awards during the first four months of fiscal year 2008, 20% of each outstanding award to any covered awardee who is employed by us on the date the change in control occurs will automatically vest at the date of the change in control. In addition, none, part or all of the remaining 80% of each outstanding award may vest depending on the market value of our common stock on the date of the change in control. Payment and release of restrictions on LTIP restricted stock to any covered awardee will be accelerated to not later than 90 days after the covered change in control occurs. Assuming the market value of our common stock on the date of the change in control is equal to the anticipated $24.75 per share cash consideration to be received by our shareholders, 70% of the outstanding LTIP restricted stock award will vest for each covered awardee who is employed on the date of the closing of merger. All of the restricted shares held by our executive officers are held pursuant to the LTIP. The following table sets forth an estimate of the value of the shares of our common stock which would become vested under the LTIP's change in control vesting provisions for each of the executive officers based on an assumed $24.75 per share value for our common stock and continued employment to the date of change in control:

    EXECUTIVE OFFICER   ESTIMATED VALUE OF LTIP VESTING
    -----------------   -------------------------------
    Peter R. Hanson               $  249,428
    Lisa S. Licata                $  526,351
    Gerard P. Lux, Jr.            $1,121,759
    Paul K. Suijk                 $  808,766
    Bruce V. Thomas               $2,061,242
    Bruce G. Willis               $  473,631

    SERP. We maintain the SERP to provide supplemental retirement benefits for all of our executive officers. The SERP is a non-qualified unfunded plan. The retirement or death benefit payable under the SERP is a 15-year term certain annuity equal to 30% of the participant's final average (highest three consecutive years out of last ten) base compensation (exclusive of non-guaranteed commissions, bonuses, overtime pay or similar payments) generally commencing at the participant's normal retirement age (which is age 65 for employees last hired prior to age 60 or otherwise is the fifth anniversary of commencement of participation). Benefits are not subject to any reduction for social security or other offset amount.

    The SERP contains a change in control provision that is triggered by entering into the agreement of merger. Upon a change in control under the SERP, all earned SERP benefits of active employees who are SERP participants automatically become fully vested and are payable commencing at age 55 (or if later, at cessation of employment) without the usual early payment discount (4% per year for the first five years, and 6% per year for the next five years, before normal retirement age). Mr. Lux is the only executive officer participating in the SERP who was fully vested prior to the "change in control" under the SERP. Each other unvested executive officer became fully vested upon the execution of the agreement of merger and therefore each executive officer is entitled to receive payment of his or her SERP benefit at the later of age 55 or the date he or she ceases to be employed by us. The following table shows the estimated annual SERP benefits payable to our executive officers following the execution of the agreement of merger assuming each executive officer ceases to be employed by us immediately after the closing (these amounts have been determined without the enhancements provided by the change of control agreements, but with the effect of the SERP's change of control features):

    EXECUTIVE OFFICER   AMOUNT OF ESTIMATED ANNUAL SERP PAYMENT
    -----------------   ---------------------------------------
    Peter R. Hanson                   $    3,915
    Lisa S. Licata                    $   15,174
    Gerard P. Lux, Jr.                $   89,013
    Paul K. Suijk                     $   15,387
    Bruce V. Thomas                   $  103,337
    Bruce G. Willis                   $   43,069

    Indemnification and Insurance. Cenveo has agreed that the existing rights to indemnification of all of our, and our subsidiaries', current and former officers, directors and employees and any person who at our, or one of our subsidiaries', request served as a director, officer, employee, fiduciary or agent of another corporation, partnership, trust or other enterprise, shall survive the merger and shall continue in full force and effect for a period of six years. At or before the completion of the merger, Cenveo shall provide, or shall cause the surviving corporation to provide, an insurance policy that provides coverage for events occurring at or prior to the completion of the merger on the same terms as provided by our directors' and officers' liability insurance policies covering our current and former officers, directors and employees and any person who at our, or one of our subsidiaries', request served as a director, officer, employee, fiduciary or agent of another corporation, partnership, trust, or other enterprise. Cenveo is not required to spend more than 200% of the last annual premium that we paid prior to the date of the agreement of merger. In lieu of maintaining such policies, Cenveo may elect to purchase a tail policy covering a period of six years after the completion of the merger that provides terms and conditions not materially less favorable than our existing policy, but not to exceed the present value cost of the premiums required to be paid above.

    Positions with Surviving Corporation and Affiliates. Upon completion of the merger, other than Messrs. Thomas and Suijk who will be terminated, our current executive officers are expected to be the officers of the surviving corporation until their successors have been duly elected, appointed or qualified or until their earlier death, resignation or removal in accordance with the articles of incorporation and bylaws of the surviving corporation.

    FINANCING OF THE MERGER

    The merger is not conditioned upon any financing arrangements. Cenveo estimates that the total amount of funds required to complete the merger will be approximately $450,000,000. In connection with the execution of the agreement of merger, Cenveo provided us a commitment letter that it received from a nationally-recognized financial institution to obtain the funds necessary to consummate the merger. The commitment is subject to certain conditions, including:

    o   the execution of satisfactory definitive documentation;

    o the absence of any material amendments or waivers to the agreement of merger;

    o   receipt of all consents and approvals that are required or advisable;

    o   Cenveo's pro forma compliance with certain financial covenants; and

    o the delivery by Cenveo of a solvency certificate evidencing its solvency after giving effect to the merger.

    EFFECTS OF THE MERGER

    Subject to the terms and conditions of the agreement of merger and in accordance with Virginia law, at the effective time of the merger, Mouse Acquisition Corp., an indirect, wholly-owned subsidiary of Cenveo formed for purposes of the merger, will be merged with and into Cadmus, and Cadmus will survive the merger as a subsidiary of Cenveo and will continue its corporate existence under Virginia law.

    ANTITRUST APPROVALS

    Under the HSR Act and the rules promulgated thereunder by the FTC, the merger cannot be completed until we and Cenveo file a notification and report form under the HSR Act and the applicable waiting period has expired or been terminated. Cenveo and Cadmus have filed notification and report forms under the HSR Act with the FTC and the Antitrust Division of the Department of Justice. At any time before or after completion of the merger, notwithstanding the expiration or early termination of the waiting period under the HSR Act, the Antitrust Division or the FTC could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the completion of the merger or seeking divestiture of substantial assets of Cadmus or Cenveo. At any time before or after the completion of the merger, and notwithstanding the expiration or early termination of the waiting period under the HSR Act, any state could take such action under the antitrust laws as it deems necessary or desirable in the public interest. Such action could include seeking to enjoin the completion of the merger or seeking divestiture of substantial assets of Cadmus or Cenveo. Private parties may also seek to take legal action under the antitrust laws under certain circumstances.

    While there can be no assurance that the merger will not be challenged by a governmental authority or private party on antitrust grounds, we and Cenveo believe that the merger can be effected in compliance with federal and state antitrust laws. Under the terms of the agreement of merger, however, Cenveo is not required to (i) agree to or otherwise become subject to any limitations on
(A) Cenveo's right effectively to control or operate its business (including our business) or assets (including, except as and to the extent provided in the last parenthetical in clause (ii) below, our assets), (B) Cenveo's right to consummate the merger, or (C) Cenveo's right to exercise full rights of ownership of its business (including our business) or assets (including, except as and to the extent provided in the last parenthetical in clause (ii) below, our assets), or (ii) agree or be required to sell, license or otherwise dispose of, hold (through the establishment of a trust or otherwise), or divest itself of, or limit its rights in, all or any portion of Cenveo's business, assets or operations or any of its affiliates or our business or any of our assets (other than a portion of the business or assets of us that is not, in the aggregate, material to us).

    MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER TO OUR SHAREHOLDERS

    The following is a summary of U.S. federal income tax consequences of the merger to U.S. shareholders whose shares of our common stock are converted into the right to receive cash in the merger. The discussion does not purport to consider all aspects of U.S. federal income taxation that might be relevant to our shareholders. The discussion is based on current law, which is subject to change, possibly with retroactive effect. The discussion applies only to shareholders who hold shares of our common stock as capital assets, and may not apply to shares of our common stock received in connection with the exercise of employee stock options or otherwise as compensation or hold as part of a straddle or conversion transaction, or to certain types of shareholders (such as insurance companies, banks, tax-exempt organizations, financial institutions, broker-dealers and taxpayers subject to the market-to-market rules) who may be subject to special rules. This discussion does not address the tax consequences to any shareholder who, for U.S. federal

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income tax purposes, is a non-resident alien individual, foreign corporation, foreign partnership or foreign estate or trust, and does not address any aspect of state, local or foreign tax laws.

    The exchange of cash for shares of our common stock in the merger will be a taxable transaction for U.S. federal income tax purposes. In general, a shareholder whose shares of our common stock are converted into the right to receive cash in the merger will recognize capital gain or loss for U.S. federal income tax purposes equal to the difference, if any, between $24.75 per share and the shareholder's adjusted tax basis in each of the shares of our common stock surrendered. Gain or loss will be determined separately for each block of shares (i.e., shares acquired at the same cost in a single transaction). Such gain or loss will be long-term capital gain or loss if a shareholder's holding period for such shares is more than 12 months at the time of the consummation of the merger. Long-term capital gains of individuals are eligible for reduced rates of taxation. There are limitations on the deductibility of capital losses.

    Backup withholding will apply to all cash payments to which a shareholder is entitled under the merger proposal, unless the shareholder provides a taxpayer identification number (social security number, in the case of individuals, or employer identification number, in the case of other shareholders), certifies that such number is correct, and otherwise complies with the backup withholding tax rules. Each of our shareholders should complete and sign the Substitute Form W-9 included as part of the letter of transmittal and return it to the paying agent, in order to provide the information and certification necessary to avoid backup withholding tax, unless an exemption applies and is established in a manner satisfactory to the paying agent.

    Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowable as a refund or a credit against a shareholder's U.S. federal income tax liability provided the required information is furnished to the Internal Revenue Service.

    The U.S. federal income tax consequences set forth above are not intended to constitute a complete description of all tax consequences relating to the merger. Because individual circumstances may differ, each shareholder should consult the shareholder's tax advisor regarding the applicability of the rules discussed above to the shareholder and the particular tax effects to the shareholder of the merger, including the application of state, local and foreign tax laws.

    ACCOUNTING TREATMENT

    The merger will be accounted for as a "purchase transaction" for financial accounting purposes.

    DELISTING AND DEREGISTRATION OF OUR COMMON STOCK

    If the merger is completed, our common stock will be delisted from The NASDAQ Global Market and will be deregistered under the Exchange Act.

    APPRAISAL RIGHTS

    Under Virginia law, our shareholders are not entitled to exercise appraisal rights in connection with the merger and will only be entitled to receive $24.75 in cash, without interest thereon, for each share of our common stock owned by such holder in the event the merger is consummated.

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                            THE AGREEMENT OF MERGER

    This section of the proxy statement describes the material provisions of the agreement of merger and the related plan of merger but does not purport to describe all of the terms of the agreement of merger and the related plan of merger. The following summary is qualified in its entirety by reference to the complete text of the agreement of merger and the related plan of merger, which is attached as Annex A to this proxy statement and incorporated into this proxy
               -------
statement by reference. We urge you to read the agreement of merger and the related plan of merger in their entirety because they are the primary legal documents that govern the merger.

    The agreement of merger has been included to provide information regarding the terms of the merger. Except for its status as the contractual document that establishes and governs the legal relations among us, Cenveo and Mouse Acquisition Corp. with respect to the merger, the agreement of merger is not intended to be a source of factual, business or operational information about us, Cenveo or Mouse Acquisition Corp.

    The agreement of merger contains representations and warranties that we and Cenveo made to each other as of the date of the agreement of merger or other specific dates, and such representations and warranties should not be relied upon by any other person. The assertions embodied in those representations and warranties were made solely for purposes of the contract between us and Cenveo and are subject to important qualifications and limitations agreed to by us and Cenveo in connection with negotiating the agreement of merger. Accordingly, you should not rely on the representations and warranties as accurate or complete or characterizations of the actual state of facts as of any specified date since they are modified in important part by the underlying disclosure schedules which are not filed publicly and which are subject to a contractual standard of materiality different from that generally applicable to shareholders and were used for the purpose of allocating risk between us and Cenveo rather than establishing matters as facts.

    THE MERGER

    The agreement of merger and the related plan of merger provide for the merger of Mouse Acquisition Corp. with and into Cadmus upon the terms, and subject to the conditions, of the agreement of merger and the related plan of merger. As the surviving corporation, we will survive the merger and continue to survive as an indirect, wholly-owned subsidiary of Cenveo. The separate corporate existence of Mouse Acquisition Corp. will terminate as of the effective time of the merger. The merger will be effective upon the issuance of a certificate of merger by the State Corporation Commission of the Commonwealth of Virginia, or at such later time reflected in the articles of merger as agreed to by Cenveo and us. We expect to complete the merger as promptly as practicable after our shareholders approve the agreement of merger and the related plan of merger, and we receive the required regulatory approvals for the merger.

    We or Cenveo may terminate the agreement of merger and the related plan of merger before the completion of the merger in certain circumstances, whether before or after the approval of the merger proposal by our shareholders. Additional details on the termination of the agreement of merger are described in "--Termination of the Agreement of Merger."

    MERGER CONSIDERATION

    Each share of our common stock issued and outstanding immediately before the merger, other than shares owned directly or indirectly by us or any of our wholly-owned subsidiaries or Cenveo or Mouse Acquisition Corp., will be automatically canceled and converted into the right to receive $24.75 in cash per share, without interest. After the merger is effective, each holder of our common stock at the time of the completion of the merger, will no longer have any rights with respect to the shares, except for the right to receive the merger consideration. Shares held directly or indirectly by us or any of our wholly-owned subsidiaries or by Cenveo or Mouse Acquisition Corp. will be canceled at the effective time of the merger.

    EFFECT OF THE MERGER ON CADMUS STOCK OPTIONS AND RESTRICTED SHARE AWARDS

    Awards granting restricted shares of our common stock granted under our executive incentive plan will vest immediately prior to the effective time of the merger, to the extent provided under our executive incentive plan, and, as of the effective time of the merger, such vested restricted shares will convert into shares of our common stock that are converted into the right to receive the merger consideration as part of the merger. Any of our restricted shares that have not vested immediately prior to the effective time of the merger shall be cancelled and no consideration shall be made or delivered in exchange for such restricted shares.

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    All outstanding options to acquire shares of our common stock will automatically accelerate so that each such stock option shall become fully exercisable and vested immediately prior to the effective time of the merger. All stock options not exercised prior to the effective time of the merger will be canceled in the merger, with the holder of each stock option becoming entitled to receive, in full satisfaction of the rights of such holder with respect thereto, an amount in cash equal to the excess (if any) of $24.75 per share over the exercise price per share of our common stock subject to such option, multiplied by the number of shares of our common stock subject to such stock option, less any withholding taxes, without interest. We have agreed in the agreement of merger to use commercially reasonable efforts to effectuate the conversion of each stock option into the right to receive an amount in cash as described above. Promptly after the effective time of the merger, the surviving corporation shall pay to each holder of our stock options any cash payment such holder is entitled to receive.

    APPRAISAL RIGHTS

    Under Virginia law, our shareholders are not entitled to exercise appraisal rights in connection with the merger and will only be entitled to receive $24.75 in cash, without interest thereon, for each share of our common stock owned by such holder in the event the merger is consummated.

    DIRECTORS AND OFFICERS

    Upon completion of the merger, the directors of Mouse Acquisition Corp. will be the initial directors of the surviving corporation while our officers immediately before the effective time (other than Messrs. Thomas and Suijk who will be terminated as of the effective time of the merger) will be the officers of the surviving corporation and will hold the same positions as they previously did with Cadmus.

    PAYMENT FOR THE SHARES

    At or prior to the completion of the merger, Cenveo will designate a paying agent to make payment of the merger consideration as contemplated by the agreement of merger and will deposit in trust with the paying agent the funds appropriate to pay the merger consideration to our shareholders.

    As of the effective time of the merger, our stock ledger with respect to our common stock shall be closed and after that time there will be no transfer of our common stock on the stock transfer books of the surviving corporation.

    If you hold your shares of common stock in certificated form, as soon as reasonably practicable after the completion of the merger, the paying agent will send you a letter of transmittal and instructions advising you of the procedure to surrender your certificates in exchange for the merger consideration. The paying agent will pay you your merger consideration after you have (1) surrendered your certificates to the paying agent and (2) provided to the paying agent your signed and completed letter of transmittal and any other items specified by the letter of transmittal. Interest will not be paid or accrue in respect of the merger consideration. The surviving corporation will reduce the amount of any merger consideration paid to you by any applicable withholding taxes. IF YOU HOLD SHARES IN CERTIFICATED FORM, YOU SHOULD NOT FORWARD YOUR STOCK CERTIFICATES TO THE PAYING AGENT WITHOUT A LETTER OF TRANSMITTAL, AND YOU SHOULD NOT RETURN YOUR STOCK CERTIFICATES WITH THE ENCLOSED PROXY. If you hold shares registered in our stock transfer books, but for which no certificates have been issued, you will automatically receive the merger consideration in exchange for your shares following the completion of the merger, and you will not receive a letter of transmittal.

    If the paying agent is to pay some or all of your merger consideration to a person other than you, you must have your certificates properly endorsed or accompanied by appropriate stock powers or otherwise in proper form for transfer, and you must pay any transfer or other taxes payable by reason of the transfer to the paying agent or establish to the paying agent's satisfaction that the taxes have been paid or are not required to be paid.

    The transmittal instructions will tell you what to do if you have lost your certificate, or if it has been stolen or destroyed. You will have to provide an affidavit to that fact and, if required by Cenveo or the surviving corporation, post a bond in an amount that Cenveo or the surviving corporation, as the case may be, reasonably directs as indemnity against any claim that may be made against them in respect of the certificate.

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    REPRESENTATIONS AND WARRANTIES

    In the agreement of merger, we, Cenveo, and Mouse Acquisition Corp. each made representations and warranties relating to, among other things:

    o   corporate organization and existence;

    o corporate power and authority to enter into and perform obligations under, and enforceability of, the agreement of merger;

    o the absence of conflicts with or defaults under organizational documents, debt instruments, other contracts and applicable laws and judgments;

    o required regulatory filings and consents and approvals of governmental entities;

    o   broker's fees; and

    o   information supplied for inclusion in this proxy statement.

    In the agreement of merger, Cenveo and Mouse Acquisition Corp. also made representations and warranties relating to Cenveo's ownership of Mouse Acquisition Corp.'s common stock, that Mouse Acquisition Corp. had no prior business activities and that Cenveo and Mouse Acquisition Corp. would have access to cash on hand sufficient to enable them to complete the merger and pay all associated fees and expenses.

    We also made representations and warranties relating to, among other things:

    o   capital structure;

    o   subsidiaries;

    o the accuracy of certain documents filed with the SEC since July 1, 2004, disclosure controls and procedures and internal control over financial reporting, and that our financial statements fairly present our consolidated financial position and the absence of undisclosed liabilities;

    o   the absence of material litigation;

    o   the board of directors' authorization of the agreement of merger;

    o the absence of certain material adverse changes or events since September 30, 2006;

    o   permits and compliance with applicable laws;

    o   tax matters;

    o   compliance with environmental laws and regulations;

    o   intellectual property matters;

    o compliance with the Employee Retirement Income Securities Act of 1974, as amended, and other employee benefit matters;

    o   labor relations;

    o   contracts and arrangements;

    o   title to properties and assets;

    o   insurance matters;

    o   suppliers and customers;

    o   affiliated transactions;

    o   the opinion of our financial advisor;

    o   the absence of brokers or finders;

    o   agreements with advisors; and

    o   state takeover provisions and our rights agreement.

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    CONDUCT OF BUSINESS PENDING THE MERGER

    We have agreed in the agreement of merger that, until the effective time of the merger, unless contemplated or permitted by the agreement of merger or set forth in our disclosure letter or as approved in writing by Cenveo, we will, and will cause our subsidiaries to, operate our business in the ordinary course and in a manner consistent with past practice and to use commercially reasonable efforts to preserve intact our business organizations, to keep available the services of our present officers and key employees and to preserve the goodwill of those having business relationship with us. In addition, we have agreed that we will not:

    o   amend our articles of incorporation or bylaws;

    o   declare, pay or set aside any dividends;

    o purchase or redeem or otherwise acquire or reclassify any shares of our capital stock;

    o amend any existing or enter into any new employee benefit plan or increase the compensation or benefits of any director, officer or employee, subject to certain exceptions;

    o grant, issue or sell any shares of our capital stock, issue any securities convertible into exchangeable for or options or warrants to purchase any shares of our capital stock, take any action to accelerate the vesting of any stock options or take any action with respect to any stock option plans, employee benefit plans, stock options or restricted shares that is inconsistent with the treatment contemplated by the agreement of merger;

    o assume or incur any indebtedness, make any loans or advances to any other person or entity or enter into or amend or modify any credit agreement;

    o merge or consolidate or purchase a substantial portion of the stock or assets of any other entity;

    o lease, mortgage or otherwise encumber or sell, transfer or otherwise dispose of any of our properties or assets, except in the ordinary course of business consistent with past practice;

    o make any tax election that results in a material change in our tax liability or tax refund, waive any restriction on any assessment period relating to a material amount of taxes or settle or compromise any material tax liability or refund, or change any material aspect of our method of accounting for tax purposes;

    o satisfy any material liabilities or obligations, except in the ordinary course of business consistent with past practice, or settle any material claim or investigation;

    o make or commit to make any capital expenditures in respect of any capital expenditure project other than those capital expenditures that we have approved as of the date of the agreement of merger and disclosed to Cenveo or capital expenditures not exceeding $500,000 in the aggregate;

    o enter into or terminate any material contract, or make any amendment to any material contract, other than renewals of contracts without materially adverse changes or contracts with customers in the ordinary course of business;

    o permit any of our material insurance policies or arrangements to be canceled or terminated (unless such policy or arrangement is canceled or terminated in the ordinary course of business consistent with past practice and concurrently replaced with a policy or arrangement with substantially similar coverage) or materially impaired;

    o implement or adopt any change in our material accounting principles, practices or methods except to the extent required by generally accepted accounting policies or the rules or policies of the Public Company Accounting Oversight Board; or

    o   enter into any agreement or commitment to do any of the foregoing.

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    EFFORTS TO COMPLETE THE MERGER

    In the agreement of merger, we have agreed to a number of additional agreements, including agreements relating to:

    o recommending, through our board of directors, that our shareholders approve the merger proposal;

    o preparing and filing this proxy statement and mailing it to our shareholders;

    o   calling a meeting of our shareholders to vote on the merger proposal;

    o providing Cenveo and its representatives with reasonable access to information concerning our properties and records;

    o taking actions to have any dispositions of our common stock in connection with the merger exempt from the short swing profit rules under the federal securities laws;

    o using reasonable best efforts to grant approvals and take such actions as are necessary to comply with any applicable state takeover or similar laws;

    o giving Cenveo the opportunity to participate in any litigation regarding the proposed merger and related transactions and agreeing not to settle any such litigation without Cenveo's consent;

    o causing each member of our board of directors to resign effective immediately prior to the effective time of the merger;

    o cooperating as reasonably requested by Cenveo in connection with obtaining its financing to pay the merger consideration; and

    o cooperating with Cenveo in connection with soliciting the consent of the holders of our senior subordinated notes to amend our senior indenture.

    The agreement of merger also contains a number of mutual additional agreements by Cenveo and Cadmus, including agreements relating to:

    o cooperating and using reasonable best efforts to take, or cause to be taken, all appropriate action to consummate the merger and associated transactions;

    o filing the notifications required pursuant to the HSR Act, requesting early termination thereunder and supplying such information and taking such other actions to obtain all necessary consents or approvals under the HSR Act and any other applicable regulatory laws;

    o cooperating with respect to public statements concerning the transactions contemplated by the agreement of merger;

    o furnishing notice to each other of any material breach or failure to comply by such party of any representation, warranty, covenant or agreement in the agreement of merger; and

    o preserving the confidentiality of all information provided to each other in connection with the merger proposal.

    Additionally, the agreement of merger also contains a number of additional agreements by Cenveo, including agreements relating to:

    o continuing to provide indemnification and directors and officers insurance for our directors and officers for a period of six years after the effective time of the merger;

    o continuing our existing employee benefit plans or offering comparable participation in Cenveo's employee benefit plans for non-union employees who continue to work for Cadmus or Cenveo after the effective time of the merger, until the end of any applicable benefit plan year; and

    o agreeing to give continuing employees full credit for prior service with us for purposes of eligibility, vesting and benefit accrual under the Cenveo employee benefit plans, except to the extent it would result in a duplication of benefits or be prohibited under applicable law, waiving all limitations under Cenveo's welfare plans with respect to preexisting conditions and exclusions and providing credit for co-payments and deductibles paid by continuing employees during the plan year.

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    CONDITIONS TO THE MERGER

    The parties' obligations to complete the merger are subject to the following conditions:

    o the approval of the merger proposal by the requisite shareholder vote at the special meeting;

    o no law, rule or regulation or judgment, injunction, ruling, order or decree of a court of competent jurisdiction or any governmental entity shall have been issued preventing the consummation of the merger; and

    o the termination or expiration of any applicable waiting period, and the making of all filings and the obtainment of all approvals required under antitrust or similar laws to consummate the merger.

    Cenveo's and Mouse Acquisition Corp.'s obligations to complete the merger are subject to the following additional conditions:

    o our representations and warranties regarding our capitalization contained in the agreement of merger must be true and correct (other than de minimus inaccuracies) as of the date of the agreement of merger and as of the closing date and our other representations and warranties contained in the agreement of merger must be true and correct as of the date of the agreement of merger and as of the closing date, except for changes permitted by the agreement of merger, to the extent representations and warranties by their terms speak only as of a certain date, in which case such representations and warranties shall be true and correct as of such date, and for inaccuracies that, individually or in the aggregate, have not had and would not reasonably be expected to have a material adverse effect (as such term is defined below under "The Agreement of Merger--Material Adverse Effect") on us;

    o we shall have performed in all material respects all obligations and covenants that we are required to perform under the agreement of merger;

    o we shall not have suffered a material adverse effect since December 26, 2006; and

    o we shall have obtained the consents of holders of not less than 70% of our outstanding stock options necessary to effect the treatment of our stock options as contemplated by the agreement of merger.

    Our obligation to complete the merger is subject to the following additional conditions:

    o the representations and warranties of Cenveo must be true and correct as of the date of the agreement of merger and as of the closing date, except for inaccuracies that individually or in the aggregate, have not had and would not reasonably be expected to have a material adverse effect on the ability of Cenveo or Mouse Acquisition Corp. to consummate the merger; and

    o Cenveo shall have performed in all material respects all obligations and covenants that it is required to perform under the agreement of merger.

    INDEMNIFICATION AND INSURANCE

    Cenveo has agreed that the existing rights to indemnification of all of our, and our subsidiaries', current and former officers, directors and employees and any person who at our, or one of our subsidiaries', request served as a director, officer, employee, fiduciary or agent of another corporation, partnership, trust, or other enterprise, shall survive the merger and shall continue in full force and effect for a period of six years. At or before the effective time, Cenveo shall provide, or shall cause the surviving corporation to provide, an insurance policy that provides coverage for events occurring at or prior to the effective time on the same terms as provided by our directors' and officers' liability insurance policies covering our current and former officers, directors and employees and any person who at our, or one of our subsidiaries', request served as a director, officer, employee, fiduciary or agent of another corporation, partnership, trust, or other enterprise. Cenveo is not required to spend more than 200% of the last annual premium that we paid prior to the date of the agreement of merger. In lieu of maintaining such policies, Cenveo may elect to purchase a tail policy covering a period of six years after the effective time that provides terms and conditions not materially less favorable than our existing policy, but not to exceed the present value cost of the premiums required to be paid above.

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    NO SOLICITATION OF OTHER OFFERS

    We have agreed, before the merger becoming effective, to certain limitations on our ability to take action with respect to other acquisition proposals. Notwithstanding these limitations, we may respond to certain superior proposals. Under the agreement of merger:

    o the term "acquisition proposal" means any offer, proposal or public announcement from any person relating to:

        o any direct or indirect acquisition or purchase of 20% or more of our consolidated revenues, net income or assets or 20% or more of any class of our equity securities or equity securities of any of our subsidiaries;

        o any tender offer or exchange offer that, if consummated, would result in any person owning 20% or more of any class of our equity securities; or

        o any merger, reorganization, share exchange, consolidation, business combination, sale of all or substantially all of the assets, recapitalization, liquidation, dissolution or similar transaction involving us or any of our subsidiaries.

    o the term "superior proposal" means a bona fide unsolicited proposal (which is reasonable capable of being financed) made by any person to acquire all of the issued and outstanding shares of our common stock pursuant to a tender offer or a merger or to acquire all of our properties and assets on terms and conditions that a majority of the members of our board of directors determines in good faith, after consultation with a nationally recognized financial advisor and taking into account all of the terms and conditions of such proposal, is more favorable to our shareholders from a financial point of view than the merger and is reasonably likely to be consummated.

    We have agreed:

    o not to, and to cause our affiliates and our officers, directors, employees, consultants, representatives and advisors, including investment bankers, attorneys, accountants and other advisors, not to, directly or indirectly:

        o solicit or initiate the making of, or take any other action to knowingly facilitate any inquiries or the making of, any proposal that constitutes, or may reasonably be expected to lead to, any acquisition proposal;

        o participate in any way in discussions or negotiations with, or furnish or disclose any nonpublic information to, any person in connection with any acquisition proposal;

        o effect a change in the recommendation of our board of directors that our shareholders approve the merger; or

        o approve or recommend, or publicly announce we are considering approving or recommending, any acquisition proposal or enter into any agreement, letter of intent or agreement-in-principle relating to any acquisition proposal; and

    o to cease immediately, and cause our affiliates and legal and financial representatives to cease, all discussions or negotiations, if any, with any person that may be ongoing as of the date of the agreement of merger with respect to any acquisition proposal and to request promptly that each person who has executed a confidentiality agreement in connection with its consideration of acquiring us return or destroy all nonpublic information furnished to such person by us or on our behalf.

    However, at any time before our shareholders have voted on the approval of the merger proposal at the special meeting, our board of directors may participate in discussions or negotiations with, or furnish or disclose nonpublic information to any person that makes an acquisition proposal that is unsolicited and did not otherwise result in a violation of the restrictions set forth in the immediately preceding bullet points if:

    o a majority of the members of our board of directors determines in good faith, after consultation with a nationally recognized financial advisor, that such acquisition proposal constitutes or is reasonably likely to constitute a superior proposal and, after consultation with our outside legal counsel, failing

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

        to take such action would be inconsistent with its fiduciary duties to us and our shareholders under applicable law;

    o we provide Cenveo prior notice of our intent to take such action, the identity of the person making the acquisition proposal and the material terms and conditions of the acquisition proposal;

    o we receive an executed confidentiality agreement from the person requesting such information; and

    o we provide to Cenveo any nonpublic information that we provide to such person.

Subject to certain exceptions described below, the agreement of merger provides that neither our board of directors nor any committee thereof shall adopt or recommend or propose to adopt or recommend any acquisition proposal.

    Notwithstanding the foregoing, our board of directors may recommend to our shareholders an acquisition proposal or withdraw, change, modify, qualify or amend its recommendation to the shareholders regarding the agreement of merger in a manner adverse to Cenveo, and, simultaneously with the termination of the agreement of merger, we may enter into a contract to consummate a transaction constituting a superior proposal if the board of directors (1) has received an unsolicited acquisition proposal that it determines in good faith, after consultation with our outside legal counsel and independent financial advisors, is a superior proposal, (2) notifies Cenveo in writing of the terms of the superior proposal and our intent to take such action, (3) has taken into account any revised proposal made by Cenveo within three business days after delivery to Cenveo of such notice and (4) again has determined in good faith, after consultation with our outside legal counsel and independent financial advisors, that such acquisition proposal remains a superior proposal. In connection with the termination, we also must simultaneously pay to Cenveo the termination fees and expenses described below.

    TERMINATION OF THE AGREEMENT OF MERGER

    The parties can terminate the agreement of merger under certain circumstances, including:

    o   by mutual consent of Cenveo and Cadmus;

    o   by either Cenveo or us if:

        o the merger shall not have been consummated on or prior to July 26, 2007 or such other date as we and Cenveo shall agree in writing;

        o any court or other governmental entity shall have issued, enacted, entered, promulgated or enforced any law or order restricting the consummation of the merger or failed to issue an order or take any action that is a condition to the consummation of the merger; or

        o the requisite vote on the merger proposal is not obtained at a duly held special meeting or at any adjournment or postponement thereof;

    o   by us if:

        o Cenveo shall have breached or failed to perform any of its representations, warranties, covenants or other agreements contained in the agreement of merger that is a condition to consummation of the merger and such breach is not cured within a specified time period or cannot be cured; or

        o our board of directors approves, or we enter into a definitive agreement with respect to, a superior proposal before the time that our shareholders vote on whether to approve the plan of merger, and we simultaneously pay the termination fee and reimburse Cenveo for the expenses described under "-- Termination Fees";

    o   by Cenveo if:

        o we shall have breached or failed to perform any of our representations, warranties, covenants or other agreements contained in the agreement of merger that is a condition to consummation of the merger and such breach is not cured within a specified time period or cannot be cured;

        o we fail to recommend, or change the recommendation, that our shareholders approve the merger, or we materially breach our obligations by failing to call the special shareholders meeting to approve the merger or to prepare and mail to our shareholders the proxy statement as required by the agreement of merger and such breach is not cured within a specified time period or cannot be cured; or

        o our board of directors recommends (or resolves or publicly proposes to recommend) to our shareholders, or we enter into an agreement, letter of intent or agreement-in-principle contemplating, an acquisition proposal or a superior proposal.

    TERMINATION FEES

    We will pay a termination fee of $8.375 million and will reimburse Cenveo for its reasonable fees and expenses incurred in connection with the merger up to a maximum of $500,000 in the event that the agreement of merger is terminated:

    o   by Cenveo, because:

        o our board of directors fails to recommend, or changes the recommendation, that our shareholders approve the merger; or

        o our board of directors recommends (or resolves or publicly proposes to recommend) to our shareholders, or we enter into an agreement, letter of intent or agreement-in-principle contemplating, an acquisition proposal or a superior proposal;

    o by us, because our board of directors approves, or we enter into a definitive agreement with respect to, a superior proposal before the time that our shareholders vote on whether to approve the plan of merger.

    If the agreement of merger is terminated as described above, we must pay the termination fee and expenses not later than the date of such termination.

    We will also pay such termination fee and expenses in the event that:

    o the agreement of merger is terminated:

        o by either Cenveo or us, because the merger shall not have been consummated on or prior to July 26, 2007 or such other date as we and Cenveo shall agree in writing (unless the waiting period under the HSR Act shall not have expired or terminated);

        o by either Cenveo or us, because the requisite vote on the merger proposal is not obtained at a duly held special meeting or at any adjournment or postponement thereof;

        o by Cenveo, because we materially breach our obligations by failing to call the special shareholders meeting to approve the merger or to prepare and mail to our shareholders the proxy statement as required the agreement of merger; or

        o (A) for any reason (other than as set forth in the bullets above or for Cenveo's breach) and (B) we or our affiliates or representatives have materially breached any material provision in our covenant to refrain from soliciting alternate acquisition proposals; and

    o prior to such termination an acquisition proposal is publicly announced or otherwise communicated to our senior management or our board of directors; and

    o prior to the date that is 12 months after the effective date of such termination, we enter into a definitive agreement with respect to an acquisition proposal or an acquisition proposal is consummated.

    If the agreement of merger is terminated as described above, we must pay the termination fee and expenses within two business days following consummation of the acquisition proposal.

    AMENDMENT, MODIFICATION, EXTENSION AND WAIVER

    The agreement of merger may be amended by us, Cenveo, and Mouse Acquisition Corp. at any time before or after any approval of the agreement of merger by our shareholders, provided that after the approval of the agreement of merger by our shareholders, the agreement of merger may not be amended to change:

    o   the consideration to be received under the plan by our shareholders;

    o the articles of incorporation of the surviving corporation to be created by the merger, except for changes permitted by Virginia law; or

    o any of the other terms or conditions of the plan of merger if the change would adversely affect our shareholders in any material respect.

    The agreement of merger may not be amended except by a written instrument executed by all parties.

    Subject to the express limitations contained in the agreement of merger, we, Cenveo and Mouse Acquisition Corp. may, before the effective time of the merger:

    o extend the time for the performance of any obligations or other acts of the other parties;

    o waive any inaccuracies in the representations and warranties contained in the agreement of merger by any other applicable party or in any document delivered pursuant to the agreement of merger by any other applicable party; or

    o waive compliance with any of the agreements or conditions contained in the agreement of merger.

    MATERIAL ADVERSE EFFECT

    Many of the representations and warranties in the agreement of merger and Cenveo's obligations to complete the merger are qualified by reference to whether the item in question is reasonably likely to have a "material adverse effect" on us, which is defined as any change, effect, condition, factor or circumstance that is materially adverse to the business, results of operations, properties, financial condition, assets or liabilities of us and our subsidiaries taken as a whole. The following, however, do not constitute a "material adverse effect" on us:

    o general changes or developments in the industries in which we operate, except, in each case, to the extent those changes or developments disproportionately impact (relative to similarly situated businesses) the business, results of operations, properties, financial condition, assets or liabilities of us and our subsidiaries taken as a whole;

    o changes, after the date of the agreement of merger, in laws of general applicability or interpretations thereof by courts or other governmental entities, or changes in generally accepted accounting principles or the rules or policies of the Public Company Accounting Oversight Board;

    o any act or omission by us taken with the prior written consent of Cenveo in contemplation of the merger;

    o any costs or expenses reasonably incurred or accrued in connection with the merger (and not otherwise in breach of the agreement of merger);

    o the announcement, execution, delivery or performance of the agreement of merger or the identity of Cenveo, including, without limitation, in any such case, the impact thereof on relationships with customers, suppliers or employees; or

    o a change to the United States economy in general or global economic conditions that do not disproportionately affect us.

    AMENDMENT TO RIGHTS AGREEMENT

    Also in connection with the agreement of merger, on December 26, 2006, we executed an amendment to our rights agreement, dated as of February 15, 1999, as amended, with American Stock Transfer & Trust Company, as rights agent, for the purpose of amending the rights agreement to render it inapplicable to the agreement of merger, the merger, the voting agreement and the other transactions contemplated thereby. The amendment provided that the execution of, and the consummation of the transactions contemplated by, the agreement of merger and the related plan of merger and the voting agreement will not cause (i) Cenveo, its affiliates or its associates to be deemed an acquiring person or (ii) a distribution date, share acquisition date or triggering event to be deemed to have occurred.

                              THE VOTING AGREEMENT

    This section of the proxy statement describes the material provisions of the voting agreement but does not purport to describe all of the terms of the voting agreement. The following summary is qualified in its entirety by reference to the complete text of the voting agreement, which is attached as Annex C to this
                                                                -------
proxy statement and incorporated into this proxy statement by reference. We urge you to read the voting agreement in its entirety.

    INTRODUCTION

    In connection with the agreement of merger, and concurrently with the execution of the agreement of merger, Bruce V. Thomas, our president and chief executive officer, and entities affiliated with Nathu R. Puri, a director and our largest shareholder, entered into a voting agreement with Cenveo. As of the date of the voting agreement, Mr. Thomas beneficially owned approximately 244,186 shares of our common stock and the entities affiliated with Mr. Puri, Clary Limited, Purico (IOM) Limited and Melham US Inc., collectively beneficially owned 1,771,369 shares of our common stock. Collectively, these shares represented approximately 21% of our outstanding common stock, as of the record date for the special meeting. We refer to Mr. Thomas and the entities affiliated with Mr. Puri as the voting shareholders.

    AGREEMENT TO VOTE

    Pursuant to the terms of the voting agreement, each voting shareholder has agreed, until the earlier of (i) the closing of the merger and (ii) termination of the agreement of merger in accordance with its terms, to:

    o be present, in person or represented by proxy, at each meeting (whether annual or special and whether or not an adjourned or postponed meeting) of our shareholders, however called, so that all of such voting shareholder's respective shares of our common stock may be counted for purposes of determining the presence of a quorum at such meeting;

    o at each such meeting, and at any adjournment or postponement thereof, vote their respective shares of our common stock to: (A) approve the merger proposal and any action required in furtherance thereof; and
        (B) approve any proposal to adjourn or postpone such special meeting to a later date or time if there are not sufficient votes for approval of the merger proposal on the date on which the special meeting is held; and

    o at each such meeting, and at any adjournment or postponement thereof, vote against: (A) any action or agreement that would reasonably be expected to frustrate the purposes of, impede, hinder, interfere with, or prevent or delay the consummation of the transactions contemplated by the merger proposal and (B) any acquisition proposal (other than the merger) and any action required in furtherance thereof.

    NO SOLICITATION

    During the term of the voting agreement, each voting shareholder has agreed not to, directly or indirectly, subject to certain exceptions:

    o solicit or initiate the making of, or take any other action to knowingly facilitate any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to, any acquisition proposal;

    o participate in any way in discussions or negotiations with, or furnish or disclose any information to, any person (other than Cenveo or any of its representatives) in connection with any acquisition proposal; or

    o publicly announce that he or it is considering approving or recommending any acquisition proposal.

    Each voting shareholder has agreed to promptly notify Cenveo after receipt by such voting shareholder of any acquisition proposal or of any request for information relating to us or for access to our business, properties, assets, books or records by any person that such voting shareholder reasonably believes is seeking to make, or has made, an acquisition proposal.

    Notwithstanding the foregoing, in the event that our board of directors is permitted to engage in negotiations or discussions with any person who made an unsolicited bona fide written acquisition proposal in accordance with the agreement of merger, each voting shareholder is permitted, at the request of our board of directors, to respond to inquiries from, and discuss such acquisition proposal with, our board of directors. In addition, any voting shareholder who is an individual is permitted to take any action that does not violate the agreement of merger in his or her capacity as an officer or director of Cadmus.

    IRREVOCABLE PROXY

    Pursuant to the voting agreement, each voting shareholder has delivered to Cenveo a proxy, irrevocably appointing Cenveo and Cenveo's designees, as such voting shareholder's proxy and attorney-in-fact, with full power of substitution, to vote (or act by written consent) all shares of our common stock owned by such voting shareholder for the purpose of complying with the provisions of the voting agreement as described herein.

    TRANSFER RESTRICTIONS

    While the voting agreement is in effect, each voting shareholder has also agreed:

    o that if he or it sells, transfers, assigns, encumbers or otherwise disposes, which we refer to as a Transfer, of any shares of our common stock, he or she will require the transferee of such shares to execute and deliver to Cenveo a joinder to the voting agreement in form and substance satisfactory to Cenveo; and

    o to permit Cenveo to direct us to impose stop orders to prevent the Transfer of any shares of our common stock beneficially owned by a voting shareholder on our books in violation of the voting agreement.

    TERMINATION

    The voting agreement will terminate upon the earlier to occur of:

    o the termination of the agreement of merger in accordance with its terms; or

    o   the effective time of the merger.

                        MARKET PRICE AND DIVIDEND DATA

    Our common stock is listed on The NASDAQ Global Market under the symbol "CDMS." As of the close of business on January 30, 2007, the latest practicable trading day before the printing of this proxy statement, there were approximately 600 shareholders of record of our common stock. The following table sets forth the high and low bid quotations of our common stock for the period indicated as reported on The NASDAQ Global Market and the dividend declared per share during such period:

    QUARTER ENDED                                                  HIGH    LOW    DIVIDEND
    -------------                                                  ----    ---    --------
    2005
    First Quarter (September 30)                                  $16.00  $12.93  $0.0625
    Second Quarter (December 31)                                   15.40   12.00   0.0625
    Third Quarter (March 31)                                       14.60   12.67   0.0625
    Fourth Quarter (June 30)                                       18.20   13.33   0.0625

    2006
    First Quarter (September 30)                                   21.30   17.56   0.0625
    Second Quarter (December 31)                                   24.42   18.92   0.0625
    Third Quarter (March 31)                                       22.05   16.59   0.0625
    Fourth Quarter (June 30)                                       19.78   15.81   0.0625

    2007
    First Quarter (September 30)                                   17.98   14.44   0.0625
    Second Quarter (December 31)                                   24.99   14.73   0.0625
    Third Quarter (through January 30, 2007)                       24.55   24.35   0.0625

    The following table sets forth the closing per share sales price of our common stock, as reported on The NASDAQ Global Market on December 26, 2006, the last full trading day before the public announcement of the merger, and on January 30, 2007, the latest practicable trading day before the printing of this proxy statement:

                                                       CLOSING PER SHARE SALES
                DATE                                   PRICE FOR COMMON STOCK
                ----                                   -----------------------
                December 26, 2006                              $ 20.98
                January 30, 2007                               $ 24.54

    Following the merger, there will be no further market for our common stock and our stock will be delisted from The NASDAQ Global Market and deregistered under the Exchange Act.

    We paid a regular quarterly dividend on our common stock during 2006 and the first quarter of 2007 at a rate of $0.0625 per share ($0.25 per share on an annual basis). Pursuant to the agreement of merger, we have agreed not to pay any dividends on our common stock following the date we entered into the agreement of merger. In the event that the agreement of merger is terminated, the declaration and amount of any future dividends will be subject to the discretion of our board of directors and will depend upon various factors, including our net income, financial condition, financial covenants, cash requirements, future prospects and other factors deemed relevant by our board of directors.

                                STOCK OWNERSHIP

    PRINCIPAL SHAREHOLDERS

    The following table lists any person (including any "group" as that term is used in Section 13(d)(3) of the Exchange Act) who, to our knowledge, was the beneficial owner, as of December 31, 2006, of more than 5% of the outstanding voting shares of Cadmus. Under the rules of the SEC, a person is the "beneficial owner" of securities if he, she, or it has or shares the power to vote them or to direct their investment or has the right to acquire beneficial ownership of such securities within 60 days through the exercise of an option, warrant or right, the conversion of a security, or otherwise.

                                                              AMOUNT AND NATURE OF
                                                              BENEFICIAL OWNERSHIP
                                                          -----------------------------
                                                                            EXERCISABLE         PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNERS                      SHARES           OPTIONS(1)            CLASS
-------------------------------------                      ------           -----------         ----------
Nathu R. Puri
  Richmond, Virginia                                      1,771,369(2)         6,000               18.62%

J. & W. Seligman & Co. Inc.
  New York, New York                                      1,441,040(3)            --               15.11%

Rutabaga Capital Management
  Boston, Massachusetts                                     711,206(4)            --                7.46%

Brencourt Advisors, LLC
  New York, New York                                        636,323(5)            --                6.67%

-------------------
(1) Includes any options that will become exercisable within 60 days of December 31, 2006.

(2) Includes 128,045 shares held by Melham US Inc. (Melham), of which Mr. Puri is the controlling shareholder, 1,143,324 shares held by Purico (IOM) Limited (Purico), of which Mr. Puri is the controlling shareholder, and 500,000 shares held by Clary Limited (Clary), of which Mr. Puri is the controlling shareholder. According to information provided by Mr. Puri, he has no voting or investment power with respect to any of the shares held by Melham, Purico or Clary. In the case of each of Melham, Purico and Clary, all voting and investment power with respect to these shares is controlled by the respective company's board of directors. In addition, each of Melham, Purico and Clary are parties to the voting agreement with Cenveo. See "The Voting Agreement" on page 48.

(3) Based on a listing of institutional holders of our common stock provided us by The NASDAQ Online(SM), reflecting beneficial ownership as of September 30, 2006. According to Amendment No. 12 to Schedule 13G filed with the Securities and Exchange Commission on February 13, 2006 by J. & W. Seligman & Co. Incorporated (J. & W. Seligman), as of December 31, 2005, J. & W. Seligman was the beneficial owner of 1,668,815 shares of our common stock and had shared voting power with respect to 1,311,495 of the reported shares and shared investment power with respect to all 1,668,815 shares.

(4) Based on an Amendment No. 7 to Schedule 13G filed with the Securities and Exchange Commission on January 24, 2007, by Rutabaga Capital Management (Rutabaga), as of January 24, 2007, Rutabaga was the beneficial owner of 711,206 shares of our common stock and had sole voting power with respect to 230,215 of the reported shares, shared voting power with respect to 480,991 of the reported shares and sole investment power with respect to all 711,206 shares.

(5) Based on a Schedule 13G filed with the Securities and Exchange Commission on November 9, 2006 by Brencourt Advisors, LLC (Brencourt), according to which as of November 3, 2006, Brencourt was the beneficial owner of 636,323 shares of our common stock and had sole voting power and sole investment power with respect to all 636,323 shares.

    DIRECTORS AND EXECUTIVE OFFICERS

    The following table lists, as of December 31, 2006, information relating to the ownership of our common stock by each director and each executive officer and by all directors and executive officers as a group, as determined based on the rules of the SEC regarding "beneficial owners" discussed above. Each individual exercises sole voting and investment power over all of the shares of common stock beneficially owned, except as noted below. The address of each person named below is 1801 Bayberry Court, Suite 200, Richmond, Virginia 23226.

                                                                    AMOUNT AND NATURE OF
                                                                    BENEFICIAL OWNERSHIP
                                                                -----------------------------
                                                                                  EXERCISABLE         PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNERS                            SHARES           OPTIONS(1)            CLASS
-------------------------------------                            ------           -----------         ----------

Martina L. Bradford                                                 2,100             5,000                 *
Thomas E. Costello                                                  2,000             3,000                 *
Robert E. Evanson                                                   1,000             2,000                 *
G. Waddy Garrett                                                   12,100(2)          8,000                 *
Keith Hamill                                                        3,120             2,000                 *
Peter R. Hanson                                                    14,397                --                 *
Edward B. Hutton, Jr.                                              32,700             3,000                 *
Lisa S. Licata                                                     38,935(3)         15,000                 *
Gerard P. Lux, Jr.                                                 76,612(4)         40,067              1.22%
Thomas C. Norris                                                   10,000             2,000                 *
Nathu R. Puri                                                   1,771,369(5)          6,000             18.62%
James E. Rogers                                                     4,292             4,000                 *
Christopher T. Schools                                                 --                --                 *
Paul K. Suijk                                                      56,811(6)             --                 *
Bruce V. Thomas                                                   146,189(7)         98,000              2.53%
Bruce G. Willis                                                    33,277(8)         35,110                 *
All directors and executive officers as a group (16 persons)    2,204,902           223,177(8)          24.87%

-------------------
*   Indicates less than one percent of our outstanding common stock.

(1) Includes any options that will become exercisable within 60 days of December 31, 2006.

(2) Includes 600 shares held by Mr. Garrett's wife, as to which shares Mr. Garrett disclaims beneficial ownership.

(3) Includes 310 shares held for Ms. Licata's account in the Cadmus account under the Cadmus Non-Qualified Savings Plan and 30,381 shares of performance-vesting restricted stock over which Ms. Licata does not have investment power until such shares vest and are distributed.

(4) Includes 2,548 shares held for Mr. Lux's account in the Cadmus account under the Cadmus Thrift Savings Plan, 4,998 shares held for Mr. Lux's account in the Cadmus account under the Cadmus Non-Qualified Savings Plan and 64,748 shares of performance-vesting restricted stock over which Mr. Lux does not have investment power until such shares vest and are distributed.

(5) See note 2 to the "Principal Shareholders" table on page 51.

(6) Includes 4,006 shares held for Mr. Suijk's account in the Cadmus account under the Cadmus Thrift Savings Plan and 46,682 shares of performance-vesting restricted stock over which Mr. Suijk does not have investment power until such shares vest and are distributed.

(7) Includes 7,393 shares held for Mr. Thomas' account in the Cadmus account under the Cadmus Thrift Savings Plan and 118,975 shares of performance-vesting restricted stock over which Mr. Thomas does not have investment power until such shares vest and are distributed. In addition, Mr. Thomas is a party to the voting agreement with Cenveo. See "The Voting Agreement" on page 48.

(8) Includes 1,616 shares held for Mr. Willis' account in the Cadmus account under the Cadmus Thrift Savings Plan and 27,338 shares of performance-vesting restricted stock over which Mr. Willis does not have investment power until such shares vest and are distributed.

                                 OTHER MATTERS

    As of the date of this proxy statement, our board of directors knows of no matters that will be presented for consideration at the special meeting other than as described in this proxy statement.

    When considering a motion to adjourn or postpone the special meeting to a later date or time for a reasonable business purpose (including, without limitation, for the purpose of soliciting additional proxies), the persons named in the enclosed form of proxy and acting by the authority in the proxy generally will have discretion to vote on any adjournments or postponements using their best judgment. However, the persons named in the proxies will not use their discretionary authority to use proxies voting against the merger proposal to vote in favor of adjournments or postponements of the special meeting.

                             SHAREHOLDER PROPOSALS

    If the merger is completed, we do not expect to hold a 2007 annual meeting of shareholders. If the merger is not completed, you will continue to be entitled to attend and participate in our shareholder meetings. Under applicable law, our board of directors need not include an otherwise appropriate shareholder proposal in our proxy statement or form of proxy for the 2007 annual meeting of shareholders unless the proposal is received by the Secretary of Cadmus at our principal place of business at 1801 Bayberry Court, Suite 200, Richmond, Virginia 23226 on or before June 4, 2007. Shareholders should refer to the rules of the SEC, which set standards for eligibility and specify the types of proposals that are not appropriate for inclusion in the proxy statement.

    In addition, our bylaws prescribe certain procedures that must be followed, including advance notice requirements, in order for a proposal to be properly presented at an annual meeting. Notice that a shareholder intends to bring any matter before the 2007 annual meeting of shareholders must be received by Cadmus on or before August 3, 2007.

    In order for a shareholder to bring business before a shareholder meeting, timely notice must be received by us within the time limits described in the immediately preceding paragraphs. The shareholder's notice must contain:

    o a full description of each such item of business proposed to be brought before the meeting;

    o the name and address of the person proposing to bring such business before the meeting;

    o the class and number of shares held of record, held beneficially and represented by proxy by such person as of the record date for the meeting (if such date has been made publicly available) and as of the date of such meeting;

    o if any item of such business involves a nomination for director, all information regarding each such nominee that would be required to be set forth in a definitive proxy statement filed with the SEC pursuant to Regulation 14A under the Exchange Act and the written consent of each such nominee to serve if elected; and

    o all other information that would be required to be filed with the SEC if, with respect to the business proposed to be brought before the meeting, the person proposing such business was a participant in a solicitation subject to Section 14 of the Exchange Act.

    The requirements found in our bylaws are separate from and in addition to the requirements of the SEC that a shareholder must meet to have a proposal included in our proxy statement.

    If a shareholder does not provide the proper notice by August 3, 2007, the chairman of the meeting may exclude the matter, and the matter will not be acted upon at the meeting. If the chairman does not exclude the matter, the proxies may use their discretionary authority to vote on the matter in the manner they believe is appropriate, as the rules of the SEC allow. Any shareholder desiring a copy of our bylaws will be furnished one without charge upon written request to the Secretary.

                      WHERE YOU CAN FIND MORE INFORMATION

    We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public at the SEC's website at http://www.sec.gov.

    Statements contained in this proxy statement, or in any document incorporated in this proxy statement by reference regarding the contents of any contract or other document, are not necessarily complete and each such statement is qualified in its entirety by reference to that contract or other document filed as an exhibit with the SEC. The SEC allows us to "incorporate by reference" into this proxy statement documents we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this proxy statement, and later information that we file with the SEC will update and supersede that information. We incorporate by reference the documents listed below and any documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and before the date of the special meeting:

    CADMUS FILINGS:                  PERIODS:
    ---------------                  --------
    Annual Report on Form 10-K       Year ended June 30, 2006
    Quarterly Report on Form 10-Q    Quarter ended September 30, 2006
    Definitive Proxy Statement       Filed October 2, 2006
    Current Reports on Form 8-K      Filed August 3, 2006, August 15, 2006, October 26, 2006,
                                     December 4, 2006 and December 27, 2006

    You may request a copy of the documents incorporated by reference into this proxy statement by writing to or telephoning us. Requests for documents should be directed to:

    Cadmus Communications Corporation
    1801 Bayberry Court, Suite 200
    Richmond, Virginia 23226
    Attention: Corporate Secretary
    Telephone: (804) 287-5680

                                                                         ANNEX A

                                                                  Execution Copy

                  -------------------------------------------

                              AGREEMENT OF MERGER


                                  DATED AS OF

                               DECEMBER 26, 2006


                                     AMONG


                                 CENVEO, INC.,

                            MOUSE ACQUISITION CORP.

                                      AND

                       CADMUS COMMUNICATIONS CORPORATION

                  -------------------------------------------

                      This page left blank intentionally.

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----

ARTICLE 1  THE MERGER........................................................A-1

    Section 1.1.  The Merger.................................................A-1

    Section 1.2.  Closing....................................................A-1

    Section 1.3.  Effective Time.............................................A-1

    Section 1.4.  Effects of the Merger......................................A-2

    Section 1.5.  Articles of Incorporation..................................A-2

    Section 1.6.  Bylaws.....................................................A-2

    Section 1.7.  Officers and Directors.....................................A-2

    Section 1.8.  Effect on Capital Stock....................................A-2

    Section 1.9.  Company Stock Options and Other Equity-Based Awards........A-2

    Section 1.10. Certain Adjustments........................................A-3

ARTICLE 2  CONVERSION OF SHARES..............................................A-3

    Section 2.1.  Paying Agent...............................................A-3

    Section 2.2.  Payment Procedures.........................................A-3

    Section 2.3.  Undistributed Merger Consideration.........................A-4

    Section 2.4.  No Liability...............................................A-4

    Section 2.5.  Investment of Merger Consideration.........................A-4

    Section 2.6.  Lost Certificates..........................................A-4

    Section 2.7.  Withholding Rights.........................................A-4

    Section 2.8.  Further Assurances.........................................A-5

    Section 2.9.  Stock Transfer Books.......................................A-5

ARTICLE 3  REPRESENTATIONS AND WARRANTIES OF THE COMPANY.....................A-5

    Section 3.1.  Organization and Qualification.............................A-5

    Section 3.2.  Capitalization.............................................A-5

    Section 3.3.  Authorization..............................................A-6

    Section 3.4.  No Violation...............................................A-7

                               TABLE OF CONTENTS
                                  (Continued)
                                                                            Page
                                                                            ----

    Section 3.5.  Filings with the SEC; Financial Statements; Sarbanes-Oxley
                  Act........................................................A-7

    Section 3.6.  Proxy Statement............................................A-9

    Section 3.7.  Board Approval.............................................A-9

    Section 3.8.  Absence of Certain Changes.................................A-9

    Section 3.9.  Litigation; Orders........................................A-10

    Section 3.10. Permits; Compliance with Laws.............................A-10

    Section 3.11. Tax Matters...............................................A-10

    Section 3.12. Environmental Matters.....................................A-11

    Section 3.13. Intellectual Property.....................................A-12

    Section 3.14. Employee Benefits.........................................A-13

    Section 3.15. Labor Matters.............................................A-15

    Section 3.16. Certain Contracts.........................................A-16

    Section 3.17. Properties and Assets.....................................A-16

    Section 3.18. Insurance.................................................A-16

    Section 3.19. Suppliers and Customers...................................A-17

    Section 3.20. Affiliate Transactions....................................A-17

    Section 3.21. Opinion of Financial Advisor..............................A-17

    Section 3.22. No Brokers or Finders.....................................A-17

    Section 3.23. Other Advisors............................................A-17

    Section 3.24. Antitakeover Statutes and Rights Agreement................A-17

    Section 3.25. No Other Representations or Warranties....................A-18

ARTICLE 4  REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB..........A-18

    Section 4.1.  Organization and Qualification............................A-18

    Section 4.2.  Authorization.............................................A-18

    Section 4.3.  No Violation..............................................A-18

    Section 4.4.  Available Funds...........................................A-18

                               TABLE OF CONTENTS
                                  (Continued)
                                                                            Page
                                                                            ----

    Section 4.5.  No Brokers or Finders.....................................A-19

    Section 4.6.  No Prior Activities.......................................A-19

    Section 4.7.  Proxy Statement...........................................A-19

    Section 4.8.  No Other Representations or Warranties....................A-19

ARTICLE 5  COVENANTS RELATING TO CONDUCT OF BUSINESS........................A-19

    Section 5.1.  Covenants of the Company..................................A-19

    Section 5.2.  Proxy Statement; Company Shareholders Meeting.............A-21

    Section 5.3.  Access and Information....................................A-22

    Section 5.4.  Reasonable Best Efforts...................................A-22

    Section 5.5.  Acquisition Proposals.....................................A-24

    Section 5.6.  Indemnification; Directors and Officers Insurance.........A-26

    Section 5.7.  Public Announcements......................................A-26

    Section 5.8.  Section 16 Matters........................................A-26

    Section 5.9.  State Takeover Laws.......................................A-26

    Section 5.10. Notification of Certain Matters...........................A-27

    Section 5.11. Certain Litigation........................................A-27

    Section 5.12. Confidentiality...........................................A-27

    Section 5.13. Resignations..............................................A-27

    Section 5.14. Financing.................................................A-27

    Section 5.15. Employee Matters..........................................A-28

    Section 5.16. Consent Solicitation......................................A-28

ARTICLE 6  CONDITIONS TO THE MERGER.........................................A-29

    Section 6.1.  Conditions to Each Party's Obligation to Effect the
                  Merger....................................................A-29

    Section 6.2.  Additional Conditions to Obligations of Parent and Merger
                  Sub.......................................................A-29

    Section 6.3.  Additional Conditions to Obligation of the Company........A-30

                               TABLE OF CONTENTS
                                  (Continued)
                                                                            Page
                                                                            ----

ARTICLE 7  TERMINATION, AMENDMENT AND WAIVER................................A-30

    Section 7.1.  Termination ..............................................A-30

    Section 7.2.  Effect of Termination.....................................A-31

    Section 7.3.  Amendment.................................................A-32

    Section 7.4.  Waiver....................................................A-32

ARTICLE 8  MISCELLANEOUS....................................................A-32

    Section 8.1.  Non-Survival of Representations, Warranties and
                  Agreements................................................A-32

    Section 8.2.  Expenses..................................................A-33

    Section 8.3.  Notices...................................................A-33

    Section 8.4.  Entire Agreement; No Third Party Beneficiaries............A-33

    Section 8.5.  Assignment; Binding Effect................................A-34

    Section 8.6.  Governing Law; Consent to Jurisdiction....................A-34

    Section 8.7.  Severability .............................................A-34

    Section 8.8.  Enforcement of Agreement..................................A-34

    Section 8.9.  Waiver of Jury Trial......................................A-34

    Section 8.10. Counterparts..............................................A-34

    Section 8.11. Headings..................................................A-34

    Section 8.12. Interpretation............................................A-34

    Section 8.13. No Presumption............................................A-35

    Section 8.14. Undertaking by Parent.....................................A-35

    Section 8.15. Definitions...............................................A-35

    Section 8.16. Disclosure Schedules......................................A-37

INDEX OF DEFINED TERMS.........................................................v

                                   EXHIBIT(S)

EXHIBIT A  PLAN OF MERGER

                             INDEX OF DEFINED TERMS

Defined Term                                                             Section
------------                                                             -------

Acquisition Proposal.....................................................8.15(a)
Affiliates...............................................................8.15(b)
Agreement...............................................................Preamble
Articles of Merger...........................................................1.3
Business Day.............................................................8.15(c)
Capitalization Date.......................................................3.2(a)
Certificates.................................................................2.2
Change in Company Recommendation..........................................5.2(b)
Closing......................................................................1.2
Closing Date.................................................................1.2
Code.........................................................................2.7
Company.................................................................Preamble
Company Board Approval.......................................................3.7
Company Common Stock....................................................Recitals
Company Contracts........................................................8.15(d)
Company Disclosure Schedule..............................................8.16(a)
Company Intellectual Property............................................3.13(a)
Company Permits.............................................................3.10
Company Recommendation....................................................5.2(b)
Company Requisite Shareholder Vote...........................................3.3
Company Restricted Shares.................................................1.9(a)
Company SEC Reports.......................................................3.5(a)
Company Shareholders Meeting..............................................5.2(b)
Company Stock Options.....................................................1.9(b)
Company Stock Plans......................................................8.15(e)
Company Voting Debt.......................................................3.2(a)
Confidentiality Agreement...................................................5.12
Consent Solicitation.....................................................5.16(a)
Continuing Employees.....................................................5.15(a)
Contract..................................................................3.4(a)
Control..................................................................8.15(b)
D&O Insurance.............................................................5.6(a)
DBS.........................................................................3.21
DOJ.......................................................................5.4(c)
Effective Time...............................................................1.3
Employee Benefit Plans...................................................3.14(a)
Environmental Laws.......................................................3.12(a)
ERISA....................................................................3.14(a)
ERISA Affiliate..........................................................8.15(f)
Exchange Act..............................................................3.4(b)
Excluded Shares...........................................................1.8(a)
Foreign Benefit Plan.....................................................3.14(l)
FTC.......................................................................5.4(c)
GAAP......................................................................3.5(b)
Governmental Entity.......................................................3.4(b)
Hazardous Substance......................................................8.15(g)
HSR Act...................................................................3.4(b)
Indemnified Persons.......................................................5.6(a)
Indenture................................................................5.16(a)
Indenture Amendments.....................................................5.16(a)
Intellectual Property Rights.............................................8.15(h)
knowledge................................................................8.15(i)

                             INDEX OF DEFINED TERMS
                                  (Continued)

Defined Term                                                             Section
------------                                                             -------

Law.......................................................................3.4(a)
Liens.....................................................................3.2(b)
LTIP......................................................................1.9(a)
Major Customers.............................................................3.19
Major Suppliers.............................................................3.19
Material Adverse Effect on the Company...................................8.15(j)
Merger..................................................................Recitals
Merger Consideration......................................................1.8(a)
Merger Sub..............................................................Preamble
Multiemployer Plan.......................................................8.15(k)
Necessary Consents........................................................3.4(b)
Offer to Purchase........................................................5.16(a)
Order.....................................................................3.4(a)
Parent..................................................................Preamble
Parent Disclosure Schedule...............................................8.16(a)
Parent Plans.............................................................5.15(a)
Parent Welfare Plans.....................................................5.15(b)
Paying Agent.................................................................2.1
PBGC.....................................................................3.14(c)
Person...................................................................8.15(l)
Plan of Merger...............................................................1.3
Preferred Stock Purchase Rights..........................................8.15(m)
Proxy Statement...........................................................5.2(a)
Recent Balance Sheet.....................................................3.11(a)
Regulatory Law...........................................................8.15(n)
Representatives...........................................................5.5(a)
Rights Agreement.........................................................8.15(o)
SCC..........................................................................1.3
SEC.......................................................................3.5(a)
Securities Act............................................................3.5(a)
Senior Subordinated Notes................................................5.16(a)
Subsidiaries.............................................................8.15(p)
Superior Proposal........................................................8.15(q)
Surviving Corporation........................................................1.1
Tax Return...............................................................8.15(s)
Taxes....................................................................8.15(r)
Termination Date..........................................................7.1(b)
Termination Expenses......................................................7.2(b)
Termination Fee...........................................................7.2(b)
Voting Agreement........................................................Recitals
VSCA.........................................................................1.1

                              AGREEMENT OF MERGER

    This Agreement of Merger dated as of December 26, 2006 (this "AGREEMENT") is among Cenveo, Inc., a Colorado corporation ("PARENT"), Mouse Acquisition Corp., a Virginia corporation and an indirect wholly-owned subsidiary of Parent ("MERGER SUB"), and Cadmus Communications Corporation, a Virginia corporation (the "COMPANY"). Capitalized terms used but not defined elsewhere herein have the meanings assigned to them in Section 8.15.

    The respective Boards of Directors of Parent, Merger Sub and the Company desire to enter into a transaction whereby Merger Sub will merge with and into the Company (the "MERGER"), pursuant to which each issued and outstanding share of the Company's common stock, par value $0.50 per share ("COMPANY COMMON STOCK"), not owned directly or indirectly by the Company will be converted into the right to receive the Merger Consideration.

    In furtherance thereof, the respective Boards of Directors of Parent, Merger Sub and the Company have adopted this Agreement and the transactions contemplated hereby, including, without limitation, the Merger. The Board of Directors of the Company has recommended that its shareholders approve this Agreement and the consummation of the transactions contemplated hereby, including, without limitation, the Merger.

    Concurrently with the execution and delivery of this Agreement, and as a condition and inducement to the willingness of Parent and Merger Sub to enter into this Agreement, Parent and certain of the Company's shareholders are entering into a Voting Agreement (the "VOTING AGREEMENT") with respect to the voting of Company Common Stock in connection with the Merger.

    Parent, Merger Sub and the Company desire to make certain representations, warranties and agreements in connection with, and to prescribe certain conditions to, the Merger.

    In consideration of the foregoing and the mutual covenants, representations, warranties and agreements set forth herein, and intending to be legally bound, the parties agree as follows:

                                   ARTICLE 1
                                  THE MERGER

    Section 1.1.  The Merger. Upon the terms and subject to the conditions set
                  ----------
forth in this Agreement, and in accordance with the Virginia Stock Corporation Act (the "VSCA"), Merger Sub shall be merged with and into Company at the Effective Time and the separate corporate existence of Merger Sub shall thereupon cease. The Company shall be the surviving corporation in the Merger (the "SURVIVING CORPORATION") and shall continue to be governed by the Laws of the Commonwealth of Virginia, and the separate corporate existence of the Company, with all of its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger except as otherwise provided herein.

    Section 1.2.  Closing. The closing of the Merger (the "CLOSING") shall occur
                  -------
as promptly as practicable after the satisfaction or waiver of the conditions set forth in Article 6, and in any event no later than 10:00 a.m., local time, on the third Business Day after the satisfaction or waiver of the conditions set forth in Article 6, other than conditions which by their nature are to be satisfied at Closing, or such other time and date as Parent and the Company shall agree in writing, unless this Agreement has been theretofore terminated pursuant to its terms (the actual time and date of the Closing is referred to as the "CLOSING DATE"). The Closing shall be held at the offices of Hughes Hubbard & Reed LLP, One Battery Park Plaza, New York, NY 10004 or such other place as Parent and the Company shall agree in writing.

    Section 1.3.  Effective Time. At the Closing, the parties hereto shall (a)
                  --------------
file articles of merger, in customary form (the "ARTICLES OF MERGER"), together with the related plan of merger meeting the requirements of Section 13.1-716 of the VSCA (such plan of merger, the "PLAN OF MERGER"), substantially in the form attached hereto to Exhibit A, with the State Corporation Commission of the
                   ---------
Commonwealth of Virginia (the "SCC") and (b) duly make all other filings and recordings required by the VSCA in order to effectuate the Merger. The Merger shall become effective upon the issuance of a certificate of merger by the SCC or at such later time as may be agreed to by Parent and the Company in writing and specified in the Articles of Merger (the date and time that the Merger becomes effective is referred to as the "EFFECTIVE TIME").

    Section 1.4.  Effects of the Merger. The Merger shall have the effects set
                  ---------------------
forth in this Agreement and Section 13.1-721 of the VSCA.

    Section 1.5.  Articles of Incorporation. The articles of incorporation of
                  -------------------------
Merger Sub, as in effect immediately prior to the Effective Time, shall be the articles of incorporation of the Surviving Corporation (except that the name of the Surviving Corporation shall be "Cadmus Communications Corporation"), until thereafter amended in accordance with applicable Law.

    Section 1.6.  Bylaws. Merger Sub's bylaws, as in effect immediately prior to
                  ------
the Effective Time, shall be the bylaws of the Surviving Corporation (except that the name of the Surviving Corporation shall be "Cadmus Communications Corporation"), until thereafter amended in accordance with applicable Law.

    Section 1.7.  Officers and Directors. The officers of the Company
                  ----------------------
immediately prior to the Effective Time shall be the officers of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be. The directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

    Section 1.8.  Effect on Capital Stock. At the Effective Time, pursuant to
                  -----------------------
this Agreement and by virtue of the Merger and without any action on the part of the holder of any shares of Company Common Stock or any shares of capital stock of Merger Sub:

        (a) Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares canceled pursuant to Section 1.8(c) below, the "EXCLUDED SHARES") shall be cancelled and converted into the right to receive an amount in cash equal to $24.75, without interest (the "MERGER CONSIDERATION"), payable to the holder thereof upon surrender of the certificate formerly representing such shares of Company Common Stock in accordance with Article 2.

        (b) All shares of Company Common Stock shall cease to be outstanding and shall be automatically canceled and retired and shall cease to exist, and each holder of a certificate that, immediately prior to the Effective Time, represented any shares of Company Common Stock shall thereafter cease to have any rights with respect to such shares of Company Common Stock, other than the right to receive the Merger Consideration.

        (c) Each share of Company Common Stock that is owned directly or indirectly by Parent, Merger Sub, the Company or any wholly-owned Subsidiary of the Company immediately prior to the Effective Time shall be automatically canceled and retired and shall cease to exist, and no consideration shall be made or delivered in exchange therefor.

        (d) Each share of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation, which shall constitute the only outstanding shares of capital stock of the Surviving Corporation.

    Section 1.9.  Company Stock Options and Other Equity-Based Awards.
                  ---------------------------------------------------

        (a) Awards of restricted shares of Company Common Stock from the Company (collectively, "COMPANY RESTRICTED SHARES") granted under the Cadmus Communications Corporation FY 2005-2007 Executive Long-Term Incentive Plan, as corrected April 18, 2005 (the "LTIP"), shall vest, immediately prior to the Effective Time, to the extent provided under Section 8(b) of the LTIP and, as of the Effective Time, such vested Company Restricted Shares shall become shares of Company Common Stock that are converted into the right to receive the Merger Consideration as provided in Section 1.8(a). Any Company Restricted Shares that have not vested immediately prior to the Effective Time pursuant to the
     ---
preceding sentence shall be automatically canceled and retired and shall cease to exist as of immediately prior to the Effective Time, and no consideration shall be made or delivered in exchange therefor.

        (b) All outstanding options to acquire shares of Company Common Stock from the Company (collectively, "COMPANY STOCK OPTIONS") heretofore granted under any Company Stock Plan shall become exercisable and vested immediately prior to the Effective Time and cease to represent, as of the Effective Time, a right to acquire shares of Company Common Stock and shall be converted, in settlement and cancellation thereof, into the right to receive, at the Effective Time, a lump sum cash payment by the Surviving Corporation of an amount equal to (i) the excess, if any, of (A) the per share Merger Consideration over (B) the exercise price per share of Company Common Stock subject to such Company Stock Option, multiplied by (ii) the number of shares of Company Common Stock for which such
-------------
Company Stock Option shall not theretofore have been exercised.

        (c) No Person shall have any right under the Company Stock Plans or under any other plan, program, agreement or arrangement with respect to equity interests of the Company or any of its Subsidiaries, or for the issuance or grant of any right of any kind, contingent or accrued, to receive benefits measured by the value of a number of shares of Company Common Stock (including restricted stock units, deferred stock units and dividend equivalents), at and after the Effective Time (except as otherwise expressly set forth in this Section 1.9 or Article 2).

        (d) Promptly after the Effective Time and not later than three Business Days after the Closing Date (unless additional time is required to process payments under the Company's payroll systems), the Surviving Corporation shall pay to each holder of Company Stock Options the cash payments specified in this
Section 1.9. The Company's payroll processor shall be instructed to promptly pay the holders of Company Stock Options the amounts they are entitled to receive hereunder. No interest shall be paid or accrue on the cash payments contemplated by this Section 1.9. The Surviving Corporation and Parent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Company Stock Options any Taxes that either of them is required or permitted to deduct and withhold under applicable Law. To the extent that amounts are so deducted and withheld by the Surviving Corporation or Parent and paid over to the appropriate taxing authority, the amounts so deducted and withheld shall be treated for all purposes of this Agreement as having been paid to the holder of the Company Stock Options in respect of which such deduction and withholding was made by the Surviving Corporation or Parent, as the case may be, and the Paying Agent, the Surviving Corporation or Parent shall provide to the holders of such securities written notice of the amounts so deducted or withheld.

        (e) Prior to the Effective Time, the Company shall use its commercially reasonable efforts to effectuate the provisions of this Section 1.9, including the conversion of each Company Stock Option into the right to receive an amount in cash as described in Section 1.9(b). Notwithstanding any other provision of this Section 1.9, payment may be withheld in respect of any employee stock option until such necessary consents are obtained.

    Section 1.10.  Certain Adjustments. If, between the date of this Agreement
                   -------------------
and the Effective Time: (a) the outstanding shares of Company Common Stock shall have been increased, decreased, changed into or exchanged for a different number of shares or different class, in each case, by reason of any reclassification, recapitalization, stock split, split-up, combination or exchange of shares; (b) a stock dividend or dividend payable in any other securities of the Company shall be declared with a record date within such period; or (c) any similar event shall have occurred, then in each instance referred to in the preceding clauses (a) through (c) the Merger Consideration shall be appropriately adjusted to provide the holders of shares of Company Common Stock (and Company Stock Options) the same economic effect as contemplated by this Agreement prior to such event.

                                   ARTICLE 2
                             CONVERSION OF SHARES

    Section 2.1.  Paying Agent. At or prior to the Effective Time, Parent shall
                  ------------
designate, and enter into an agreement with, a bank or trust company reasonably acceptable to the Company to act as paying agent in the Merger (the "PAYING AGENT"). Parent shall deposit with the Paying Agent as of the Effective Time, for the benefit of the holders of shares of Company Common Stock, cash sufficient to effect the payment of the Merger Consideration to which such holders are entitled pursuant to Section 1.8(a) and this Article 2.

    Section 2.2.  Payment Procedures. As promptly as practicable, but in no
                  ------------------
event later than three Business Days after the Effective Time, Parent shall cause the Paying Agent to mail to each holder of record of one or more certificates that, prior to the Effective Time, represented shares of Company Common Stock that were converted into the right to receive the Merger Consideration pursuant to Section 1.8(a) (the "CERTIFICATES"): (a) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Paying Agent and shall be in such form and have such other provisions as Parent may reasonably specify); and (b) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate for cancellation to the Paying Agent or to such other agent or agents as Parent may appoint, together with such letter of transmittal, duly executed and completed, and such other documents as the Paying Agent may reasonably require, the holder of such Certificate shall be entitled to receive the Merger Consideration in exchange for each share of Company Common Stock formerly represented by such Certificate, and the Certificate so surrendered shall forthwith be canceled. No interest shall be paid or accrue on the Merger Consideration. If any portion of the Merger Consideration is to be made to a Person other than the Person in whose name the applicable surrendered Certificate is registered, then it shall be a condition to the payment of such Merger Consideration that (i) the Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and (ii) the Person requesting such payment shall have
(A) paid any transfer and other Taxes required by reason of such payment in a name other than that of the registered holder of the Certificate surrendered or
(B) established to the reasonable satisfaction of Parent that any such Taxes either have been paid or are not payable.

    Section 2.3.  Undistributed Merger Consideration. Any portion of the funds
                  ----------------------------------
made available to the Paying Agent pursuant to Section 2.1 that remains undistributed to holders of Certificates on the date that is one year after the Effective Time shall be delivered to Parent or its designee, and any holders of Certificates who have not theretofore complied with this Article 2 shall thereafter look only to Parent for the Merger Consideration to which such holders are entitled pursuant to Section 1.8(a) and this Article 2. Any portion of the funds made available to the Paying Agent pursuant to Section 2.1 that remains unclaimed by holders of Certificates on the date that is five years after the Effective Time or such earlier date immediately prior to such time as such amounts would otherwise escheat to or become property of any Governmental Entity shall, to the extent permitted by Law, become the property of the Surviving Corporation, free and clear of all claims or interests of any Person previously entitled thereto.

    Section 2.4.  No Liability. None of Parent, Merger Sub, the Company, the
                  ------------
Surviving Corporation, the Paying Agent or their respective directors, officers, employees and representatives shall be liable to any Person in respect of any Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

    Section 2.5.  Investment of Merger Consideration. The Paying Agent shall
                  ----------------------------------
invest the funds made available to the Paying Agent pursuant to Section 2.1 as directed by Parent on a daily basis in obligations of or guaranteed by the United States of America and backed by the full faith and credit of the United States of America or in commercial paper obligations rated A-2/P-2 or better by Moody's Investors Services, Inc. and Standard & Poor's Corporation, respectively (or money market funds rated Aaa or better by Moody's Investors Services, Inc. or AAA or better by Standard & Poor's Corporation); provided, however, that no
                                                    --------  -------
such gain or loss thereon shall affect the amounts payable to holders of Certificates pursuant to Section 1.8(a) and this Article 2. Any interest and other income resulting from such investments shall be the property of, and shall promptly be paid to, Parent.

    Section 2.6.  Lost Certificates. If any Certificate shall have been lost,
                  -----------------
stolen or destroyed, then, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such Person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent shall deliver in exchange for such lost, stolen or destroyed Certificate the applicable Merger Consideration with respect to the shares of Company Common Stock formerly represented thereby.

    Section 2.7.  Withholding Rights. The Paying Agent, the Surviving
                  ------------------
Corporation and Parent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock with respect to the making of such payment that either of them is required or entitled to deduct and withhold under the Internal Revenue Code of 1986, as amended (the "CODE"), or any provision of any other Tax law. To the extent that amounts are so deducted and withheld by the Surviving Corporation or Parent and paid over to the appropriate taxing authority, the amounts so deducted and withheld shall be treated for all purposes of this Agreement as having been paid to the holder of such shares of Company Common Stock in respect of which such deduction and withholding was made by the Surviving Corporation or Parent, as the case may be, and the Paying Agent,

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
the Surviving Corporation or Parent shall provide to the holders of such securities written notice of the amounts so deducted or withheld.

    Section 2.8.  Further Assurances. At and after the Effective Time, the
                  ------------------
officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of the Company or Merger Sub, all deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of the Company or Merger Sub, all other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation all right, title and interest in, to and under all of the rights, properties or assets acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

    Section 2.9.  Stock Transfer Books. The stock transfer books of the Company
                  --------------------
shall be closed immediately upon the Effective Time, and there shall be no further registration of transfers of shares of Company Common Stock thereafter on the records of the Company. At or after the Effective Time, any Certificates presented to the Paying Agent, Parent or the Surviving Corporation for any reason shall, subject to compliance with the provisions of this Article 2 by the holder thereof, be converted into the right to receive the Merger Consideration with respect to the shares of Company Common Stock formerly represented thereby.

                                   ARTICLE 3
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

    The Company represents and warrants to Parent and Merger Sub as follows:

    Section 3.1.  Organization and Qualification. Each of the Company and its
                  ------------------------------
Subsidiaries is a corporation or other entity duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization and has full corporate or other power and authority to own, operate and lease the properties owned or used by it and to carry on its business as and where such is now being conducted, except where the failure to be so standing, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect on the Company. Each of the Company and its Subsidiaries is duly licensed or qualified to do business as a foreign corporation, and is in good standing, in each jurisdiction wherein the character of the properties owned or leased by it, or the nature of its business, makes such licensing or qualification necessary, except where the failure to be so licensed or qualified, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect on the Company. The copies of the articles of incorporation and bylaws of the Company, including any amendments thereto, that have been made available by the Company to Parent prior to the date of this Agreement are correct and complete copies of such instruments as presently in effect.

    Section 3.2.  Capitalization.
                  --------------

        (a) As of December 22, 2006 (the "CAPITALIZATION DATE"), the authorized capital stock of the Company consisted entirely of: (i) 16,000,000 shares of Company Common Stock, of which 9,532,029 shares of Company Common Stock were issued and outstanding; and (ii) 1,000,000 shares of Serial Preferred Stock, par value $1.00 per share, none of which were issued and outstanding or held in the treasury of the Company. All issued and outstanding shares of capital stock of the Company and its Subsidiaries are validly issued, fully paid and nonassessable. As of the Capitalization Date, there were (x) Company Stock Options representing in the aggregate the right to acquire 439,520 shares of Company Common Stock and (y) Company Restricted Shares relating to in the aggregate 320,318 shares of Company Common Stock under the Company Stock Plans.
Schedule 3.2(a) to the Company Disclosure Schedule sets forth a correct and
---------------
complete list, as of the Capitalization Date, of the number of shares of Company Common Stock subject to Company Stock Options, the number of unvested Company Restricted Shares or other rights to purchase or receive Company Common Stock, or benefits based on the value of Company Common Stock, granted under the Company Stock Plans, the Employee Benefit Plans or otherwise, and the holders who are executive officers of the Company (including breakdowns by individuals for holders who are directors or executive officers of the Company), the dates of grant and the exercise prices thereof. No bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of capital stock of the Company may vote ("COMPANY VOTING DEBT") are issued or outstanding. There are no outstanding obligations of the Company or its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock or other equity interests of the Company or any of its Subsidiaries. Except as set forth above, no shares of capital stock or other voting securities of the Company have been issued or reserved for issuance or are outstanding, other than the shares of Company Common Stock reserved for issuance under the Company Stock Plans. Except as set forth above, there are no options, warrants, rights, convertible or exchangeable securities, "phantom" stock rights, stock appreciation rights, stock-based performance units, commitments, Contracts, arrangements or undertakings of any kind to which the Company or any of its Subsidiaries is a party or by which any of them is bound:
(A) obligating the Company or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity interests in, or any security convertible or exercisable for or exchangeable into any capital stock of or other equity interest in, the Company or any of its Subsidiaries or any Company Voting Debt; (B) obligating the Company or any of its Subsidiaries to issue, grant, extend or enter into any such option, warrant, call, right, security, unit, commitment, Contract, arrangement or undertaking; or (C) giving any Person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights accruing to holders of capital stock of the Company or any of its Subsidiaries.

        (b)  Except as set forth on Schedule 3.2(b) to the Company Disclosure
                                    ---------------
Schedule, the Company owns, directly or indirectly, all of the issued and outstanding shares of capital stock and other equity interests of its Subsidiaries, free and clear of all liens, pledges, charges, encumbrances and other security interests of any nature whatsoever (collectively, "LIENS"). A correct and complete list of all of the Company's Subsidiaries, together with the jurisdiction of incorporation or organization of each Subsidiary and the percentage of each Subsidiary's outstanding capital stock or other equity interests owned by the Company or another of its Subsidiaries, is set forth in
Schedule 3.2(b)-1 to the Company Disclosure Schedule. A correct and complete
-----------------
list of all corporations, partnerships, limited liability companies, associations and other entities (excluding the Company's Subsidiaries) in which the Company or any Subsidiary of the Company owns any joint venture, partnership, strategic alliance or similar interest, together with the jurisdiction of incorporation or organization of each such entity and the percentage of each such entity's outstanding capital stock or other equity interests owned by the Company or any of its Subsidiaries, is set forth in
Schedule 3.2(b)-2 to the Company Disclosure Schedule. Except for its interest in
-----------------
the Subsidiaries, joint venture or similar entities as set forth in Schedule
                                                                    --------
3.2(b)-2 to the Company Disclosure Schedule, the Company does not own, directly
--------
or indirectly, any capital stock interest, equity membership interest, partnership interest, joint venture interest or other equity interest in any Person. Neither the Company nor any of its Subsidiaries is obligated to make any contribution to the capital of, make any loan to or guarantee the debts of any joint venture or similar entity (excluding the Company's wholly-owned Subsidiaries).

        (c) Parent has prior to the date of this Agreement received a correct and complete copy of each Company Stock Plan.

    Section 3.3.  Authorization. The Company has full corporate power and
                  -------------
authority to execute and deliver this Agreement and the related Plan of Merger and to consummate the transactions contemplated hereby and thereby, subject, in the case of the consummation of the Merger, to the approval and adoption of this Agreement and the related Plan of Merger by the affirmative vote of the holders of at least a majority of the shares of Company Common Stock entitled to vote on the Merger (the "COMPANY REQUISITE SHAREHOLDER VOTE"). The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, and no other corporate proceedings on the part of the Company or its shareholders are necessary to authorize this Agreement and to consummate the transactions contemplated hereby, other than the approval of this Agreement and the Merger by the Company Requisite Shareholder Vote. This Agreement has been duly executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, subject (as to enforceability) to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles. Article 15 of the VSCA is not applicable to the Merger, and none of the Company's shareholders will have any appraisal, dissenters' or similar rights by reason of this Agreement or the related Plan of Merger or the transactions contemplated hereby or thereby, including, without limitation, the Merger.

    Section 3.4.  No Violation.
                  ------------

        (a) The execution and delivery of this Agreement by the Company do not, and the consummation by the Company of the Merger and the other transactions contemplated hereby will not, conflict with, or result in any violation of, or constitute a default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result by its terms in the, termination, amendment, cancellation or acceleration of any obligation under, or to increased, additional, accelerated or guaranteed rights or entitlements of any Person under, or create any obligation to make a payment to any other Person under, or result in the creation of a Lien on, or the loss of, any assets, including Company Intellectual Property, of the Company or any of its Subsidiaries pursuant to: (i) any provision of the articles of incorporation, bylaws or similar organizational document of the Company or any of its Subsidiaries; or (ii) any written or oral agreement, contract, loan or credit agreement, note, mortgage, bond, indenture, lease, benefit plan, permit, franchise, license or other instrument or arrangement (each, a "CONTRACT") to which the Company or any of its Subsidiaries is a party or by which any of their respective properties or assets is bound, or any judgment, injunction, ruling, order or decree (each, an "ORDER") or any constitution, treaty, statute, law, principle of common law, ordinance, rule or regulation of any Governmental Entity (each, a "LAW") applicable to the Company or any of its Subsidiaries or their respective properties or assets, except, in the case of this clause (ii), as: (A) individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect on the Company; (B) would not prevent or materially delay the consummation of the transactions contemplated hereby; or (C) set forth on Schedule 3.4(a) to the Company Disclosure Schedule.
                            ---------------

        (b) No consent, approval, Order or authorization of, or registration, declaration or filing with, any supranational, national, state, provincial, municipal, local or foreign government, any instrumentality, subdivision, court, administrative agency or commission or other authority thereof, or any quasi-governmental body exercising any regulatory, judicial, administrative, taxing, importing or other governmental or quasi-governmental authority (each, a "GOVERNMENTAL ENTITY") or any other Person (including, without limitation, any labor union, labor organization, works council or group of employees of the Company or any of its Subsidiaries) is required to be obtained or made by or with respect to the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement by the Company or the consummation of the Merger and the other transactions contemplated hereby, except as set forth on Schedule 3.4(b) to the Company Disclosure Schedule and for those required
   ---------------
under or in relation to: (i) the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT") and other Regulatory Laws; (ii) the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"); (iii) the VSCA with respect to the filing of the Articles of Merger; and (iv) such consents, approvals, Orders, authorizations, registrations, declarations and filings the failure of which to make or obtain, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect on the Company. Consents, approvals, Orders, authorizations, registrations, declarations and filings required under or in relation to any of clauses (i) through (iii) above are referred to as the "NECESSARY CONSENTS."

    Section 3.5.  Filings with the SEC; Financial Statements; Sarbanes-Oxley
                  ----------------------------------------------------------
Act.
---

        (a) The Company has filed all required registration statements, prospectuses, reports, forms and other documents (if any) required to be filed by it with the Securities and Exchange Commission (the "SEC") since July 1, 2004 (collectively, including all exhibits thereto, the "COMPANY SEC REPORTS"). No Subsidiary of the Company is required to file any registration statement, prospectus, report, schedule, form, statement or other document with the SEC. Except as set forth on Schedule 3.5(a) to the Company Disclosure Schedule, none
                       ---------------
of the Company SEC Reports, as of their respective dates (and, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. All of the Company SEC Reports, as of their respective dates (and as of the date of any amendment to the respective Company SEC Report), complied as to form in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the "SECURITIES ACT"), and the Exchange Act.

        (b) Each of the financial statements (including the related notes and schedules thereto) of the Company included in the Company SEC Reports, as of their respective dates (and as of the date of any amendment to the respective Company SEC Report), complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles in the United States ("GAAP") (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods and the dates involved (except as may be indicated in the notes thereto) and fairly present, in all material respects, the consolidated financial position and consolidated results of operations and cash flows of the Company and its consolidated Subsidiaries as of the respective dates or for the respective periods set forth therein, subject, in the case of the unaudited interim financial statements, to the absence of notes and normal year-end adjustments that have not been and are not expected to be material in amount.

        (c) Except for liabilities reserved or reflected in a balance sheet included in the Company SEC Reports filed prior to the date of this Agreement or as set forth on Schedule 3.5(c) to the Company Disclosure Schedule, the Company
                ---------------
and its Subsidiaries have no liabilities, absolute or contingent, other than:
(i) current liabilities incurred in the ordinary course of business consistent with past practice after September 30, 2006; or (ii) liabilities that, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect on the Company.

        (d) Each of the principal executive officer and the principal financial officer of the Company (or each former principal executive officer and former principal financial officer of the Company, as applicable) has made all certifications required under Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 with respect to the Company SEC Reports, and the Company has made available to Parent a summary of any disclosure made by the Company's management to the Company's auditors and the audit committee of the Company's Board of Directors referred to in such certifications. (For purposes of the preceding sentence, "principal executive officer" and "principal financial officer" shall have the meanings ascribed to such terms in the Sarbanes-Oxley Act of 2002.)

        (e) The Company maintains a system of internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) sufficient to provide reasonable assurance to the Company and its Board of Directors (i) that the Company maintains records that in reasonable detail accurately and fairly reflect their respective transactions and dispositions of assets, (ii) that transactions of the Company and its Subsidiaries are recorded as necessary to permit preparation of financial statements in conformity with GAAP, (iii) that receipts and expenditures of the Company and its Subsidiaries are executed only in accordance with authorizations of management and the Board of Directors of the Company and (iv) regarding prevention or timely detection of the unauthorized acquisition, use or disposition of the Company's assets that could have a material effect on the Company's financial statements. The Company has evaluated the effectiveness of the Company's internal control over financial reporting and, to the extent required by applicable Law, presented in any applicable Company SEC Report that is a report on Form
10-K or Form 10-Q or any amendment thereto its conclusions about the effectiveness of the internal control over financial reporting as of the end of the period covered by such report or amendment based on such evaluation. To the extent required by applicable Law, the Company has disclosed, in any applicable Company SEC Report that is a report on Form 10-K or Form 10-Q or any amendment thereto, any change in the Company's internal control over financial reporting that occurred during the period covered by such report or amendment that has materially affected, or is reasonably likely to materially affect, the Company's internal control over financial reporting. The Company has disclosed, based on the most recent evaluation of internal control over financial reporting, to the Company's auditors and the audit committee of the Company's Board of Directors
(A) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting that are reasonably likely to adversely affect the Company's ability to record, process, summarize and report financial information and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal control over financial reporting.

        (f) The Company has designed disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) to ensure that material information relating to the Company, including its consolidated Subsidiaries, is made known to its principal executive officer and principal financial officer. The Company has evaluated the effectiveness of the Company's disclosure controls and procedures and, to the extent required by applicable Law, presented in any applicable Company SEC Report that is a report on Form 10-K or Form 10-Q or any amendment thereto its conclusions about the effectiveness of the disclosure controls and procedures as of the end of the period covered by such report or amendment based on such evaluation.

        (g)  Except as set forth on Schedule 3.5(g) to the Company Disclosure
                                    ---------------
Schedule, the date of each Company Stock Option that is reflected in the Company's books and records is the actual date of grant thereof (as determined under GAAP). All Company Stock Options were granted with an exercise price at least equal to the fair market value of Company Stock on the date of grant of such Company Stock Option and no Company Stock Option has been amended to reduce the exercise price from that in effect on the date of grant (except pursuant to non-discretionary antidilution provisions governing such Company Stock Option). The financial statements of the Company included in the Company SEC Reports fairly reflect in all material respects amounts required to be shown as expense in connection with the grant and/or amendment of any Company Stock Option.

    Section 3.6.  Proxy Statement. None of the information contained or
                  ---------------
incorporated by reference in the Proxy Statement will, on the date on which it is first mailed to the Company's shareholders or at the time of the Company Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that the Company makes no representation regarding information provided in writing by Parent or its Subsidiaries for inclusion in the Proxy Statement. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act.

    Section 3.7.  Board Approval. The Board of Directors of the Company, by
                  --------------
resolutions duly adopted by the unanimous vote at a meeting duly called and held and not subsequently rescinded or modified in any way (the "COMPANY BOARD APPROVAL"), has duly (a) determined that (i) this Agreement and the related Plan of Merger and the transactions contemplated hereby and thereby, including, without limitation, the Merger, are advisable and in the best interests of the Company and its shareholders and (ii) the cash consideration for outstanding shares of Company Common Stock in the Merger is fair to the shareholders of the Company, (b) adopted this Agreement and the related Plan of Merger and the transactions contemplated hereby and thereby, including, without limitation, the Merger, and (c) recommended that the shareholders of the Company approve this Agreement and the related Plan of Merger and the transactions contemplated hereby and thereby, including, without limitation, the Merger, and directed that such matter be submitted to a vote by the Company's shareholders at the Company Shareholders Meeting.

    Section 3.8.  Absence of Certain Changes. Except as disclosed in the Company
                  --------------------------
SEC Reports filed prior to the date of this Agreement, since September 30, 2006:

        (a)  except as set forth on Schedule 3.8(a) to the Company Disclosure
                                    ---------------
Schedule, the Company and its Subsidiaries have conducted their respective businesses only in the ordinary course of business consistent with past practice;

        (b)  except as set forth on Schedule 3.8(b) to the Company Disclosure
                                    ---------------
Schedule, there has not been any action taken by the Company or any of its Subsidiaries that would have required the consent of Parent under clause (b),
(c) (in respect of the Company and any Subsidiary that is not a wholly-owned Subsidiary only), (d), (g), (h), (i), (j), (k) or (o) of Section 5.1 if such action was taken after the date of this Agreement;

        (c) there has not been any change, event, development, condition, occurrence or combination of changes, events, developments, conditions or occurrences that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect on the Company; and

        (d)  except as set forth on Schedule 3.8(d) to the Company Disclosure
                                    ---------------
Schedule, neither the Company nor any of its Subsidiaries has increased the compensation or benefits of, or granted or paid any benefits to, any director or officer, or taken any similar action, except, in the case of this clause (d):
(i) to the extent required under the terms of any agreements, trusts, plans, funds or other arrangements disclosed in the Company SEC Reports filed prior to the date of this Agreement; (ii) to the extent required by applicable Law; or
(iii) for increases (other than in equity-based compensation) in the ordinary course of business consistent with past practice. Without limitation, except as disclosed in the Company SEC Reports filed prior to the date of this Agreement, since December 31, 2005, neither the Company nor any of its Subsidiaries has adopted or entered into any arrangement that is a material Foreign Benefit Plan.

    Section 3.9.  Litigation; Orders. Except as disclosed in the Company SEC
                  ------------------
Reports filed prior to the date of this Agreement or as set forth on Schedule
                                                                     --------
3.9 to the Company Disclosure Schedule, there is no claim, action, suit,
---
arbitration, proceeding, investigation or inquiry, whether civil, criminal or administrative, pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries or any of their respective officers or directors (in such capacity) or any of their respective businesses or assets, at law or in equity, before or by any Governmental Entity or arbitrator, except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect on the Company or to prevent or materially delay the consummation of the transactions contemplated hereby. Except as disclosed in the Company SEC Reports filed prior to the date of this Agreement, none of the Company, any of its Subsidiaries or any of their respective businesses or assets is subject to any Order of any Governmental Entity that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect on the Company or to prevent or delay the consummation of the transactions contemplated hereby.

    Section 3.10.  Permits; Compliance with Laws. Except as disclosed in the
                   -----------------------------
Company SEC Reports filed prior to the date of this Agreement and except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect on the Company, the Company and its Subsidiaries hold all permits, licenses, franchises, variances, exemptions, Orders and approvals of all Governmental Entities that are necessary for the operation of their respective businesses as now being conducted (collectively, the "COMPANY PERMITS"), and no suspension or cancellation of any of the Company Permits is pending or, to the knowledge of the Company, threatened. The Company and its Subsidiaries are in compliance with, and the Company and its Subsidiaries have not received any notices of noncompliance with respect to, the Company Permits and any Laws, except for instances of noncompliance where neither the costs to comply nor the failure to comply, individually or in the aggregate, has or would reasonably be expected to have a Material Adverse Effect on the Company. Without limitation, during the three years prior to the date of this Agreement, none of the Company, any of its Subsidiaries or any director, officer, or employee of, or, to the knowledge of the Company, any agent or other Person associated with or acting on behalf of the Company or any of its Subsidiaries has, directly or indirectly: (a) used any funds of the Company or any of its Subsidiaries for unlawful contributions, unlawful gifts, unlawful entertainment or other unlawful expenses relating to political activity; (b) made any unlawful payment to foreign or domestic governmental officials or employees or to foreign or domestic political parties or campaigns from funds of the Company or any of its Subsidiaries; (c) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any similar Law; (d) established or maintained any unlawful fund of monies or other assets of the Company or any of its Subsidiaries; (e) made any fraudulent entry on the books or records of the Company or any of its Subsidiaries; or (f) made any unlawful bribe, unlawful rebate, unlawful payoff, unlawful influence payment, unlawful kickback or other unlawful payment to any Person, private or public, regardless of form, whether in money, property or services, to obtain favorable treatment in securing business, to obtain special concessions for the Company or any of its Subsidiaries, to pay for favorable treatment for business secured or to pay for special concessions already obtained for the Company or any of its Subsidiaries, except, in each case referred to in clauses (a) through (f), where such acts, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect on the Company.

    Section 3.11.  Tax Matters. Except as set forth on Schedule 3.11 to the
                   -----------                         -------------
Company Disclosure Schedule:

        (a) All material Taxes of the Company and its Subsidiaries attributable to periods or portions thereof ending on or before the date of the consolidated balance sheet of the Company and its Subsidiaries for the fiscal year ended June 30, 2006 included in the Company SEC Reports (the "RECENT BALANCE SHEET") were paid prior to the date of the Recent Balance Sheet or have been included in a liability accrual for Taxes on the Recent Balance Sheet. Since the date of the Recent Balance Sheet, neither the Company nor any of its Subsidiaries has incurred any material Taxes other than Taxes incurred in the ordinary course of business consistent with past practice.

        (b) Each of the Company and its Subsidiaries has timely filed all material Tax Returns required to be filed (taking into account any extension of time within which to file), and all such Tax Returns were and are correct and complete in all material respects. The Company has provided Parent with access to complete and accurate copies of all such Tax Returns for which the statute of limitations is still open.

        (c) Each of the Company and its Subsidiaries has duly withheld, collected and timely paid all material Taxes that it was required to withhold, collect and pay relating to amounts paid or owing to any employee, independent contractor, creditor, stockholder or other Person.

        (d) No Tax audit or other administrative proceeding or court proceedings are presently pending or threatened in writing with regard to any material Taxes of the Company or any of its Subsidiaries. No claim has been made in writing by any taxing authority in a jurisdiction where the Company or any of its Subsidiaries does not file Tax Returns that the Company or any of its Subsidiaries is or may be subject to Tax or required to file a Tax Return in such jurisdiction, except for those instances where neither the imposition of any such Tax nor the filing of any such Tax Return (and the obligation to pay the Taxes reflected thereon), individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect on the Company. There are no outstanding waivers or comparable consents that have been given by the Company or any of its Subsidiaries regarding the application of the statute of limitations with respect to any Taxes or Tax Returns. There are no Liens on any of the assets of the Company and its Subsidiaries that arose in connection with any failure to pay Taxes, other than Liens for Taxes that are not yet due and payable.

        (e) Neither the Company nor any of its Subsidiaries has requested or received any material Tax ruling, private letter ruling, technical advice memorandum, competent authority relief or similar agreement or entered into a material closing agreement or contract with any taxing authority that, in each case, was requested or received in a year, or dictates the Tax treatment of any item in a year, with respect to which the applicable statute of limitations is open. Neither the Company nor any of its Subsidiaries is subject to a Tax sharing, allocation, indemnification or similar agreement (except such agreements as are solely between or among the Company and its Subsidiaries) pursuant to which it could have an obligation to make a material payment to any Person in respect of Taxes.

        (f) The Company has not during the last five years been a member of an Affiliated group of corporations that filed a consolidated tax return except for groups for which it was the parent corporation. For any year with respect to which the statute of limitations is open, none of the Company's Subsidiaries has ever been a member of an Affiliated group of corporations that filed a consolidated tax return except for groups of which the Company was the parent corporation.

        (g) Neither the Company nor any of its Subsidiaries is participating or has participated in a reportable or listed transaction within the meaning of Treas. Reg. Section 1.6011-4 or Section 6707A(c) of the Code. The Company and each of its Subsidiaries have disclosed on their federal income Tax Returns all positions taken therein that could reasonably be expected to give rise to a substantial understatement of federal income Tax within the meaning of Section 6662 of the Code.

        (h) Neither the Company nor any of its Subsidiaries has been the "distributing corporation" or a "controlled corporation" (within the meaning of Section 355 of the Code) with respect to a transaction described in Section 355 of the Code within the two-year period ending on the date of this Agreement.

        (i) Neither the Company nor any of its Subsidiaries has received any dividend intended to qualify for the deduction described in Section 965 or any predecessor thereto of the Code.

    Section 3.12.  Environmental Matters.
                   ---------------------

        (a) The Company and each of its Subsidiaries are in compliance with all applicable Laws and Orders relating to pollution, protection of the environment or human health, occupational safety and health or sanitation, including the Comprehensive Environmental Response, Compensation and Liability Act, as amended, and all other applicable Laws and Orders relating to emissions, spills, discharges, generation, storage, leaks, injection, leaching, seepage, releases or threatened releases of Hazardous Substances into the environment (including ambient air, surface water, ground water, land surface or subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances, together with any plan, notice or demand letter issued, entered, promulgated or approved thereunder (collectively, "ENVIRONMENTAL LAWS"), except for instances of noncompliance where neither the costs to comply nor the failure to comply, individually or in the aggregate, have had or would reasonably be expected to have a Material Adverse Effect on the Company. Neither the Company nor any of its Subsidiaries has received any written notice of (i) any material violation of an Environmental Law or (ii) the institution of any claim, action, suit, proceeding, investigation or inquiry by any Governmental Entity or other Person alleging that the Company or any of its Subsidiaries may be in material violation of or materially liable under any Environmental Law.

        (b) Neither the Company nor any of its Subsidiaries has (i) placed, held, located, released, transported or disposed of any Hazardous Substances on, under, from or at any of the properties currently or previously owned or operated by the Company or any of its Subsidiaries, except in a manner that, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect on the Company, (ii) any liability for any Hazardous Substance disposal or contamination on any of the Company's or any of its Subsidiaries' properties or any other properties that, individually or in the aggregate, has or would reasonably be expected to have a Material Adverse Effect on the Company, (iii) reason to know of the presence of any Hazardous Substances on, under or at any of the Company's or any of its Subsidiaries' properties or any other properties but arising from the conduct of operations on the Company's or any of its Subsidiaries' properties, except in a manner that, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect on the Company, or (iv) received any written notice of (A) any actual or potential liability for the response to or remediation of Hazardous Substances at or arising from any of the Company's or any of its Subsidiaries' properties or any other properties or (B) any actual or potential liability for the costs of response to or remediation of Hazardous Substances at or arising from any of the Company's or any of its Subsidiaries' properties or any other properties, in the case of both subclause
(A) and (B), that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect on the Company.

        (c)  Except as set forth on Schedule 3.12(c) to the Company Disclosure
                                    ----------------
Schedule, there are no underground storage tanks, asbestos, asbestos-containing materials, polychlorinated biphenyls (PCBs) or PCB wastes located, contained, used or stored at or on any of the Company's or any of its Subsidiaries' properties that, individually or in the aggregate, are material. To the knowledge of the Company, no underground storage tanks, asbestos, asbestos-containing materials, polychlorinated biphenyls (PCBs) or PCB wastes were previously located, contained, used or stored at or on any of the Company's or any of its Subsidiaries' properties that, individually or in the aggregate, are material.

        (d)  The Company has prior to the date of this Agreement provided to
Parent: (i) all copies of all material reports, studies, analyses or tests, and any results of monitoring programs, in the possession or control of the Company within the last two years pertaining to the generation, storage, use, handling, transportation, treatment, emission, spillage, disposal, release or removal of Hazardous Materials at, in, on or under any of the Company's or any of its Subsidiaries' properties; and (ii) a copy of any environmental investigation or assessment conducted by the Company or any of its Subsidiaries within the past three years or any environmental consultant engaged by any of them.

    Section 3.13.  Intellectual Property.
                   ---------------------

        (a)  Except as set forth on Schedule 3.13(a) to the Company Disclosure
                                    ----------------
Schedule, the Company and its Subsidiaries have good title to or, with respect to items not owned by the Company or its Subsidiaries, sufficient rights to use all material Intellectual Property Rights that are owned or licensed by the Company or any of its Subsidiaries or utilized by the Company or any of its Subsidiaries in the conduct of their respective businesses (all of the foregoing items are hereinafter referred to as the "COMPANY INTELLECTUAL PROPERTY"). To conduct the business of the Company and its Subsidiaries as presently conducted, neither the Company nor any of its Subsidiaries requires any material Intellectual Property Rights that the Company and its Subsidiaries do not already own or license. The Company has no knowledge of any infringement or misappropriation by others of Intellectual Property Rights owned by the Company or any of its Subsidiaries. The conduct of the businesses of the Company and its Subsidiaries does not infringe on or misappropriate any Intellectual Property Rights of others, except where such infringement or misappropriation, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect on the Company.

        (b)  Except as set forth on Schedule 3.13(b) to the Company Disclosure
                                    ----------------
Schedule, no claims with respect to Company Intellectual Property are pending or, to the knowledge of the Company, threatened by any Person (i) to the effect that the manufacture, sale or use of any product, process or service as now used or offered or proposed for use or sale by the Company or any of its Subsidiaries infringes on any Intellectual Property Rights of any Person, (ii) against the use by the Company or any of its Subsidiaries of any Company Intellectual Property or (iii) challenging the ownership, validity, enforceability or effectiveness of any Company Intellectual Property, except in the case of clause (i) through
(iii) where such claims, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect on the Company.

    Section 3.14.  Employee Benefits.
                   -----------------

        (a)  Schedule 3.14(a) to the Company Disclosure Schedule sets forth a
             ----------------
correct and complete list of all "employee benefit plans," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), other than any Multiemployer Plan, and all other material employee benefits, arrangements, perquisite programs, payroll practices or (without regard to materiality) executive compensation Contracts that are maintained by the Company or any of its Subsidiaries or to which the Company or any of its Subsidiaries is obligated to contribute, for current or former employees or directors (or dependents or beneficiaries thereof) of the Company or any of its Subsidiaries (collectively, the "EMPLOYEE BENEFIT PLANS").

        (b)  Schedule 3.14(b) to the Company Disclosure Schedule sets forth a
             ----------------
correct and complete list of all Multiemployer Plans. With respect to each Multiemployer Plan: (i) if the Company, any of its Subsidiaries or any ERISA Affiliate was to experience a withdrawal or partial withdrawal from such plan, no withdrawal liability under Title IV of ERISA would be incurred, except as set forth on such schedule; and (ii) none of the Company, any of its Subsidiaries or any ERISA Affiliate has received any notification, nor has any reason to believe, that any Multiemployer Plan is in reorganization, has been terminated, is insolvent or may reasonably be expected to be in reorganization, to be insolvent or to be terminated. During the last five years, none of the Company, its current or former Subsidiaries or any current or former ERISA Affiliate has
(i) withdrawn from any Multiemployer Plan in a complete or partial withdrawal under circumstances in which any withdrawal liability was not satisfied in full or (ii) engaged in a transaction that is subject to Section 4069 of ERISA. During the last five years, none of the Company, any of its Subsidiaries or any ERISA Affiliate is or has ever been a party to any multiple employer plan, as that term is defined in Section 413(c) of the Code, or a multiple employer welfare arrangement, as that term is defined in Section 3(40) of ERISA.

        (c)  Except as set forth in Schedule 3.14(c) to the Company Disclosure
                                    ----------------
Schedule, with respect to each Employee Benefit Plan subject to Title IV of
ERISA: (i) the present value of all accrued benefits under each such single employer plan (based on the assumptions used to fund the plan) did not as of the last annual actuarial valuation date exceed the value of the assets of such single employer plan allocable to such accrued benefits, and no event has occurred since valuation date, and no condition exists, which is reasonably likely to materially increase the funding or accounting costs for such single employer plans; (ii) no proceeding has been initiated or, to the knowledge of the Company, threatened by any Person (including the PBGC) to terminate any such plan; (iii) no "reportable event" (as defined in Section 4043 of ERISA) has occurred with respect to any such plan, and no such reportable event will occur as a result of the transactions contemplated hereby; and (iv) no such plan that is subject to Section 302 of ERISA or Section 412 of the Code has incurred an "accumulated funding deficiency" (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not such deficiency has been waived. None of the Company, any of its Subsidiaries or any ERISA Affiliate has incurred any outstanding liability under Section 4062, 4063 or 4064 of ERISA to the Pension Benefit Guaranty Corporation ("PBGC") or to a trustee appointed under Section 4042 of ERISA. None of the Employee Benefit Plans or any other plan, fund or program ever maintained or contributed to by the Company, any of its Subsidiaries or any ERISA Affiliate that is subject to Title IV of ERISA has been terminated so as to subject, directly or indirectly, any assets of the Company or any of its Subsidiaries to any liability, contingent or otherwise, or the imposition of any Lien under Title IV of ERISA.

        (d) The Company and each of its Subsidiaries have reserved the right to amend, terminate or modify at any time all Employee Benefit Plans, except as limited by the terms of a collective bargaining agreement or contract with an individual or to the extent applicable Law would prohibit the Company or any Subsidiary from so reserving or exercising such right.

        (e)  Except as set forth on Schedule 3.14(e) to the Company Disclosure
                                    ----------------
Schedule, the Internal Revenue Service has issued a currently effective favorable determination letter with respect to each Employee Benefit Plan that is intended to be a "qualified plan" within the meaning of Section 401 of the Code, and each trust maintained pursuant thereto has been determined to be exempt from federal income taxation under Section 501 of the Code by the IRS. Each such Employee Benefit Plan has been timely amended since the date of the latest favorable determination letter in accordance with all applicable Laws. Nothing has occurred with respect to the operation of any such Employee Benefit Plan that is reasonably likely to cause the loss of such qualification or exemption or the imposition of any liability, penalty or tax under ERISA or the Code or the assertion of claims by "participants" (as that term is defined in Section 3(7) of ERISA) other than routine benefit claims.

        (f) None of the Company, its Subsidiaries, the officers or directors of the Company or any of its Subsidiaries or the Employee Benefit Plans that are subject to ERISA, any trusts created thereunder or any trustee or administrator thereof has engaged in a "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) or any other breach of fiduciary responsibility that could subject the Company, any of its Subsidiaries or any officer or director of the Company or any of its Subsidiaries to any tax or penalty on prohibited transactions imposed by such Section 4975 or to any liability under Section 502 of ERISA.

        (g) Except as, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect on the Company, there are no claims (except claims for benefits payable in the ordinary course of business consistent with past practice and proceedings with respect to qualified domestic relations orders), suits or proceedings pending or, to the knowledge of the Company, threatened against or involving any Employee Benefit Plan, asserting any rights or claims to benefits under any Employee Benefit Plan or asserting any claims against any administrator, fiduciary or sponsor thereof. Except as, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect on the Company, there are no pending or, to the knowledge of the Company, threatened investigations by any Governmental Entity involving any Employee Benefit Plans.

        (h) All Employee Benefit Plans have been established, maintained and administered in accordance with their terms and with all provisions of applicable Laws, including ERISA and the Code, except for instances of noncompliance where neither the costs to comply nor the failure to comply, individually or in the aggregate, have had or would reasonably be expected to have a Material Adverse Effect on the Company. All contributions or premiums required to be made with respect to an Employee Benefit Plan, whether by law or pursuant to the terms of the plan or any contract that funds the benefits due thereunder, have been made when due. With respect to any Employee Benefit Plan the liabilities of which have been disclosed on the Company's financial statements as included in the Company SEC Reports filed prior to the date of this Agreement, no event has occurred since the date of such disclosure that has resulted in a material increase in such liabilities.

        (i)  Except as set forth on Schedule 3.14(i) to the Company Disclosure
                                    ----------------
Schedule, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby (either alone or in conjunction with any other event) will: (i) increase any benefits otherwise payable under any Employee Benefit Plan; (ii) result in any acceleration of the time of payment or vesting of any such benefits; (iii) limit or prohibit the ability to amend or terminate any Employee Benefit Plan; (iv) require the funding of any trust or other funding vehicle; or (v) renew or extend the term of any agreement in respect of compensation for an employee of the Company or any of its Subsidiaries that would create any liability to the Company, any of its Subsidiaries, Parent or the Surviving Corporation or their respective Affiliates after consummation of the Merger.

        (j)  Except as set forth in Schedule 3.14(j) of the Company Disclosure
                                    ----------------
Schedule, neither the Company nor any of its Subsidiaries is a party to a Contract (including this Agreement) that under any circumstances could obligate it to make payments (either before or after the Closing Date) that will not be deductible because of Section 162(m) or Section 280G of the Code. Schedule
                                                                  --------
3.14(j) to the Company Disclosure Schedule sets forth each Employee Benefit Plan
-------
that provides for a payment upon a change in control and/or any subsequent employment termination (including any agreement that provides for the cash-out or acceleration of options or restricted stock and any "gross-up" payments with respect to any of the foregoing), but excluding severance plans that are generally applicable to employees of the Company and its Subsidiaries.

        (k) Neither the Company nor any of its Subsidiaries has provided written communications to any group of its current or former employees or any of its directors of any intention or commitment to establish or implement any additional material Employee Benefit Plan or other employee benefit arrangement or to amend or modify, in any material respect, any existing Employee Benefit Plan.

        (l) With respect to each Employee Benefit Plan that is subject to the Law of any jurisdiction other than the United States (a "FOREIGN BENEFIT PLAN"), except as, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect on the Company: (i) all employer and employee contributions to each Foreign Benefit Plan required by Law or by the terms of such Foreign Benefit Plan have been made or, if applicable, accrued in accordance with normal accounting practices; (ii) the fair market value of the assets of each funded Foreign Benefit Plan, the liability of each insurer for any Foreign Benefit Plan funded through insurance or the book reserve established for any Foreign Benefit Plan, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations with respect to all current and former participants in such plan according to the actuarial assumptions and valuations most recently used to determine employer contributions to such Foreign Benefit Plan, and no transaction contemplated by this Agreement will cause such assets, or insurance obligations or book reserve to be less than such benefit obligations; (iii) all Foreign Benefit Plans have been maintained in accordance with its their terms and all requirements of applicable Law; (iv) each Foreign Benefit Plan required to be registered has been registered and has been maintained in good standing with the appropriate Governmental Entities; and (v) to the extent any Foreign Benefit Plan is intended to qualify for special tax treatment, such Foreign Benefit Plan meets all requirements for such treatment. There is no Foreign Benefit Plan with respect to which the Company is obligated to make disclosure in the Company SEC Reports where the Company has not made the disclosure so required. The Company has prior to the date of this Agreement provided Parent with a correct and complete list of all Foreign Benefit Plans.

        (m) Each "nonqualified deferred compensation plan" (as defined in Section 409A(d)(1) of the Code) of the Company has been operated since January 1, 2005 in good faith compliance with Section 409A of the Code, IRS Notice 2005-1 and Proposed Treasury Regulations promulgated under Section 409A of the Code.

    Section 3.15.  Labor Matters.
                   -------------

        (a)  Except as set forth in Schedule 3.15(a) to the Company Disclosure
                                    ----------------
Schedule, neither the Company nor any of its Subsidiaries is party to, or bound by, any labor agreement, collective bargaining agreement, work rules or practices, or any other labor-related Contract with any labor union, labor organization or works council. Except as set forth in Schedule 3.15(a) to the
                                                      ----------------
Company Disclosure Schedule, there are no labor agreements, collective bargaining agreements, work rules or any other labor-related Contracts that pertain to any of the employees of the Company or any of its Subsidiaries.

        (b) No labor union, labor organization, works council or group of employees of the Company or any of its Subsidiaries has made a pending demand for recognition or certification, and there are no representation or certification proceedings or petitions seeking a representation proceeding pending or, to the knowledge of the Company, threatened to be brought or filed with the National Labor Relations Board or any other Governmental Entity. To the knowledge of the Company, there are no material organizational attempts relating to labor unions, labor organizations or works councils occurring with respect to any employees of the Company or any of its Subsidiaries.

        (c) Except as, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect on the Company or as set forth on Schedule 3.15(c) to the Company Disclosure Schedule: (i) there
                ----------------
are no unfair labor practice charges or complaints against the Company or any of its Subsidiaries pending or, to the knowledge of the Company, threatened before the National Labor Relations Board or any other Governmental Entity; (ii) there are no labor strikes, slowdowns, stoppages, walkouts, lockouts or disputes pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries; (iii) there are no pending or, to the knowledge of the Company, threatened grievances or arbitration proceedings against the Company or any of its Subsidiaries arising out of or under any labor agreement, collective bargaining agreement, work rules or practices, or any other labor-related Contract with any labor union, labor organization or works council; and (iv) the Company and its Subsidiaries have complied with all hiring and employment obligations under the Office of Federal Contract Compliance Programs rules and regulations.

    Section 3.16.  Certain Contracts.
                   -----------------

        (a)  Except as set forth on Schedule 3.16(a) of the Company Disclosure
                                    ----------------
Schedule, neither the Company nor any of its Subsidiaries is a party to or bound by any Contract as of the date of this Agreement that:

            (i) is a loan or credit agreement, indenture, note, debenture, mortgage, pledge, security agreement, capital lease or guarantee;

            (ii) involves or would reasonably be expected to involve aggregate annual payments by the Company and/or its Subsidiaries in excess of $500,000 or its foreign currency equivalent as of the date of this Agreement or payments to the Company and/or its Subsidiaries in excess of $500,000 or its foreign currency equivalent as of the date of this Agreement (excluding purchase orders and other supplier or customer contracts received and accepted by the Company and/or its Subsidiaries in the ordinary course of business);

            (iii)  is with a Major Supplier or a Major Customer;

            (iv) is required to be filed with the SEC under Item 601 of Regulation S-K of the Exchange Act and has not been so filed;

            (v) by its terms restricts the conduct of any line of business by the Company or any of its Subsidiaries or, after the Effective Time, would by its terms materially restrict the conduct of any line of business by Parent or any of its Subsidiaries;

            (vi) provides for or otherwise relate to a joint venture, partnership, strategic alliance or similar arrangement; or

            (vii)  is an option, forward purchase, hedge or similar Contract.

    The Company has made available to Parent a true and complete copy each Contract listed on Schedule 3.16(a) of the Company Disclosure Schedule.
                   ----------------

        (b)  Except as set forth on Schedule 3.16(b) to the Company Disclosure
                                    ----------------
Schedule and with such exceptions as, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect on the Company: (i) each Contract to which the Company or any of its Subsidiaries is a party is in full force and effect and is valid and binding on and enforceable against the Company and/or its Subsidiaries, as applicable, in accordance with its terms and, to the knowledge of the Company, on and against the other parties thereto; (ii) neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any other party to any such Contract, is in breach thereof, or default thereunder, and no event has occurred that, with the giving of notice or the lapse of time or both, would constitute a breach thereof, or default thereunder; and (iii) each of the Company and its Subsidiaries and, to the knowledge of the Company, the other Person or Persons thereto has performed all of its obligations required to be performed by it under each Contract to which the Company or any of its Subsidiaries is a party.

    Section 3.17.  Properties and Assets. Except as set forth on Schedule 3.17
                   ---------------------                         -------------
to the Company Disclosure Schedule, each of the Company and its Subsidiaries has good and marketable title to or valid leasehold or license interests in the properties and assets that are material to its business, free and clear of all Liens, except those Liens for Taxes not yet due and payable and such other Liens or minor imperfections of title, if any, that do not materially detract from the value or interfere with the present use of the affected property or asset as it is currently being used. Such properties and assets, together with all properties and assets held by the Company and its Subsidiaries under leases or licenses, include all tangible and intangible property, assets, Contracts and rights necessary or required for the operation of the business of the Company and its Subsidiaries as presently conducted. With such exceptions as, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect on the Company, the tangible personal property of the Company and its Subsidiaries is in good working condition and repair, reasonable wear and tear and loss due to normal operations excepted.

    Section 3.18.  Insurance. Except as set forth on Schedule 3.18 of the
                   ---------                         -------------
Company Disclosure Schedule, all material insurance policies maintained by the Company or any of its Subsidiaries, including policies with respect to fire, casualty, general liability, business interruption and product liability, are with reputable insurance carriers, provide adequate coverage for all normal risks incident to the respective businesses, properties and assets of the Company and its Subsidiaries, except for failures to maintain such insurance policies that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect on the Company. The Company and each of its Subsidiaries have made all payments required to maintain such policies in full force and effect. Neither the Company nor any of its Subsidiaries has received notice of default under any such policy or notice of any pending or threatened termination or cancellation, coverage limitation or reduction with respect to any such policy. The aggregate annual premiums that the Company is paying with respect to the Company's directors and officers insurance policy for the current policy period that includes the date of this Agreement is set forth in Schedule 3.18 to the Company Disclosure Schedule.
   -------------

    Section 3.19.  Suppliers and Customers. Schedule 3.19-1 to the Company
                   -----------------------  ---------------
Disclosure Schedule lists the top 20 suppliers (by volume of purchases from such suppliers) of the Company and its Subsidiaries for the fiscal year ended June 30, 2006 (the "MAJOR SUPPLIERS"). Schedule 3.19-2 to the Company Disclosure
                                  ---------------
Schedule lists the top 20 customers (by volume of sales to such customers) of the Company and its Subsidiaries for the fiscal year ended June 30, 2006 (the "MAJOR CUSTOMERS"). Neither the Company nor any of its Subsidiaries has received any written or, to the knowledge of the Company, oral notice from any of the suppliers on Schedule 3.19-1 to the Company Disclosure Schedule or the customers
             ---------------
on Schedule 3.19-2 to the Company Disclosure Schedule to the effect that any
   ---------------
such supplier or customer will stop, materially and adversely decrease the rate of, or materially change the terms (whether related to payment, price or otherwise) with respect to, supplying materials, products or services to, or purchasing products from, the Company and its Subsidiaries.

    Section 3.20.  Affiliate Transactions. Except as set forth in the Company
                   ----------------------
SEC Reports, there are no transactions, agreements, arrangements or understandings between the Company or any of its Subsidiaries, on the one hand, and any Affiliate of the Company (other than its Subsidiaries), on the other hand, of the type that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act.

    Section 3.21.  Opinion of Financial Advisor. The Company has received an
                   ----------------------------
oral opinion of Deutsche Bank Securities Inc. ("DBS") to the effect that, as of the date of this Agreement, the Merger Consideration is fair, from a financial point of view, to the holders of shares of Company Common Stock. A copy of such opinion will be delivered to Parent promptly after the date of this Agreement. DBS has authorized the Company to include such written opinion in its entirety in the Proxy Statement.

    Section 3.22.  No Brokers or Finders. With the exception of the engagement
                   ---------------------
of DBS by the Company, none of the Company and its Subsidiaries has any liability or obligation to pay any fees or commissions to any financial advisor, broker, finder or agent with respect to the transactions contemplated hereby. The Company has prior to the date of this Agreement provided Parent with a correct and complete copy of any engagement letter or other Contract between the Company and DBS relating to the Merger and the other transactions contemplated hereby.

    Section 3.23.  Other Advisors. Other than the engagement letter or other
                   --------------
Contract with DBS referred to in Section 3.22 (as to which no representation is made in this Section 3.23), each engagement letter or other Contract between the Company or one of its Subsidiaries, on the one hand, and each of its legal, accounting or other advisors, on the other hand, in connection with the transactions contemplated by this Agreement entitles the legal, accounting or other advisor party thereto to receive compensation only at its usual hourly rates, without any premium, bonus, or similar payment, in connection with the transactions contemplated by this Agreement.

    Section 3.24.  Antitakeover Statutes and Rights Agreement.
                   ------------------------------------------

        (a) The Company and the Board of Directors of the Company have taken all action required to be taken by them to exempt this Agreement, Merger, the Voting Agreements and the transactions contemplated hereby and thereby from the requirements of any "moratorium", "control share", "fair price", "affiliate transaction", "business combination" or other antitakeover laws and regulations of any state, including, without limitation, the provisions of Article 14 and
Article 14.1 of the VSCA.

        (b) The Company has taken all action necessary to render the Preferred Stock Purchase Rights issued pursuant to the terms of the Rights Agreement inapplicable to this Agreement, the Merger, the Voting Agreement and the transactions contemplated hereby and thereby.

    Section 3.25.  No Other Representations or Warranties. Except for the
                   --------------------------------------
representations and warranties made by the Company in this Article 3, the Company makes no representations or warranties, and the Company hereby disclaims any other representations or warranties, with respect to the Company and its Subsidiaries.

                                   ARTICLE 4
            REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

    Parent and Merger Sub jointly and severally represent and warrant to the Company as follows:

    Section 4.1.  Organization and Qualification. Each of Parent and Merger Sub
                  ------------------------------
is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation and has full corporate power and authority to own, operate and lease the properties owned or used by it and to carry on its business as and where such is now being conducted.

    Section 4.2.  Authorization. Each of Parent and Merger Sub has full
                  -------------
corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub, and no other corporate proceedings on the part of Parent, Merger Sub or their respective shareholders are necessary to authorize this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Parent and Merger Sub and constitutes a valid and legally binding obligation of Parent and Merger Sub enforceable against Parent and Merger Sub in accordance with its terms, subject (as to enforceability) to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

    Section 4.3.  No Violation.
                  ------------

        (a) The execution and delivery of this Agreement by Parent and Merger Sub do not, and the consummation by Parent and Merger Sub of the Merger and the other transactions contemplated hereby will not, conflict with, or result in any violation of, or constitute a default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result by its terms in the, termination, amendment, cancellation or acceleration of any obligation under, or to increased, additional, accelerated or guaranteed rights or entitlements of any Person under, or create any obligation to make a payment to any other Person under, or result in the creation of a Lien on, or the loss of, any assets of Parent or any of its Subsidiaries pursuant to: (i) any provision of the articles of incorporation, by-laws or similar organizational document of Parent or any of its Subsidiaries; or (ii) subject to obtaining or making the consents, approvals, Orders, authorizations, registrations, declarations and filings referred to in Section 4.3(b), any Contract to which Parent or any of its Subsidiaries is a party or by which any of their respective properties or assets is bound or any Order or Law applicable to Parent or any of its Subsidiaries or their respective properties or assets, except, in the case of this clause (ii), as would not prevent or delay the consummation of the transactions contemplated hereby.

        (b)  Except as set forth on Schedule 4.3(b) of the Parent Disclosure
                                    ---------------
Schedule, no consent, approval, Order or authorization of, or registration, declaration or filing with, any Governmental Entity or any other Person (including, without limitation, any labor union, labor organization, works council or group of employees of Parent or any of its Subsidiaries) is required to be obtained or made by or with respect to Parent or any of its Subsidiaries in connection with the execution and delivery of this Agreement by Parent or the consummation of the Merger and the other transactions contemplated hereby, except for the Necessary Consents and with such other exceptions as would not be reasonably expected to have a material adverse effect on the ability of Parent or Merger Sub to perform its obligations hereunder.

    Section 4.4.  Available Funds. Parent and Merger Sub will as of the
                  ---------------
Effective Time have available to them, all funds necessary to consummate the Merger and the other transactions contemplated hereby and to pay all associated fees, costs and expenses. Parent has provided to the Company a correct and complete copy of the commitment letter it has received to obtain such funds (it is understood and agreed that Parent has not provided and will not provide the
                                         ---                   ---
Company with a copy of the "fee letter" or the "engagement letter" relating thereto).

    Section 4.5.  No Brokers or Finders. Neither Parent nor Merger Sub has any
                  ---------------------
liability or obligation to pay any fees or commissions to any financial advisor, broker, finder or agent with respect to the transactions contemplated hereby.

    Section 4.6.  No Prior Activities. Except for obligations or liabilities
                  -------------------
incurred in connection with its incorporation or organization or the negotiation and consummation of this Agreement and the transactions contemplated hereby (including any financing), Merger Sub has not incurred any obligations or liabilities, and has not engaged in any business or activities of any type or kind whatsoever, or entered into any agreements or arrangements with any Person or entity. As of the Effective Time, Merger Sub's common stock will be the only class or series of its capital stock that is issued and outstanding. All of such stock shall be owned directly by Parent or by one or more direct or indirect wholly-owned Subsidiaries of Parent.

    Section 4.7.  Proxy Statement. None of the information provided in writing
                  ---------------
by Parent or its Subsidiaries for inclusion in the Proxy Statement will, on the date on which it is first mailed to the Company's shareholders or at the time of the Company Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

    Section 4.8.  No Other Representations or Warranties. Except for the
                  --------------------------------------
representations and warranties made by Parent and Merger Sub in this Article 4, Parent and Merger Sub make no representations or warranties, and Parent and Merger Sub hereby disclaim any other representations or warranties.

                                   ARTICLE 5
                   COVENANTS RELATING TO CONDUCT OF BUSINESS

    Section 5.1.  Covenants of the Company. During the period commencing on the
                  ------------------------
date of this Agreement and continuing until the Effective Time, except as specifically contemplated or permitted by this Agreement or Schedule 5.1 to the
                                                            ------------
Company Disclosure Schedule or as otherwise approved in advance by Parent in writing:

        (a)  Ordinary Course. The Company shall, and shall cause each of its
             ---------------
Subsidiaries to, conduct its respective business in, and not take any action except in, the ordinary and usual course of business consistent with past practice. The Company shall, and shall cause each of its Subsidiaries to, use their respective commercially reasonable efforts to preserve intact the business organization of the Company and its Subsidiaries, to keep available the services of their respective present officers and key employees and to preserve the goodwill of those having business relationships with the Company and its Subsidiaries.

        (b)  Governing Documents. The Company shall not, and shall not permit
             -------------------
any of its Subsidiaries to, make any change or amendment to their respective articles of incorporation, bylaws or similar organizational documents.

        (c)  Dividends. The Company shall not, and shall not permit any of its
             ---------
Subsidiaries to, declare, set aside, pay or make any dividend or other distribution or payment (whether in cash, stock or other property) with respect to any shares of the capital stock or any other voting securities of any of them, other than dividends and distributions by (i) a direct or indirect wholly-owned Subsidiary of the Company to its parent, provided that such
                                                      --------
Subsidiary and its parent are both domestic corporations as defined in Section 7701(a)(3) and (4) of the Code, or (ii) a Subsidiary that is partially owned by the Company or any of its Subsidiaries, provided that the Company or any such Subsidiary receives or will receive its proportionate share thereof and provided
                                                                        --------
further that such Subsidiary and its parent are both domestic corporations as
-------
defined in Section 7701(a)(3) and (4) of the Code.

        (d)  Changes in Share Capital. The Company shall not, and shall not
             ------------------------
permit any of its Subsidiaries to, purchase or redeem any shares of the capital stock or any other securities of any of them or any rights, warrants or options to acquire any such shares or other securities, or adjust, split, combine or reclassify any of the capital stock or any other securities of any of them or make any other changes in any of their capital structures (except pursuant to the exercise of Company Stock Options outstanding on the date of this Agreement or pursuant to the surrender of shares of Company Common Stock to the Company or withholding of shares of Company Common Stock by the Company to cover withholding obligations).

        (e)  Employee Benefit Plans. The Company shall not, and shall not permit
             ----------------------
any of its Subsidiaries to, (i) amend any provision of any Employee Benefit Plan, (ii) adopt or enter into any arrangement that would be an Employee Benefit Plan or (iii) increase the compensation or benefits of, or grant or pay any benefits to, any director, officer or employee, or take any similar action, except, in the case of this clause (iii), (A) to the extent required under the terms of any agreements, trusts, plans, funds or other arrangements existing as of the date of this Agreement, (B) to the extent required by applicable Law or
(C) for increases in annual base salary in the ordinary course of business consistent with past practice, but in no event in excess of (x) for each employee who is listed on Appendix 5.1(a)(6) of Schedule 5.1(a) to the Company
                                                ---------------
Disclosure Schedule, the amount set forth for such employee on such schedule and
(y) 5% per annum for any director or officer or in excess of $ 10,000 per annum for any employee who is not an officer or director and is not listed on such schedule of "merit increases".

        (f)  Issuance of Securities. Except for the issuance of Company Common
             ----------------------
Stock upon the exercise of Company Stock Options outstanding on the date of this Agreement in accordance with their current terms, the Company shall not, and shall not permit any of its Subsidiaries to: (i) grant, issue or sell any shares of capital stock or any other securities, including Company Voting Debt, or any benefit of any of them; (ii) issue any securities convertible into or exchangeable for, or options, warrants to purchase, scrip, rights to subscribe for, calls or commitments of any character whatsoever relating to, or enter into any Contract with respect to the issuance of, any shares of capital stock or any other securities, including Company Voting Debt, of any of them; (iii) take any action to accelerate the vesting of any Company Stock Options or Company Restricted Shares; or (iv) take any action under the terms of the Company Stock Plans, Employee Benefit Plans or otherwise with respect to Company Stock Options or Company Restricted Shares that is inconsistent with the treatment contemplated by Section 1.9.

        (g)  Indebtedness. The Company shall not, and shall not permit any of
             ------------
its Subsidiaries to: (i) assume any indebtedness or enter into any capitalized lease obligation or, except in the ordinary course of business consistent with past practice under facilities existing on the date of this Agreement and listed on Schedule 5.1(g) of the Company Disclosure Schedule, incur any indebtedness
   ---------------
for borrowed money; or (ii) except in the ordinary course of business consistent with past practice, make any loans, advances or capital contributions to, or investments in, any other Person. The Company shall not, and shall not permit any of its Subsidiaries to, enter into any new credit agreements or enter into any amendments or modifications of any existing credit agreements.

        (h)  No Acquisitions. The Company shall not, and shall not permit any of
             ---------------
its Subsidiaries to, acquire: (i) by merging or consolidating with, or by purchasing a substantial portion of the stock or assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof; or (ii) any assets, except for purchases of inventory items or supplies in the ordinary course of business consistent with past practice and capital expenditures in compliance with
Section 5.1(l).

        (i)  No Dispositions. The Company shall not, and shall not permit any of
             ---------------
its Subsidiaries to, lease, mortgage or otherwise encumber, or sell, transfer or otherwise dispose of, any of its properties or assets (including capital stock of Subsidiaries of the Company), except for any such dispositions in the ordinary course of business consistent with past practice.

        (j)  Taxes. The Company shall not, and shall not permit any of its
             -----
Subsidiaries to: (i) make any Tax election which results in a material change in a Tax liability or Tax refund, waive any restriction on any assessment period relating to a material amount of Taxes or settle or compromise any material amount of income Tax or other material Tax liability or refund; or (ii) change any material aspect of the Company's or any of its Subsidiaries' method of accounting for Tax purposes.

        (k)  Discharge of Liabilities. The Company shall not, and shall not
             ------------------------
permit any of its Subsidiaries to: (i) pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted, unasserted, contingent or otherwise) except in the ordinary course of business consistent with past practice or in accordance with their terms as in existence on the date of this Agreement; or (ii) settle any (A) material claim except in the ordinary course of business consistent with past practice or (B) action, proceeding or investigation except, with respect to actions, proceedings and investigations that are not, individually or in the aggregate, material, in the ordinary course of business consistent with past practice.

        (l)  Capital Expenditures. The Company shall not, and shall not permit
             --------------------
any of its Subsidiaries to, make or commit to make any capital expenditures in respect of any capital expenditure project other than (i) those capital expenditures that are set forth in the capital expenditure budget provided to Parent by the Company prior to the date of this Agreement and (ii) capital expenditures not exceeding $500,000 in the aggregate.

        (m)  Company Contracts. The Company shall not, and shall not permit any
             -----------------
of its Subsidiaries to, enter into or terminate any Company Contract, or make any amendment to: (i) any Company Contract, other than renewals of Contracts without changes in terms that are materially adverse to the Company and/or its Subsidiaries; (ii) any Contract (other than a Contract with a customer or supplier) providing for aggregate payments to or by the Company or any of its Subsidiaries in excess of $250,000 (or its foreign currency equivalent as of the date of this Agreement) or $2,500,000 (or its foreign currency equivalent as of the date of this Agreement) for all such Contracts; (iii) any Contract with a customer, other than a Contract with a customer in the ordinary course of business consistent with past practice providing for aggregate payments to the Company or any of its Subsidiaries of $1,500,000 (or its foreign currency equivalent as of the date of this Agreement) or less per year; or (iv) any Contract with a supplier, other than purchase orders in the ordinary course of business consistent with past practice or any other Contract with a supplier providing for aggregate payments by the Company or any of its Subsidiaries of $1,500,000 (or its foreign currency equivalent as of the date of this Agreement) or less per year.

        (n)  Insurance. The Company shall use commercially reasonable efforts,
             ---------
and shall cause its Subsidiaries to use commercially reasonable efforts, not to permit any material insurance policy or arrangement naming or providing for the Company or any of its Subsidiaries as a beneficiary or a loss payee to be canceled or terminated (unless such policy or arrangement is canceled or terminated in the ordinary course of business consistent with past practice and concurrently replaced with a policy or arrangement with substantially similar coverage) or materially impaired.

        (o)  Accounting Methods. The Company shall not, and shall not permit any
             ------------------
of its Subsidiaries to, implement or adopt any change in its material accounting principles, practices or methods except to the extent required by GAAP or the rules or policies of the Public Company Accounting Oversight Board.

        (p)  No Related Actions. The Company shall not, and shall not permit any
             ------------------
of its Subsidiaries to, authorize or enter into any agreement, commitment or arrangement to do any of the foregoing.

    Section 5.2.  Proxy Statement; Company Shareholders Meeting.
                  ---------------------------------------------

        (a) As soon as practicable after the date of this Agreement (but in any event no later than 15 Business Days after the date of this Agreement) the Company shall prepare and file with the SEC a proxy statement and proxy card with respect to the Merger and the other transactions contemplated hereby (collectively, including all amendments or supplements thereto, the "PROXY STATEMENT"). Parent shall cooperate in the preparation of the Proxy Statement and shall promptly provide to the Company any information regarding Parent or Merger Sub that is necessary to include in the Proxy Statement. The Company shall ensure that the Proxy Statement complies as to form in all material respects with the applicable provisions of the Exchange Act. The Company shall use its reasonable best efforts to have the Proxy Statement cleared by the SEC and mailed to its shareholders as promptly as practicable after its filing with the SEC. The Company shall, as promptly as practicable after receipt thereof, provide Parent with copies of all written comments, and advise Parent of all oral comments, with respect to the Proxy Statement received from the SEC. If, at any time prior to the Effective Time, any information relating to the Company, or any of its Subsidiaries, officers or directors, should be discovered by Parent or the Company that should be set forth in an amendment or supplement to the Proxy Statement so that such document would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, then the party that discovers such information shall promptly notify the other party hereto and, to the extent required by Law, the Company shall promptly file with the SEC and disseminate to its shareholders an appropriate amendment or supplement describing such information. Notwithstanding the foregoing, prior to filing or mailing the Proxy Statement (or any amendment or supplement thereto) or responding to any comments of the SEC with respect thereto, the Company (i) shall provide Parent with a reasonable opportunity to review and comment on such document or response and (ii) will not unreasonably reject any reasonable comments of a substantive nature that Parent proposes promptly after the Company provides Parent with a copy of such document or response. On the date of their filing or delivery, the Company shall provide Parent with a copy of all such filings with, and all such responses delivered to, the SEC.

        (b) The Company shall, as soon as reasonably practicable, duly take all lawful action to call, give written notice of, convene and hold a meeting of its shareholders (the "COMPANY SHAREHOLDERS MEETING") for the purpose of obtaining the Company Requisite Shareholder Vote with respect to the transactions contemplated hereby and shall take all lawful action to solicit the approval and adoption of this Agreement by the Company Requisite Shareholder Vote. The Board of Directors of the Company shall recommend approval and adoption of this Agreement and the related Plan of Merger by the shareholders of the Company to the effect set forth in Section 3.7 (the "COMPANY RECOMMENDATION"), and the Board of Directors of the Company shall not withdraw, modify or qualify (or propose to withdraw, modify or qualify or publicly announce that it is considering withdrawing, modifying or qualifying) in any manner adverse to Parent such recommendation or take any action or make any statement in connection with the Company Shareholders Meeting inconsistent with such recommendation, including a recommendation by the Company's Board of Directors of an Acquisition Proposal (collectively, a "CHANGE IN COMPANY RECOMMENDATION"); provided, however, that the Board of Directors of the Company may make a Change
--------  -------
in the Company Recommendation in accordance with, and subject to the limitations set forth in, Section 5.5. The Company shall adjourn the Company Shareholders Meeting (x) from time to time at the written request of Parent for up to 10 days upon each such request in the event there shall not be a quorum at the Company Shareholders Meeting and (y) on one occasion at the written request of Parent for up to 10 days in the event Parent reasonably believes based on information from the Company and its proxy solicitor that less than a majority of the shares of Company Common Stock entitled to vote on the Merger intend to or have voted "against", and less than a majority of such shares intend to or have voted "for", approval and adoption of this Agreement and the related Plan of Merger.

    Section 5.3.  Access and Information.
                  ----------------------

        (a) Prior to the Effective Time, the Company shall, and shall cause its Subsidiaries to, upon reasonable notice, afford Parent and its counsel, accountants, consultants and other authorized representatives reasonable access, during normal business hours, to the employees, properties, books and records of the Company and its Subsidiaries; provided, however, that such access shall not
                                  --------  -------
affect the representations and warranties made by the Company in this Agreement. Without limitation of the foregoing, the Company shall cause its officers and employees to (x) furnish such financial and operating data and other information as may be reasonably requested by Parent from time to time and (y) respond to such reasonable inquiries as may be made by Parent from time to time. Prior to their filing, the Company shall furnish as promptly as practicable to Parent a copy of each registration statement, prospectus, report, form and other document (if any) that will be filed by it or any of its Subsidiaries after the date of this Agreement pursuant to the requirements of federal or state securities Laws, The NASDAQ Global Market or the VSCA. All of the requirements of this Section
5.3 shall be subject to any prohibitions or limitations of applicable law and shall be subject to the Confidentiality Agreement.

        (b) Prior to the Effective Time, the Company shall promptly provide Parent with copies of all monthly and other interim financial statements as the same become available. The Company shall provide Parent with prompt written notice of any investigations by Governmental Entities, or the institution of material litigation (including all litigation relating to the transactions contemplated hereby), and the Company shall keep Parent informed of such events. Parent shall provide the Company with prompt written notice of the institution or, to its knowledge, the threat of litigation relating to the transactions contemplated hereby.

    Section 5.4.  Reasonable Best Efforts.
                  -----------------------

        (a) Each of the Company and Parent shall cooperate with and assist the other party, and shall use its reasonable best efforts, to promptly (i) take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Law to consummate the transactions contemplated hereby as soon as practicable, including preparing and filing as promptly as practicable all documentation to effect all necessary filings, notices, petitions, statements, registrations, submissions of information, applications and other documents, and (ii) obtain and maintain all approvals, consents, registrations, permits, authorizations and other confirmations required to be obtained from any other Person, including any Governmental Entity, that are necessary, proper or advisable to consummate the

Merger and other transactions contemplated hereby in the most expeditious manner practicable, but in any event before the Termination Date. Except as otherwise expressly contemplated hereby, each of the Company and Parent shall not, and shall cause its Subsidiaries not to, take any action or knowingly omit to take any action within its reasonable control where such action or omission would, or would reasonably be expected to, result in (A) any of the conditions to the Merger set forth in Article 6 not being satisfied prior to the Termination Date or (B) a material delay in the satisfaction of such conditions. Neither Parent nor the Company will directly or indirectly extend any waiting period under the HSR Act or other Regulatory Laws or enter into any agreement with a Governmental Entity to delay or not to consummate the transactions contemplated by this Agreement except with the prior written consent of the other, which consent shall not be unreasonably withheld in light of closing the transactions contemplated by this Agreement on or before the Termination Date.

        (b) In furtherance and not in limitation of the foregoing, each party hereto shall (i) make an appropriate filing of a Notification and Report Form pursuant to the HSR Act, apply for early termination thereunder and make appropriate filings under all other applicable Regulatory Laws with respect to the transactions contemplated hereby as promptly as practicable after the date of this Agreement (but in no event shall such Notification and Report Form be filed more than 10 days after the date of this Agreement), (ii) supply as promptly as practicable any additional information and documentary material that may be requested pursuant to the HSR Act and any other applicable Regulatory Laws and (iii) take all other actions necessary to cause the expiration or termination of the applicable waiting periods under the HSR Act and any other applicable Regulatory Laws as soon as practicable.

        (c) In connection with this Section 5.4, the parties hereto shall (i) cooperate in all respects with each other in connection with any filing, submission, investigation or inquiry, (ii) promptly inform the other party of any communication received by such party from, or given by such party to, the Antitrust Division of the Department of Justice (the "DOJ"), the Federal Trade Commission (the "FTC") or any other Governmental Entity and of any material communication received or given in connection with any proceeding by a private party, in each case, regarding any of the transactions contemplated hereby,
(iii) have the right to review in advance, and to the extent practicable each shall consult the other on, any filing made with, or written materials to be submitted to, the DOJ, the FTC or any other Governmental Entity or, in connection with any proceeding by a private party, any other Person, in connection with any of the transactions contemplated hereby, and (iv) consult with each other in advance of any meeting, discussion, telephone call or conference with the DOJ, the FTC or any other Governmental Entity or, in connection with any proceeding by a private party, with any other Person, and to the extent not expressly prohibited by the DOJ, the FTC or any other Governmental Entity or Person, give the other party the opportunity to attend and participate in such meetings and conferences, in each case, regarding any of the transactions contemplated hereby. The parties hereto may, as each deems advisable and necessary, reasonably designate any competitively sensitive material provided to the other under this Section 5.4 as "Outside Counsel Only". Such materials and the information contained therein shall be given only to the outside legal counsel of the recipient and will not be disclosed by such outside counsel to employees, officers or directors of the recipient unless express permission is obtained in advance from the source of the materials (the Company or Parent, as the case may be) or its legal counsel. Notwithstanding anything to the contrary in this Section 5.4, materials provided to the other party or its counsel may be redacted to remove references concerning the valuation of the Company and its Subsidiaries. Notwithstanding anything to the contrary contained in this Agreement, nothing in this Agreement will require or obligate Parent or any of its Affiliates to (and in no event shall any representation, warranty or covenant of Parent contained in this Agreement be breached or deemed breached as a result of the failure of Parent to take any of the following actions) (i) agree to or otherwise become subject to any limitations on (A) the right of Parent effectively to control or operate its business (including the business of the Company and its Subsidiaries) or assets (including, except as and to the extent provided in the last parenthetical in clause (ii), the assets of the Company and its Subsidiaries), (B) the right of Parent to consummate the Merger, or (C) the right of Parent to exercise full rights of ownership of its business (including the business of the Company and its Subsidiaries) or assets (including, except as and to the extent provided in the last parenthetical in clause (ii), the assets of the Company and its Subsidiaries), or (ii) agree or be required to sell, license or otherwise dispose of, hold (through the establishment of a trust or otherwise), or divest itself of, or limit its rights in, all or any portion of the business, assets or operations of Parent or any of its Affiliates or the business of the Company and its Subsidiaries or any of the assets of the Company and its Subsidiaries (other than a portion of the business or assets of the Company and its Subsidiaries that is not, in the aggregate, material to the Company and its Subsidiaries, taken as a whole).

    Section 5.5.  Acquisition Proposals.
                  ---------------------

        (a) Until this Agreement has been terminated in accordance with Section 7.1, the Company shall not, and shall not authorize or permit any of its Affiliates to, and shall cause its officers, directors, employees, consultants, representatives and other agents, including investment bankers, attorneys, accountants and other advisors (collectively, the "REPRESENTATIVES"), not to, directly or indirectly, (1) solicit or initiate the making of, or take any other action to knowingly facilitate any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to, any Acquisition Proposal (including, without limitation, taking any action to make the provisions of any "moratorium", "control share", "fair price", "affiliate transaction", "business combination" or other antitakeover laws and regulations of any state, including, without limitation, the provisions of Article 14 and Article 14.1 of the VSCA inapplicable to any transactions contemplated by an Acquisition Proposal), (2) participate in any way in discussions or negotiations with, or furnish or disclose any nonpublic information to, any Person (other than Parent or any of its Representatives) in connection with any Acquisition Proposal, (3) effect a Change in the Company Recommendation, (4) approve or recommend, or publicly announce it is considering approving or recommending, any Acquisition Proposal or (5) enter into any agreement, letter of intent, agreement-in-principle or acquisition agreement relating to any Acquisition Proposal. Notwithstanding the foregoing, at any time prior to the time that the Company Requisite Shareholder Vote is obtained, the Company and its Representatives may:

            (i) participate in discussions or negotiations with, or furnish or disclose nonpublic information to, any Person or any Person's Representatives in response to an unsolicited, bona fide and written
                                                   ---- ----
    Acquisition Proposal that is submitted to the Company by such Person after the date of this Agreement and prior to the time that the Company Requisite Shareholder Vote is obtained if and so long as (A) none of the Company, any of its Affiliates or any of the Representatives of the Company or any of its Affiliates has solicited such Acquisition Proposal or otherwise violated any of the provisions of Section 5.5(a)(1) through (5) with respect to such Acquisition Proposal, (B) a majority of the members of the Board of Directors of the Company determines in good faith, after consultation with a nationally recognized financial advisor, that such Acquisition Proposal constitutes or is reasonably likely to constitute a Superior Proposal, (C) a majority of the members of the Board of Directors of the Company determines in good faith, after consultation with its outside legal counsel, that failing to take such action would be inconsistent with their fiduciary duties to the Company and the Company's shareholders under applicable Law (including, without limitation, their obligations under VSCA Section 13.1-690A), (D) prior to participating in discussions or negotiations with, or furnishing or disclosing any nonpublic information to, such Person, the Company provides Parent with written notice of the identity of such Person and of the Company's intention to participate in discussions or negotiations with, or to furnish or disclose nonpublic information to, such Person, (E) prior to participating in discussions or negotiations with, or furnishing or disclosing any nonpublic information to, such Person, the Company receives from such Person an executed confidentiality agreement containing terms no less restrictive upon such Person, in any respect, than the terms applicable to Parent under the Confidentiality Agreement, which confidentiality agreement shall not provide such Person with any exclusive right to negotiate with the Company or have the effect of prohibiting the Company from satisfying its obligations under this Agreement, and (F) prior to furnishing or disclosing any nonpublic information to such Person, the Company furnishes such information to Parent (to the extent such information has not been previously delivered or made available by the Company to Parent);

            (ii) approve or recommend, or enter into (and, in connection therewith, effect a Change in the Company Recommendation), a definitive agreement with respect to an unsolicited, bona fide written Acquisition
                                              ---- ----
    Proposal that is submitted to the Company after the date of this Agreement and prior to the time that the Company Requisite Shareholder Vote is obtained if and so long as (A) none of the Company, any of its Affiliates or any of the Representatives of the Company or any of its Affiliates has solicited such Acquisition Proposal or otherwise violated any of the provisions of this Section 5.5, (B) the Company provides Parent with written notice indicating that the Company, acting in good faith, believes that the Acquisition Proposal is reasonably likely to constitute a Superior
    Proposal, (C) during the three Business Day period after the Company provides Parent with the written notice described in clause (B) above, the Company shall cause its financial and legal advisors to negotiate in good faith with Parent (to the extent Parent wishes to negotiate) in an effort to make such adjustments to the terms and conditions of this Agreement such that the Acquisition Proposal would not constitute a Superior Proposal (it is understood and agreed that, in the event such Acquisition Proposal does not constitute a Superior Proposal after taking into account such negotiations and adjustments, the Company would then proceed with the transactions contemplated hereby on such adjusted terms), (D) notwithstanding the negotiations and adjustments pursuant to clause (C) above but after taking into account the results of such negotiations and adjustments, the Board of Directors of the Company makes the determination necessary for such Acquisition Proposal to constitute a Superior Proposal at least three Business Days after the Company provides Parent with the written notice referred to in clause (B) above, (E) notwithstanding the negotiations and adjustments pursuant to clause (C) above but after taking into account the results of such negotiations and adjustments, at least three Business Days after the Company provides Parent with the written notice referred to in clause (B) above, a majority of the members of the Board of Directors of the Company determine in good faith, after consultation with its outside legal counsel, that failing to approve or recommend or enter into a definitive agreement with respect to such Acquisition Proposal would be inconsistent with their fiduciary duties to the Company and the Company's shareholders under applicable Law
    (including, without limitation, their obligations under VSCA Section 13.1-690A) and that such Acquisition Proposal remains a Superior Proposal and (F) not later than the earlier of the approval or recommendation of, or the execution and delivery of a definitive agreement with respect to, any such Superior Proposal, the Company (I) terminates this Agreement pursuant to Section 7.1(h) and (II) makes the payment of the Termination
    Fee and the Termination Expenses required to be made pursuant to Section 7.2(b); and

            (iii) effect a change in the Company Recommendation (other than in connection with an Acquisition Proposal) prior to the time that the Company Requisite Shareholder Vote is obtained if a majority of the members of the Board of Directors of the Company determines in good faith, after consultation with its outside legal counsel, that failure to do so would constitute a breach of their fiduciary duties to the Company and the Company's shareholders under applicable Law (including, without limitation, their obligations under VSCA Section 13.1-690A).

        (b) In addition to the obligations of the Company set forth in Section 5.5(a), within one Business Day of the receipt thereof, the Company shall provide Parent with written notice of (i) any request for information, any Acquisition Proposal or any inquiry, proposal, discussions or negotiations with respect to any Acquisition Proposal, (ii) the material terms and conditions of such request, Acquisition Proposal, inquiry, proposal, discussions or negotiations and (iii) the identity of the Person making any such Acquisition Proposal or such request, inquiry or proposal or with whom such discussions or negotiations are taking place, and the Company shall promptly provide Parent with copies of any material written materials received by the Company in connection with any of the foregoing. The Company shall keep Parent informed of the status and general progress (including amendments or proposed amendments to any material terms) of any such request or Acquisition Proposal and keep Parent informed as to the material details of any information requested of or provided by the Company and as to the material details of all discussions or negotiations. Without limiting the Company's obligations under Section 5.5(a), the Company shall provide Parent with notice prior to any meeting of the Board of Directors of the Company at which the Board of Directors is reasonably expected to consider any material action with respect to an Acquisition Proposal that is on the agenda for such meeting.

        (c) The Company shall, and shall cause its Affiliates and the Representatives of the Company and its Affiliates to, immediately cease all discussions or negotiations, if any, with any Person other than Parent and its Subsidiaries that may be ongoing as of the date of this Agreement with respect to any Acquisition Proposal. The Company shall promptly request each Person who has heretofore executed a confidentiality agreement in connection with its consideration of acquiring the Company or any portion thereof (including any of its Subsidiaries) to return or destroy all nonpublic information heretofore furnished to such Person by or on behalf of the Company.

        (d) Nothing contained in this Section 5.5 shall prohibit the Company from complying with Rule 14e-2 and Rule 14d-9 promulgated under the Exchange Act with respect to an Acquisition Proposal, provided that such Rules shall in no way eliminate or modify the effect that any action pursuant to such Rules would otherwise have under this Agreement.

        (e) Any violation of this Section 5.5 by the Company's Affiliates or the Representatives of the Company shall be deemed to be a breach of this Agreement by the Company, whether or not such Affiliate or Representative is authorized to act and whether or not such Affiliate or Representative is purporting to act on behalf of the Company.

    Section 5.6.  Indemnification; Directors and Officers Insurance.
                  -------------------------------------------------

        (a) Parent shall cause all rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time (including, but not limited to, any acts or omissions in connection with this Agreement and the consummation of the transactions contemplated hereby) now existing in favor of any current and former officers, directors and employees of the Company or any of its Subsidiaries, and any Person prior to the Effective Time serving at the request of any such party as a director, officer, employee fiduciary or agent of another corporation, partnership, trust or other enterprise, as provided in the respective certificates or articles of incorporation or bylaws (or comparable organizational documents) of the Company or any of its Subsidiaries (the "INDEMNIFIED PERSONS"), to survive the Merger and shall continue in full force and effect in accordance with their terms for a period of six years after the Effective Time. Parent shall provide, or shall cause the Surviving Corporation to provide, for an aggregate period of not less than six years from the Effective Time, the Indemnified Persons an insurance policy that provides coverage for events occurring at or prior to the Effective Time (including, but not limited to, any acts or omissions in connection with this Agreement and the consummation of the transactions contemplated hereby) (the "D&O INSURANCE") on the same terms as the Company's existing policy or, if such insurance coverage is unavailable, coverage that is on terms no less favorable to such directors and officers; provided, however, that neither Parent
                                          --------  -------
nor the Surviving Corporation shall be required to pay an annual premium for the D&O Insurance in excess of 200% of the last annual premium that the Company paid prior to the date of this Agreement. In lieu of Parent causing the Surviving Corporation to maintain the policies as described above, Parent may elect to cause the Company to purchase immediately prior to the Effective Time a six-year "tail" pre-paid policy on terms and conditions not materially less favorable than the current directors' and officers' liability insurance policies (but not, in any event, to exceed in cost the present value of the aggregate amount required to be paid for the D&O Insurance pursuant to the proviso in the immediately preceding sentence), such policy to be effective as of the Effective Time.

        (b) The provisions of this Section 5.6 shall survive the consummation of the Merger for a period of six years and are expressly intended to benefit each of the Indemnified Persons and their respective heirs and representatives; provided, however, that in the event that any claim or claims for
--------  -------
indemnification set forth in this Section 5.6 are asserted or made within such six-year period, all rights to indemnification in respect of any such claim or claims shall continue until disposition of any and all such claims. If Parent and/or Surviving Corporation, or any of their respective successors or assigns,
(i) consolidates with or merges into any other Person, or (ii) transfers or conveys all or substantially all of their businesses or assets to any other Person, then, in each such case, to the extent necessary, a proper provision shall be made so that the successors and assigns of Parent and/or Surviving Corporation, as the case may be, shall assume the obligations of Parent and Surviving Corporation set forth in this Section 5.6.

    Section 5.7.  Public Announcements. Neither Parent nor the Company, other
                  --------------------
than on a conference call with analysts and other investors, shall issue any press release or otherwise make any public statement with respect to the transactions contemplated hereby without the prior written consent of the other, unless Parent or the Company (as the case may be) determines that the issuance of such press release or the making of such other public statement be required by applicable Law or by obligations pursuant to any applicable listing agreement with any national securities exchange.

    Section 5.8.  Section 16 Matters. Prior to the Effective Time, the Company
                  ------------------
shall take all actions that are required to cause any dispositions of Company Common Stock (and derivative securities with respect to Company Common Stock) resulting from the transactions contemplated by Article 1 by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act.

    Section 5.9.  State Takeover Laws. If any "moratorium", "control share",
                  -------------------
"fair price", "affiliate transaction", "business combination" or similar Law shall become applicable to the transactions contemplated hereby, then the Company and the Board of Directors of the Company shall use their respective reasonable best efforts to grant such approvals and take such actions as are necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to minimize the effects of any such statute or similar Law on the transactions contemplated hereby.

    Section 5.10.  Notification of Certain Matters. Parent shall use its
                   -------------------------------
reasonable best efforts to give prompt written notice to the Company, and the Company shall use its reasonable best efforts to give prompt written notice to Parent, of: (a) any representation or warranty made by such party in this Agreement that is inaccurate in any material respect as of the date of this Agreement (or any representation or warranty made by such party in this Agreement that is qualified by materiality or refers to Material Adverse Effect that is inaccurate in any respect as of the date of this Agreement), the occurrence or non-occurrence of any event of which the Company is aware that would be reasonably likely to cause the condition precedent in Section 6.2(a) not to be satisfied or the occurrence or non-occurrence of any event of which Parent is aware that would be reasonably likely to cause the condition precedent in Section 6.3(a) not to be satisfied; or (b) any failure in any material respect of such party to comply in a timely manner with or satisfy any covenant or agreement to be complied with or satisfied by it under this Agreement; provided, however, that the delivery of any notice pursuant to this Section 5.10
--------  -------
shall not limit or otherwise affect the remedies available under this Agreement to the party receiving such notice; and provided further that no party shall have the right not to close the Merger or the right to terminate this Agreement as a result of the delivery of such a notice if the underlying breach would not result in such party having such rights under the terms of Articles 6 and 7 hereof.

    Section 5.11.  Certain Litigation. The Company shall give Parent the
                   ------------------
opportunity to participate in the defense or settlement of any litigation against the Company or its officers or directors relating to the transactions contemplated hereby. The Company shall not agree to any compromise or settlement of such litigation without Parent's consent.

    Section 5.12.  Confidentiality. Each of the Company and Parent acknowledges
                   ---------------
and confirms that (a) the Company and Parent have entered into a Confidentiality Agreement, dated November 15, 2006 (the "CONFIDENTIALITY AGREEMENT"), (b) all information provided by each party hereto to the other party hereto pursuant to this Agreement is subject to the terms of the Confidentiality Agreement and (c) the Confidentiality Agreement shall remain in full force and effect in accordance with its terms and conditions.

    Section 5.13.  Resignations. Prior to the Effective Time, the Company shall
                   ------------
cause each member of the Board of Directors of the Company to execute and deliver a letter, which shall not be revoked or amended prior to the Effective Time, effectuating his or her resignation as a director of the Company effective immediately prior to the Effective Time. Prior to the Effective Time, the Company shall obtain the resignations of such directors of its Subsidiaries as Parent shall request with reasonable advance notice.

    Section 5.14.  Financing. During the period commencing on the date of this
                   ---------
Agreement and continuing until the Effective Time, the Company shall provide, and shall cause its Subsidiaries to provide, all cooperation reasonably requested by Parent in connection with the arrangement of the Financing (or any replacements thereof), including: (a) participation in due diligence sessions, meetings, drafting sessions, management presentation sessions, "road shows", and sessions with rating agencies by the Company's officers and employees; (b) assisting Parent in obtaining any title insurance lien waivers, estoppels, affidavits, non-disturbance agreements, memoranda of leases, legal opinions, surveys or other documents or deliveries; and (c) using commercially reasonable efforts to prepare business projections, financial statements, pro forma statements and other financial data of the type and form consistently included in offering memoranda, private placement memoranda, prospectuses and similar documents, all as may be reasonably requested by Parent. Notwithstanding the foregoing, (i) the Company and its Subsidiaries shall not be required to execute any agreements prior to the Closing unless such agreements shall only be effective upon the Closing, (ii) counsel for the Company shall not be required to deliver any legal opinions, (iii) none of the Company or its Subsidiaries shall be required to pay any commitment or other similar fee or incur any other liability in connection with any debt financing by Parent prior to the Closing and (iv) all obligations in this Section 5.14 shall be subject to applicable laws relating to exchange of information and attorney-client communication and privileges.

    Section 5.15.  Employee Matters.
                   ----------------

        (a) Parent agrees that, until the end of any applicable plan year in which the Closing Date occurs, non-union employees of the Company who continue their employment with the Surviving Corporation or other Affiliate of Parent (the "CONTINUING EMPLOYEES") shall, at the sole discretion of Parent, either continue to be eligible to participate in Employee Benefit Plans (other than equity award plans and any unwritten severance policies or agreements), with such changes to any such Employee Benefit Plan as Parent in its sole discretion may determine, provided that following any such change the benefits under any
               --------
such Employee Benefit Plan shall be the same benefits provided under a Parent Plan, or alternatively shall be eligible to participate, in the same manner as similarly situated employees employed by Parent or its Affiliates, in corresponding employee benefit plans sponsored or maintained by Parent or its Affiliates, as applicable (the "PARENT PLANS"), it being understood and agreed that Parent may make the foregoing determination in its sole discretion and on a plan-by-plan basis.

        (b) For purposes of vesting and eligibility but not for purposes of benefit accrual (other than determining the amount of vacation and severance benefits) under each Parent Plan in which Continuing Employees become eligible to participate after the Closing Date, such participating Continuing Employee will be credited with his or her years of service with the Company and its Subsidiaries (and their respective predecessors) to the same extent as such Continuing Employee was entitled, before the Closing Date, to credit for such service under any similar Employee Benefit Plan, except to the extent such credit would result in a duplication of benefits or is prohibited under applicable Law. With respect to Parent Plans that are welfare plans (the "PARENT WELFARE PLANS") in which Continuing Employees participate after the Closing Date, Parent shall, except to the extent prohibited under applicable law, (1) waive all limitations under such plans as to preexisting conditions and exclusions with respect to participation and coverage requirements applicable to such employees to the extent such conditions and exclusions were satisfied or did not apply to such employees under Employee Benefit Plans prior to the Closing Date, and (2) provide each Continuing Employee who participates in such Parent Welfare Plans with credit for any co-payments and deductibles paid prior to the Closing Date and during the plan year of the Parent Welfare Plan in which the Closing Date occurs in satisfying any analogous deductible or out-of-pocket requirements to the extent applicable under any such plan.

        (c) Nothing contained herein, express or implied: (i) shall be construed to establish, amend or modify any benefit plan, program, agreement or arrangement; (ii) shall alter or limit the ability of the Company, its Subsidiaries, Parent, the Surviving Corporation or any of their respective Affiliates to amend, modify or terminate any benefit plan, program, agreement or arrangement at any time assumed, established, sponsored or maintained by any of them; (iii) is intended to confer upon any current or former employee any right to employment or continued employment for any period of time by reason of this Agreement, or any right to a particular term or condition of employment; or (iv) is intended to confer upon any Person (including employees, retirees, or dependents or beneficiaries of employees or retirees) any right as a third-party beneficiary of this Agreement.

        (d) Upon the Effective Time, Parent shall assume and perform, or shall cause the Surviving Corporation to assume and perform, the obligations under the Retention Agreements listed in Schedule 3.14(a)(7)(a)-(f) of the Company
                               -----------------------------------------
Disclosure Schedule, in the same manner and to the same extent the Company would
-------------------
be required to perform if the succession contemplated by this Agreement had not taken place.

    Section 5.16.  Consent Solicitation.
                   --------------------

        (a) In the event that, following the date of this Agreement, Parent or any of its Subsidiaries shall, in its sole discretion, (x) solicit (at its expense) the consent (the "CONSENT SOLICITATION") of the holders of the Company's 8 3/8% Senior Subordinated Notes due 2014 (the "SENIOR SUBORDINATED NOTES") in order to effect one or more amendments determined by Parent, in its sole discretion (the "INDENTURE AMENDMENTS"), to the Indenture dated as of June 15, 2004, among the Company, each of the Guarantors (as defined therein) and Wachovia Bank, National Association, as trustee, as amended to date (the "INDENTURE"), to be effective immediately prior to, at or after the Effective Time, as determined by Parent in its sole discretion, and/or (y) offer (at its expense) to purchase (the "OFFER TO PURCHASE") the Senior Subordinated Notes, Parent and the Company shall cooperate with each other with respect to the Consent Solicitation or the

Offer to Purchase (as applicable) and the preparation, form and content of the solicitation and offer materials (as applicable) to be distributed to the holders of the Senior Subordinated Notes.

        (b) Promptly upon receipt of the consent of the holders of a majority in aggregate principal amount of the then outstanding Senior Subordinated Notes, the Company shall, and shall use its commercially reasonable efforts to cause the trustee under the Indenture to, execute a supplemental indenture incorporating the Indenture Amendments; provided, however, that such
                                        --------  -------
supplemental indenture shall only become effective immediately prior to, at or after the Effective Time.

        (c) Notwithstanding anything to the contrary contained in this Section 5.16, prior to the Effective Time, neither the Company nor any of its Subsidiaries will be required to pay any fees or out-of-pocket expenses or otherwise give any consideration to a third party in connection with the Consent Solicitation or the Offer to Purchase.

                                   ARTICLE 6
                            CONDITIONS TO THE MERGER

    Section 6.1.  Conditions to Each Party's Obligation to Effect the Merger.
                  ----------------------------------------------------------
The respective obligations of Parent, Merger Sub and the Company to effect the Merger shall be subject to the satisfaction on or prior to the Closing Date of the following conditions:

        (a)  Shareholder Approval. The Merger and this Agreement shall have been
             --------------------
approved and adopted by the Company Requisite Shareholder Vote in accordance with applicable Law.

        (b)  Legality. No Law or Order (whether temporary, preliminary or
             --------
permanent) shall have been enacted, entered, promulgated, adopted, issued or enforced by any Governmental Entity that is then in effect and has the effect of making the Merger illegal or otherwise prohibiting the consummation of the Merger.

        (c)  HSR Act. The waiting period applicable to the Merger under the HSR
             -------
Act shall have expired or been terminated.

    Section 6.2.  Additional Conditions to Obligations of Parent and Merger Sub.
                  -------------------------------------------------------------
The respective obligations of Parent and Merger Sub to effect the Merger shall be further subject to the satisfaction on or prior to the Closing Date of the following conditions:

        (a)  Representations and Warranties. Each of the representations and
             ------------------------------
warranties of the Company set forth in Section 3.2(a) with respect to the Company (as opposed to its Subsidiaries) shall be true and correct (other than de minimis inaccuracies) as of the date of this Agreement and as of the Closing
-- -------
Date as though made on and as of the Closing Date, except to the extent representations and warranties by their terms speak only as of a certain date, in which case such representations and warranties shall be true and correct as of such date; and each of the other representations and warranties of the Company set forth in this Agreement (but, other than with respect to Sections 3.5(c) and 3.8(c), without regard to any materiality qualifications or references to Material Adverse Effect contained in any representation or warranty) shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except (A) for changes specifically permitted by this Agreement, (B) to the extent representations and warranties by their terms speak only as of a certain date, in which case such representations and warranties shall be true and correct as of such date, and (C) where such failures of the representations and warranties to be true and correct, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect on the Company.

        (b)  Covenants. The Company shall have performed in all material
             ---------
respects all obligations and complied in all material respects with all covenants required by this Agreement to be performed or complied with by it at or prior to the Closing Date.

        (c)  Material Adverse Change. No event, change, effect, condition, fact
             -----------------------
or circumstance shall have occurred after the date of this Agreement, including any event, change, effect, condition, fact or circumstance that reflects a material adverse change in the matters disclosed to Parent in the Company Disclosure Schedule of a nature that would not reasonably be expected based on the content of such disclosure, that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect on the Company.

        (d)  Officer's Certificate. The Company shall have delivered to Parent a
             ---------------------
certification of the Chief Executive Officer, the Chief Financial Officer or another executive officer of the Company to the effect that each of the conditions specified in Sections 6.2(a), (b) and (c) is satisfied in all respects.

        (e)  Consents from Option Holders. The Company shall have delivered to
             ----------------------------
Parent true and correct copies of consents of holders of not less than 70% of the outstanding Company Stock Options that are necessary to effect the treatment contemplated by Section 1.9.

    Section 6.3.  Additional Conditions to Obligation of the Company. The
                  --------------------------------------------------
obligation of the Company to effect the Merger shall be further subject to the satisfaction on or prior to the Closing Date of the following conditions:

        (a)  Representations and Warranties. Each of the representations and
             ------------------------------
warranties of Parent set forth in this Agreement shall be true and correct (but without regard to any materiality qualifications or references to Material Adverse Effect contained in any representation or warranty) as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except (i) for changes specifically permitted by this Agreement,
(ii) to the extent representations and warranties by their terms speak only as of a certain date, in which case such representations and warranties shall be true and correct as of such date, and (iii) where such failures of the representations and warranties to be true and correct, individually or in the aggregate, have not had and would not reasonably be expected to have a material adverse effect on the ability of Parent or Merger Sub to perform their obligations hereunder.

        (b)  Covenants. Parent shall have performed in all material respects all
             ---------
obligations and complied in all material respects with all covenants required by this Agreement to be performed or complied with by it at or prior to the Closing Date.

        (c)  Officer's Certificate. Parent shall have delivered to the Company a
             ---------------------
certification of the Chief Executive Officer, the Chief Financial Officer or another executive officer of Parent to the effect that each of the conditions specified above in Sections 6.3(a) and (b) is satisfied in all respects.

                                   ARTICLE 7
                       TERMINATION, AMENDMENT AND WAIVER

    Section 7.1.  Termination. This Agreement may be terminated and the Merger
                  -----------
may be abandoned at any time prior to the Effective Time, whether before or after receipt of the Company Requisite Shareholder Vote:

        (a)  By mutual written consent of the Company and Parent;

        (b) By either Parent or the Company, if the Merger shall not have been consummated on or prior to July 26, 2007 or such other date as Parent and the Company shall agree in writing (the "TERMINATION DATE"); provided, however, that
                                                         --------  -------
the right to terminate this Agreement pursuant to this Section 7.1(b) shall not be available to any party that has breached its obligations under this Agreement in any manner that shall have caused the failure of the Merger to be consummated on or before the Termination Date;

        (c) By either Parent or the Company, if (i) a Law shall have been enacted, entered or promulgated prohibiting the consummation of the Merger on the terms contemplated hereby, (ii) an Order shall have been enacted, entered, promulgated or issued by a Governmental Entity of competent jurisdiction permanently restraining, enjoining or otherwise prohibiting the consummation of the Merger on the terms contemplated hereby, or (iii) a Governmental Entity shall have failed to issue an Order or take any other action, and such denial of a request to issue such Order or take such other action shall have become final and non-appealable, that is necessary to fulfill the condition set forth in
Section 6.1(c); provided however, that the right to terminate this Agreement
                -------- -------
pursuant to this clause (iii) shall not be available to any party whose failure to comply with Section 5.4 has been the cause of such inaction; provided,
                                                                --------
further, however, that the right to terminate this Agreement pursuant to this
-------  -------
Section 7.1(c) shall apply only if the Law, Order or act or omission of the Governmental Entity, as the case may be, shall have caused the failure of any condition set forth in Article 6 to be satisfied and the party hereto entitled to rely on such condition shall not elect to waive such condition;

        (d) By either Parent or the Company, if the approval of the shareholders of the Company by the Company Requisite Shareholder Vote shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of shareholders or of any adjournment thereof at which a vote on such approval was taken;

        (e) By Parent, if all of the following shall have occurred: (i) the Company shall have breached or failed to perform any of its representations, warranties, covenants or other agreements contained in this Agreement, (ii) such breach or failure to perform would entitle Parent not to consummate the Merger under Section 6.2(a) or 6.2(b) and (iii) such breach or failure to perform is incapable of being cured by the Company prior to the Termination Date or, if such breach or failure to perform is capable of being cured by the Company prior to the Termination Date, the Company shall not have cured such breach or failure to perform within 30 Business Days after receipt of written notice thereof (but no later than the Termination Date);

        (f) By the Company, if all of the following shall have occurred: (i) Parent shall have breached or failed to perform any of its representations, warranties, covenants or other agreements contained in this Agreement, (ii) such breach or failure to perform would entitle the Company not to consummate the Merger under Section 6.3(a) or 6.3(b) and (iii) such breach or failure to perform is incapable of being cured by Parent prior to the Termination Date or, if such breach or failure to perform is capable of being cured by Parent prior to the Termination Date, Parent shall not have cured such breach or failure to perform within 30 Business Days after receipt of written notice thereof (but no later than the Termination Date);

        (g) By Parent, if the Company shall have (i) failed to make the Company Recommendation or effected a Change in the Company Recommendation (or resolved or publicly proposed to take any such action), whether or not permitted by the terms of this Agreement or (ii) materially breached its obligations under this Agreement by reason of a failure to call the Company Shareholders Meeting in accordance with Section 5.2(b) or a failure to prepare and mail to its shareholders the Proxy Statement in accordance with Section 5.2(a) and such breach (either the failure to call the Company Shareholders Meeting in accordance with Section 5.2(b) or the failure to prepare and mail to its shareholders the Proxy Statement in accordance with Section 5.2(a)) shall remain uncured for 10 Business Days after the Company's receipt of written notice thereof from Parent;

        (h) By the Company, if the Board of Directors of the Company shall have approved or recommended, or the Company shall have executed or entered into a definitive agreement with respect to, a Superior Proposal in compliance with
Section 5.5(a)(ii); provided, however, that such termination under this Section
                    --------  -------
7.1(h) shall not be effective until the Company has made the payment required by
Section 7.2(b); or

        (i) By Parent, if any of the following have occurred: (i) the Board of Directors of the Company shall have recommended (or resolved or publicly proposed to recommend) to the Company's shareholders any Acquisition Proposal or Superior Proposal; or (ii) the Company enters into any agreement, letter of intent, agreement-in-principle or acquisition agreement (other than a confidentiality agreement as contemplated by and in accordance with Section 5.5(a)(i)) relating to any Acquisition Proposal or Superior Proposal.

    Section 7.2.  Effect of Termination.
                  ---------------------

        (a) If this Agreement is terminated pursuant to Section 7.1, then this Agreement (other than as set forth in Section 5.12, this Section 7.2, Section 7.3, Section 7.4 and Article 8, which provisions shall survive such termination) shall become void and of no effect with no liability on the part of any party hereto (or of any of its directors, officers, employees, agents, legal or financial advisors or other representatives); provided, however, that neither
                                              --------  -------
the Company nor Parent shall be relieved or released from any liabilities arising out of its material breach of this Agreement.

        (b) If (i) Parent terminates this Agreement pursuant to Section 7.1(g)(i) or 7.1(i), (ii) the Company terminates this Agreement pursuant to
Section 7.1(h) or (iii) Parent or the Company terminates this Agreement pursuant to Section 7.1(b) without the Company Shareholders Meeting having occurred (unless such termination pursuant to Section 7.1(b) shall have occurred prior to the time the condition precedent in Section 6.1(c) has been satisfied), Parent or the Company terminates this Agreement pursuant to
Section 7.1(d) or Parent terminates this Agreement pursuant to Section 7.1(g)(ii), or (iv) this Agreement is (except as otherwise provided in the preceding clauses (i), (ii) or (iii)) terminated by Parent or the Company following a material breach by the Company, any of its Affiliates or any Representatives of the Company of any of the material provisions of Section
5.5 (other than a termination (x) by the Company pursuant to Section 7.1(f) or (y) by Parent or the Company pursuant to Section 7.1(b) prior to the time the condition precedent pursuant to Section 6.1(c) has been satisfied or 7.1(c)) and in the case of any such termination pursuant to Section 7.1(b), 7.1(d) or 7.1(g)(ii) or any termination described in the preceding clause (iv) (A) at any time after the date of this Agreement and prior to such termination an Acquisition Proposal shall have been publicly announced or otherwise communicated in any manner to the senior management or Board of Directors of the Company or publicly announced or otherwise publicly communicated to the shareholders of the Company generally and (B) prior to the date that is 12 months after the effective date of such termination, the Company shall enter into a definitive agreement with respect to an Acquisition Proposal or an Acquisition Proposal is consummated, then the Company shall pay to Parent a termination fee equal to $8.375 million (the "TERMINATION FEE") and shall reimburse Parent for its reasonable, documented out-of-pocket fees and expenses incurred in connection with the transactions contemplated by this Agreement up to a maximum of $500,000 (the "TERMINATION EXPENSES"). The Company shall satisfy its obligation under the preceding sentence by the wire transfer of immediately available funds to an account that Parent designates
(x) in the case of termination pursuant to clause (i) or (ii) above, not later than the time of such termination and (y) in the case of clauses (iii) or (iv) above, not later than the second Business Day after the date on which the Company consummates an Acquisition Proposal (as that term is defined for purposes of Section 7.2(b)(iii)(B)) (whether or not, in the event the Company has entered into such a definitive agreement, the Company consummates such Acquisition Proposal during the foregoing 12-month period).

        (c) The Company acknowledges that the agreements contained in Section 7.2(b) are an integral part of the transactions contemplated hereby and that, without these agreements, Parent and Merger Sub would not enter into this Agreement. Accordingly, in the event the Parent and Merger Sub prevail in any action, suit, arbitration or other proceeding brought to enforce the payment by the Company of the amounts payable under Section 7.2(b), then Parent and Merger Sub shall also be entitled to receive from the Company all costs and expenses (including reasonable attorneys' fees and expenses) incurred by them in connection with the enforcement of their right to collect such overdue amounts and the enforcement by Parent and Merger Sub of their rights under Section 7.2(b), together with interest on such overdue amounts at a rate per annum equal to the "prime rate" (as announced by JPMorgan Chase & Co. or any successor thereto) in effect on the date on which such payment was required to be made.

    Section 7.3.  Amendment. This Agreement may be amended by Parent and the
                  ---------
Company, by action taken or authorized by their respective Boards of Directors, at any time before or after the Company Requisite Shareholder Vote is obtained; provided, however, that the Plan of Merger will provide that after the Company
--------  -------
Requisite Shareholder Approval is obtained, this Agreement may not be amended to effect any of the changes listed in VSCA Section 13.1-716E without further shareholder approval. This Agreement may not be amended except by a written instrument signed on behalf of each of the parties hereto.

    Section 7.4.  Waiver. At any time before the Effective Time, any party
                  ------
hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto under or pursuant to this Agreement, (b) waive any inaccuracies in the representations and warranties made by the other parties hereto in this Agreement or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements made by the other parties hereto, or any of the conditions benefiting such waiving party contained, in this Agreement. Any agreement on the part of any party hereto to any such extension or waiver shall be valid only as against such party and only if set forth in a written instrument signed on behalf of such party.

                                   ARTICLE 8
                                 MISCELLANEOUS

    Section 8.1.  Non-Survival of Representations, Warranties and Agreements.
                  ----------------------------------------------------------
None of the representations, warranties, covenants and agreements contained in this Agreement or in any document delivered pursuant hereto shall survive the Effective Time, except that the agreements of Parent, Merger Sub or the Company that are contained in Section 5.6 (Indemnification; Directors and Officers Insurance), 5.15 (Employee Matters), 8.3 (Notices), 8.4 (Entire Agreement; No Third Party Beneficiaries), 8.5 (Assignment; Binding Effect), 8.6 (Governing Law; Consent to Jurisdiction), 8.7 (Severability), 8.9 (Waiver of Jury Trial),
8.10 (Counterparts), 8.11 (Headings), 8.12 (Interpretation), 8.13 (No Presumption) and 8.15

(Definitions) that by their terms apply or are to performed in whole or in part after the Effective Time shall survive the Effective Time.

    Section 8.2.  Expenses. Whether or not the Merger is consummated, all costs
                  --------
and expenses incurred in connection with this Agreement, the Merger and the other transactions contemplated hereby shall be paid by the party incurring such expenses, except as otherwise provided in Sections 7.2(b) and 7.2(c).

    Section 8.3.  Notices. All notices and other communications hereunder shall
                  -------
be in writing and shall be deemed duly given or made as of the date of receipt if delivered personally, sent by telecopier or facsimile (and sender shall bear the burden of proof of delivery), sent by overnight courier (providing proof of delivery) or sent by registered or certified mail (return receipt requested, postage prepaid), in each case, to the parties at the following addresses or facsimile numbers (or at such other address or facsimile number for a party as shall be specified by like notice):

        If to the Company:

        Cadmus Communications Corporation
        1801 Bayberry Court, Suite 200
        Richmond, VA 23226
        Attention:  Bruce V. Thomas
        Facsimile:  (804) 287-5683

        with a copy to:

        Willkie Farr & Gallagher LLP
        787 Seventh Avenue
        New York, NY 10019
        Attention:  David K. Boston
        Facsimile:  (212) 728-8111

        and

        Troutman Sanders LLP
        Troutman Sanders Building
        1001 Haxall Point
        Richmond, VA 23219
        Attention:  Jeffrey M. Gill
        Facsimile:  (804) 697-1339

        If to Parent or Merger Sub:

        Cenveo, Inc.
        201 Broad Street, 6th Floor
        One Canterbury Green
        Stamford, CT 06901
        Attention:  General Counsel
        Facsimile:  (203) 595-3074

        with a copy to:

        Hughes Hubbard & Reed LLP
        One Battery Park Plaza
        New York, NY 10004
        Attention:  Kenneth A. Lefkowitz
        Facsimile:  (212) 422-4726

    Section 8.4.  Entire Agreement; No Third Party Beneficiaries.
                  ----------------------------------------------

        (a) This Agreement and the Confidentiality Agreement constitute the entire agreement, and supersede all prior understandings, agreements or representations, by or among the parties hereto with respect to the subject matter hereof.

        (b) Except for the rights of the Company's shareholders to receive the Merger Consideration on or after the Effective Time and the right of the Company, on behalf of its shareholders, to pursue damages in the event the Company shall terminate this Agreement pursuant to Section 7.1(f) following Parent's and Merger Sub's breach of any covenant or agreement contained in this Agreement and except for the provisions of Section 5.6 (Indemnification; Directors and Officers Insurance), this Agreement is not intended to and shall not confer upon any Person other than the parties hereto any rights or remedies hereunder.

    Section 8.5.  Assignment; Binding Effect. No party hereto may assign this
                  --------------------------
Agreement or any of its rights, interests or obligations hereunder (whether by operation of Law or otherwise) without the prior written approval of the other parties hereto, and any attempted assignment without such prior written approval shall be void and without legal effect; provided, however, that Merger Sub may
                                        --------  -------
assign its rights hereunder to a direct or indirect wholly-owned Subsidiary of Parent. Subject to the preceding sentence, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and permitted assigns.

    Section 8.6.  Governing Law; Consent to Jurisdiction. This Agreement and the
                  --------------------------------------
transactions contemplated hereby, this Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia that apply to Contracts made and performed entirely within such State. Each party hereto agrees that any dispute or disagreement between or among any of the parties hereto as to the interpretation of any provision of, or the performance of obligations under, this Agreement shall be commenced and prosecuted in its entirety solely in the United States District Court for the Southern District of New York and any reviewing appellate court thereof. If the United States District Court for the Southern District of New York, or any reviewing appellate court thereof, finds that it does not have jurisdiction over the dispute or disagreement, then and only then can the parties proceed in state court and the parties hereby agree that any such dispute will only be brought in state court in New York County, New York. Each party hereto consents to personal and subject matter jurisdiction and venue in such New York federal or state courts (as the case may be) and waives and relinquishes all right to attack the suitability or convenience of such venue or forum by reason of their present or future domiciles, or by any other reason. The parties hereto acknowledge that all directions issued by the forum court, including all injunctions and other decrees, will be binding and enforceable in all jurisdictions and countries.

    Section 8.7.  Severability. If any term or other provision of this Agreement
                  ------------
is invalid, illegal or incapable of being enforced by any Law or public policy, then all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner so that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

    Section 8.8.  Enforcement of Agreement. The parties agree that money damages
                  ------------------------
or any other remedy at law would not be a sufficient or adequate remedy for any breach or violation of, or default under, this Agreement by them and that, in addition to all other available remedies, each party shall be entitled, to the fullest extent permitted by Law, to an injunction restraining such actual or threatened breach, violation or default and to any other equitable relief, including specific performance, without bond or other security being required.

    Section 8.9.  WAIVER OF JURY TRIAL. PARENT, MERGER SUB AND THE COMPANY
                  --------------------
HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

    Section 8.10.  Counterparts. This Agreement may be executed in one or more
                   ------------
counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

    Section 8.11.  Headings. The Article and Section headings contained in this
                   --------
Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

    Section 8.12.  Interpretation. Any reference to any supranational, national,
                   --------------
state, provincial, municipal, local or foreign Law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context otherwise requires. When a reference is made in this Agreement to Sections, Schedules or Exhibits, such reference shall be to a Section of or Schedule or Exhibit to this Agreement unless otherwise indicated. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

    Section 8.13.  No Presumption. With regard to each and every term and
                   --------------
condition of this Agreement, the parties hereto understand and agree that the same have or has been mutually negotiated, prepared and drafted, and if at any time the parties hereto desire or are required to interpret or construe any such term or condition or any agreement or instrument subject hereto, no consideration shall be given to the issue of which party hereto actually prepared, drafted or requested any term or condition of this Agreement or any agreement or instrument subject hereto.

    Section 8.14.  Undertaking by Parent. Parent shall cause Merger Sub to
                   ---------------------
perform when due all of Merger Sub's obligations under this Agreement.

    Section 8.15.  Definitions. For purposes of this Agreement,
                   -----------

        (a) "ACQUISITION PROPOSAL" means any proposal or offer from any Person other than Parent or any of its Subsidiaries (in each case, whether or not in writing and whether or not delivered to the shareholders of the Company generally) relating to: (i) any direct or indirect acquisition or purchase of a business of the Company or any of its Subsidiaries that constitute 20% or more of the consolidated revenues, net income or assets of the Company or of 20% or more of any class of equity securities of the Company or any of its Subsidiaries; (ii) any tender offer or exchange offer that, if consummated, would result in any Person beneficially owning 20% or more of any class of equity securities of the Company; (iii) any merger, reorganization, share exchange, consolidation, business combination, sale of substantially all or substantially all of the assets, recapitalization, liquidation, dissolution or similar transaction involving the Company or any of its Subsidiaries; or (iv) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing; provided, however,
                                                              --------  -------
that, for purposes of Section 7.2(b)(iii)(B), (A) references to "20%" in clauses
(i) or (ii) above shall be deemed to be references to "50%" and (B) clause (iii) above shall be limited to a transaction involving the Company, and in the case of a merger, reorganization, share exchange or consolidation shall be limited to a transaction as a result of which the Company's shareholders immediately prior to the transaction do not hold at least a majority of the outstanding equity interests of the surviving or resulting company immediately after the transaction.

        (b) "AFFILIATES" means, as to any Person, any other Person that, directly or indirectly, controls, or is controlled by, or is under common control with, such Person. As used in this definition, "CONTROL" (including, with its correlative meanings, "controlled by" and "under common control with") means the possession, directly or indirectly, of the powers to direct or cause the direction of management or policies of a Person, through the ownership of securities or partnership or other ownership interests, by contract or otherwise.

        (c) "BUSINESS DAY" means any day on which banks are not required or authorized to close in the City of New York, New York.

        (d) "COMPANY CONTRACTS" means each of the following, whether or not set forth in the Company Disclosure Schedule: (i) each Contract of the type described in Section 3.16(a) hereof; (ii) each Contract that constitutes an Employee Benefit Plan; and (iii) each Contract that the Company has filed, or is required to file, as an exhibit to a report with the SEC under Item 601 of Regulation S-K of the SEC and that remains in effect.

        (e) "COMPANY STOCK PLANS" means the Company's 2005 Equity Incentive Plan, 1995 Equity Incentive Plan and 1991 Stock Option Plan.

        (f) "ERISA AFFILIATE" means any entity required to be aggregated with the Company under Section 414(b), (c), (m) or (o) of the Code.

        (g) "HAZARDOUS SUBSTANCE" means: (i) any petroleum, hazardous or toxic petroleum-derived substance or petroleum product, flammable or explosive material, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, foundry sand or polychlorinated biphenyls (PCBs); (ii) any chemical or other material or substance that is regulated, classified or defined as or included in the definition of "hazardous substance," "hazardous waste," "hazardous material," "extremely hazardous substance," "restricted hazardous waste," "toxic substance," "toxic pollutant," "pollutant" or "contaminant" under any applicable Law, or any similar denomination intended to classify substance by reason of toxicity, carcinogenicity, ignitability, corrosivity or reactivity under any applicable Law; or (iii) any other chemical or other material, waste or substance, exposure to which is prohibited, limited or regulated by or under any applicable Law.

        (h) "INTELLECTUAL PROPERTY RIGHTS" means rights in the following: (i) all trademark rights, business identifiers, trade dress, service marks, trade names and brand names; (ii) all copyrights and all other rights associated therewith and the underlying works of authorship; (iii) all patents and all proprietary rights associated therewith; (iv) all inventions, mask works and mask work registrations, know how, discoveries, improvements, designs, computer source codes, programs and other software (including all machine readable code, printed listings of code, documentation and related property and information), trade secrets, websites, domain names, shop and royalty rights and all other types of intellectual property; and (v) all registrations of any of the foregoing and all applications therefor.

        (i) "KNOWLEDGE" means, with respect to the Company, the actual knowledge of the officers of the Company listed on Schedule 8.15(i) of the
                                                   ----------------
Company Disclosure Schedule.

        (j) "MATERIAL ADVERSE EFFECT ON THE COMPANY" means any change, effect, condition, factor or circumstance that is materially adverse to the business, results of operations, properties, financial condition, assets or liabilities of the Company and its Subsidiaries taken as a whole; provided, however, that a
                                                   --------  -------
"Material Adverse Effect on the Company" shall not be deemed to mean or include any such change, effect, condition, factor or circumstance to the extent arising as a result of: (i) general changes or developments in the industries in which the Company and its Subsidiaries operate, except, in each case, to the extent those changes or developments disproportionately impact (relative to similarly situated businesses) the business, results of operations, properties, financial condition, assets or liabilities of the Company and its Subsidiaries taken as a whole; (ii) changes, after the date of this Agreement, in Laws of general applicability or interpretations thereof by courts or other Governmental Entities, or changes in GAAP or the rules or policies of the Public Company Accounting Oversight Board; (iii) any act or omission by the Company taken with the prior written consent of Parent in contemplation of the Merger; (iv) any costs or expenses reasonably incurred or accrued in connection with the Merger (and not otherwise in breach of this Agreement); (v) the announcement, execution, delivery or performance of this Agreement or the identity of Parent, including, without limitation, in any such case, the impact thereof on relationships with customers, suppliers or employees; or (vi) a change to the United States economy in general or global economic conditions that do not disproportionately affect the Company and its Subsidiaries.

        (k) "MULTIEMPLOYER PLAN" means any "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA that the Company or any ERISA Affiliate contributes, has an obligation to contribute or has any liability.

        (l) "PERSON" means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization, including a Governmental Entity.

        (m) "PREFERRED STOCK PURCHASE RIGHTS" means the rights issued by the Company pursuant to the Rights Agreement, as adjusted pursuant to the terms thereof.

        (n) "REGULATORY LAW" means the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, and all other supranational, national, state, provincial, municipal, local or foreign Laws, Orders and administrative and judicial doctrines that are designed or intended to prohibit, restrict or regulate (i) foreign investment or (ii) actions having the purpose or effect of monopolization or restraint of trade or lessening of competition.

        (o) "RIGHTS AGREEMENT" means the Rights Agreement dated as of February 15, 1999, as amended, between the Company and First Union National Bank, as rights agent.

        (p) "SUBSIDIARIES" of any Person means any corporation or other form of legal entity (i) with respect to which such Person owns or controls, directly or indirectly through one or more of its Subsidiaries, an amount of the outstanding voting securities that is sufficient to elect at least a majority of its board of directors or other governing body (or, if there are not such voting securities, 50% or more of its equity interests) or (ii) with respect to which such Person or one or more of its Subsidiaries is the general partner or the managing member or has similar authority, including any corporation or other legal entity with respect to which such ownership, control, membership or authority is acquired after the date of this Agreement, but only with respect to such periods in which such ownership, control, membership or authority is in effect.

        (q) "SUPERIOR PROPOSAL" means an unsolicited (by the Company, any of its Subsidiaries or any of the Representatives of the Company or any of its Affiliates), bona fide, written, fully financed or reasonably capable of being
             ---- ----
fully financed (which, for the purposes of this Agreement, means the receipt of a commitment letter from a reputable Person capable of financing the transaction, subject only to normal and customary exceptions) proposal made by any Person other than Parent or any of its Subsidiaries to acquire all of the issued and outstanding shares of Company Common Stock pursuant to a tender offer or a merger or to acquire all of the properties and assets of the Company on terms and conditions that a majority of the members of the Board of Directors of the Company determines in good faith, after consultation with a nationally recognized financial advisor and taking into account all of the terms and conditions of such proposal (including all legal, financial, regulatory, and other aspects of such proposal, the form of consideration, the uncertainties associated with the valuation of any consideration other than cash and the risks associated with the form of consideration, any expense reimbursement provisions, any termination fees and the conditions associated with such proposal), is more favorable to the Company's shareholders from a financial point of view than the transactions contemplated hereby (including, to the extent applicable, any proposal or offer by Parent for an adjustment to the terms and conditions of this Agreement pursuant to Section 5.5(a)) and is reasonably likely to be consummated.

        (r) "TAXES" means supranational, national, state, provincial, municipal, local or foreign taxes, charges, fees, levies, or other assessments, including all net income, gross income, sales and use, ad valorem, transfer,
                                                       -- -------
gains, profits, excise, franchise, real and personal property, gross receipts, single business, unincorporated business, value added, capital stock, production, business and occupation, disability, FICA, employment, payroll, license, estimated, stamp, custom duties, environmental, severance or withholding taxes, or any other tax, governmental fee or other like assessment or charge of any kind whatsoever, imposed by any Governmental Entity, including any interest and penalties (civil or criminal) on or additions to any such taxes, whether disputed or not, and shall include any transferee liability in respect of taxes, any liability in respect of taxes imposed by contract, tax sharing agreement, tax indemnity agreement or any similar agreement.

        (s) "TAX RETURN" means a return, report, estimate, claim for refund or other information, form or statement relating to, or required to be filed or supplied in connection with, any Taxes, including, where permitted or required, combined or consolidated returns for a group of entities and including any amendment thereof, including any schedule or attachment thereto.

    Section 8.16.  Disclosure Schedules.
                   --------------------

        (a) The disclosure schedule delivered by the Company to Parent prior to the execution and delivery of this Agreement (the "COMPANY DISCLOSURE SCHEDULE") and the disclosure schedule delivered by Parent to the Company prior to the execution and delivery of this Agreement (the "PARENT DISCLOSURE SCHEDULE") shall be arranged in sections and subsections corresponding to the numbered section and lettered subsections of this Agreement, and the exceptions and disclosures in each such section and subsection of the Company Disclosure Schedule or the Parent Disclosure Schedule, as the case may be, shall, except as provided in the next sentence, apply only to the correspondingly numbered section and lettered subsection of this Agreement. The information contained in any section or subsection of the Company Disclosure Schedule or the Parent Disclosure Schedule, as the case may be, shall be deemed to be incorporated by reference in other applicable sections and subsections only if and to the extent the applicability of such information to such other sections and subsections is reasonably apparent on its face.

        (b) The inclusion of any information in the Company Disclosure Schedule or the Parent Disclosure Schedule accompanying this Agreement will not be deemed an admission or acknowledgment, in and of itself, solely by virtue of the inclusion of such information in such schedules, that such information is required to be listed in such schedules or that such information is material to any party or the conduct of the business of any party.

                     [The next page is the signature page.]

    The parties hereto have executed this Agreement of Merger as of the date first written above.

                                           CENVEO, INC.

                                           By: Robert G. Burton, Sr.
                                              --------------------------------
                                           Name:  Robert G. Burton, Sr.
                                           Title: Chairman and Chief
                                                  Executive Officer

                                           MOUSE ACQUISITION CORP.

                                           By: Robert G. Burton, Sr.
                                              --------------------------------
                                           Name:  Robert G. Burton, Sr.
                                           Title: Chairman and Chief
                                                  Executive Officer

                                           CADMUS COMMUNICATION CORPORATION

                                           By: Bruce V. Thomas
                                              --------------------------------
                                           Name:  Bruce V. Thomas
                                           Title: President and Chief
                                                  Executive Officer

                                PLAN OF MERGER

                                    MERGING

                           MOUSE ACQUISITION CORP.,
                            A VIRGINIA CORPORATION

                                 WITH AND INTO

                      CADMUS COMMUNICATIONS CORPORATION,
                            A VIRGINIA CORPORATION

    1. Merger. Mouse Acquisition Corp., a Virginia corporation (the "Merged Corporation") and an indirect wholly-owned subsidiary of Cenveo, Inc., a Colorado corporation ("Parent"), shall, upon the effective time and date set forth in the Articles of Merger (the "Articles of Merger") to be filed with the State Corporation Commission (the "SCC") of the Commonwealth of Virginia (such time being referred to herein as the "Effective Time"), be merged (the "Merger") with and into Cadmus Communications Corporation, a Virginia corporation (the "Company"). As a result of the Merger, the separate corporate existence of the Merged Corporation shall cease and the Company shall continue as the surviving corporation following the Merger (the "Surviving Corporation"). The corporate existence of the Company, with all its rights, privileges, immunities, powers and franchises, shall continue unaffected and unimpaired by the Merger.

    2. Effects of the Merger. At the Effective Time, the Merger shall have the effects set forth in Section 13.1-721 of the Virginia Stock Corporation Act (the "VSCA"). Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the rights, privileges, immunities, powers and franchises of the Company and the Merged Corporation shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions, disabilities and duties of the Company and the Merged Corporation shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Corporation.

    3.  Articles of Incorporation and Bylaws.

        (a) At the Effective Time, the Articles of Incorporation of the Company shall be amended and restated as set forth on Schedule A attached hereto, so that they shall be identical to the articles of incorporation of the Merged Corporation in effect immediately prior to the Effective Time (except that the name of the Surviving Corporation shall be "Cadmus Communications Corporation"), and shall be the articles of incorporation of the Surviving Corporation, until the same shall thereafter be altered, amended or repealed in accordance with the VSCA or the articles of incorporation of the Surviving Corporation.

        (b) At the Effective Time, the Bylaws of the Company shall be amended and restated so that they shall be identical to the bylaws of the Merged Corporation in effect immediately prior to the Effective Time (except that the name of the Surviving Corporation reflected therein shall be "Cadmus Communications Corporation"), and shall be the bylaws of the Surviving Corporation, until the same shall thereafter be altered, amended or repealed in accordance with the VSCA, the articles of incorporation of the Surviving Corporation or the bylaws of the Surviving Corporation.

    4. Board of Directors. The directors of the Merged Corporation immediately prior to the Effective Time shall be the directors of Surviving Corporation at the Effective Time, and each such director shall hold office in accordance with the Amended and Restated Articles of Incorporation and Bylaws of the Surviving Corporation until the earlier of his or her resignation or removal or until his or her successor is duly elected and qualified, as the case may be.

    5. Officers. The officers of the Company immediately prior to the Effective Time shall be the officers of Surviving Corporation at the Effective Time, and each such officer shall hold office in accordance with the Amended and Restated Articles of Incorporation and Bylaws of the Surviving Corporation until the earlier of his or her resignation or removal or until his or her successor is duly elected and qualified, as the case may be.

    6. Manner and Basis of Converting Shares of Company Common Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the holders of any shares of Company Common Stock (as defined below) or any shares of capital stock of the Merged Corporation:

        (a) Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares canceled pursuant to
Section 6(c) below, the "Excluded Shares") shall be cancelled and converted into
------------
the right to receive an amount in cash equal to $24.75, without interest (the "Merger Consideration"), payable to the holder thereof upon surrender of the certificate formerly representing such shares of Company Common Stock in accordance with Section 8.
                ---------

        (b) All shares of Company Common Stock shall cease to be outstanding and shall be automatically canceled and retired and shall cease to exist, and each holder of a certificate that, immediately prior to the Effective Time, represented any shares of Company Common Stock shall thereafter cease to have any rights with respect to such shares of Company Common Stock, other than the right to receive the Merger Consideration.

        (c) Each share of Company Common Stock that is owned directly or indirectly by Parent, the Merged Corporation, the Company or any wholly-owned Subsidiary of the Company immediately prior to the Effective Time shall be automatically canceled and retired and shall cease to exist, and no consideration shall be made or delivered in exchange therefor.

        (d) Each share of common stock, par value $0.01 per share, of the Merged Corporation issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation, which shall constitute the only outstanding shares of capital stock of the Surviving Corporation.

    7. Company Stock Options and Other Equity-Based Awards. Parent will, at or subsequent to the Effective Time, cause the Surviving Corporation to make the payments set forth in this Section 7.
                           ---------

        (a) All awards granting restricted shares of Company Common Stock from the Company (collectively, "Company Restricted Shares") granted under the Cadmus Communications Corporation FY 2005-2007 Executive Long-Term Incentive Plan, as corrected April 18, 2005 (the "LTIP"), shall vest immediately prior to the Effective Time, to the extent provided under Section 8(b) of the LTIP, and, as of the Effective Time, such Company Restricted Shares shall become shares of Company Common Stock that are converted into the right to receive the Merger Consideration as provided in Section 6(a). Any Company Restricted Shares that
                             ------------
have not vested prior to the Effective Time pursuant to the preceding sentence shall be automatically canceled and retired and shall cease to exist as of the time immediately prior to the Effective Time, and no consideration shall be made or delivered in exchange therefore.

        (b) All outstanding options to acquire shares of Company Common Stock from the Company (collectively, "Company Stock Options") heretofore granted under any Company Stock Plan shall become exercisable and vested immediately prior to the Effective Time and cease to represent, as of the Effective Time, a right to acquire shares of Company Common Stock and shall be converted, in settlement and cancellation thereof, into the right to receive, at the Effective Time, a lump sum cash payment by the Surviving Corporation of an amount equal to
(i) the excess, if any, of (A) the per share Merger Consideration over (B) the exercise price per share of Company Common Stock subject to such Company Stock Option, multiplied by (ii) the number of shares of Company Common Stock for which such Company Stock Option shall not theretofore have been exercised.

        (c) No Person shall have any right under the Company Stock Plans or under any other plan, program, agreement or arrangement with respect to equity interests of the Company or any of its Subsidiaries, or for the issuance or grant of any right of any kind, contingent or accrued, to receive benefits measured by the value of a number of shares of Company Common Stock (including restricted stock units, deferred stock units and dividend equivalents), at and after the Effective Time (except as otherwise expressly set forth in this
Section 7 or Section 8).
---------    ----------

        (d) Promptly after the Effective Time and not later than three Business Days after the Closing Date (unless additional time is required to process payments under the Company's payroll systems), the Surviving Corporation shall pay to each holder of Company Stock Options the cash payments specified in this
Section 7. The Company's payroll processor shall be instructed to promptly pay
---------
the holders of Company

Stock Options the amounts they are entitled to receive hereunder. No interest shall be paid or accrue on the cash payments contemplated by this Section 7. The
                                                                  ---------
Surviving Corporation and Parent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to the Agreement to any holder of Company Stock Options any Taxes that either of them is required or permitted to deduct and withhold under applicable Law. To the extent that amounts are so deducted and withheld by the Surviving Corporation or Parent and paid over to the appropriate taxing authority, the amounts so deducted and withheld shall be treated for all purposes of the Agreement as having been paid to the holder of the Company Stock Options in respect of which such deduction and withholding was made by the Surviving Corporation or Parent, as the case may be, and the Paying Agent, the Surviving Corporation or Parent shall provide to the holders of such securities written notice of the amounts so deducted or withheld.

    8.  Conversion of Shares.

        (a) At or prior to the Effective Time, Parent shall designate, and enter into an agreement with, a bank or trust company reasonably acceptable to the Company to act as paying agent in the Merger (the "Paying Agent"). Parent shall deposit with the Paying Agent as of the Effective Time, for the benefit of the holders of shares of Company Common Stock, cash sufficient to effect the payment of the Merger Consideration to which such holders are entitled pursuant to Section 6(a) and this Section 8.
   ------------          ---------

        (b) As promptly as practicable, but in no event later than three Business Days after the Effective Time, Parent shall cause the Paying Agent to mail to each holder of record of one or more certificates that, prior to the Effective Time, represented shares of Company Common Stock that were converted into the right to receive the Merger Consideration pursuant to Section 6(a) (the
                                                               ------------
"Certificates"): (a) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Paying Agent and shall be in such a form and have such other provisions as Parent may reasonably specify); and (b) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate for cancellation to the Paying Agent or to such other agent or agents as Parent may appoint, together with such letter of transmittal, duly executed and completed, and such other documents as the Paying Agent may reasonably require, the holder of such Certificate shall be entitled to receive the Merger Consideration in exchange for each share of Company Common Stock formerly represented by such Certificate, and the Certificate so surrendered shall forthwith be canceled. No interest shall be paid or accrue on the Merger Consideration. If any portion of the Merger Consideration is to be made to a Person other than the Person in whose name the applicable surrendered Certificate is registered, then it shall be a condition to the payment of such Merger Consideration that (i) the Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and (ii) the Person requesting such payment shall have (A) paid any transfer and other Taxes required by reason of such payment in a name other than that of the registered holder of the Certificate surrendered or (B) established to the reasonable satisfaction of Parent that any such Taxes either have been paid or are not payable.

        (c) Any portion of the funds made available to the Paying Agent pursuant to Section 8(a) that remains undistributed to holders of Certificates
            ------------
on the date that is one year after the Effective Time shall be delivered to Parent or its designee, and any holders of Certificates who have not theretofore complied with this Section 8 shall thereafter look only to Parent for the Merger
                   ---------
Consideration to which such holders are entitled pursuant to Section 6(a) and
                                                             ------------
this Section 8. Any portion of the funds made available to the Paying Agent
     ---------
pursuant to Section 8(a) that remains unclaimed by holders of Certificates on
            ------------
the date that is five years after the Effective Time or such earlier date immediately prior to such time as such amounts would otherwise escheat to or become property of any Governmental Entity shall, to the extent permitted by Law, become the property of the Surviving Corporation, free and clear of all claims or interests of any Person previously entitled thereto.

        (d) None of Parent, the Merged Corporation, the Company, the Surviving Corporation, the Paying Agent or their respective directors, officers, employees and representatives shall be liable to any Person in respect of any Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

        (e) The Paying Agent shall invest the funds made available to the Paying Agent pursuant to Section 8(a) as directed by Parent on a daily basis in
                         ------------
obligations of or guaranteed by the United States of America and backed by the full faith and credit of the United States of America or in commercial paper obligations rated A-2/P-2 or better by Moody's Investors Services, Inc. and Standard & Poor's Corporation, respectively (or money market funds rated Aaa or better by Moody's Investors Services, Inc. or AAA or better by Standard & Poor's Corporation); provided, however, that no such gain or loss thereon shall affect
              --------  -------
the amounts payable to holders of Certificates pursuant to Section 6(a) and this
                                                           ------------
Section 8. Any interest and other income resulting from such investments shall
---------
be the property of, and shall promptly be paid to, Parent.

        (f) If any Certificate shall have been lost, stolen or destroyed, then, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such Person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent shall deliver in exchange for such lost, stolen or destroyed Certificate the applicable Merger Consideration with respect to the shares of Company Common Stock formerly represented thereby.

        (g) The Paying Agent, the Surviving Corporation and Parent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to the Agreement to any holder of shares of Company Common Stock with respect to the making of such payment that either of them is required or entitled to deduct and withhold under the Internal Revenue Code of 1986, as amended (the "Code") or any provision of any other Tax law. To the extent that amounts are so deducted and withheld by the Surviving Corporation or Parent and paid over to the appropriate taxing authority, the amounts so deducted and withheld shall be treated for all purposes of the Agreement as having been paid to the holder of such shares of Company Common Stock in respect of which such deduction and withholding was made by the Surviving Corporation or Parent, as the case may be, and the Paying Agent, the Surviving Corporation or Parent shall provide to the holders of such securities written notice of the amounts so deducted or withheld.

        (h) At and after the Effective Time, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of the Company or the Merged Corporation, all deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of the Company or the Merged Corporation, all other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation all right, title and interest in, to and under all of the rights, properties or assets acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

        (i) The stock transfer books of the Company shall be closed immediately upon the Effective Time, and there shall be no further registration of transfers of shares of Company Common Stock thereafter on the records of the Company. At or after the Effective Time, any Certificates presented to the Paying Agent, Parent or the Surviving Corporation for any reason shall, subject to compliance with the provisions of this Section 8 by the holder thereof, be converted into
                            ---------
the right to receive the Merger Consideration with respect to the shares of Company Common Stock formerly represented thereby.

    9. Amendment and Termination. This Plan of Merger may be amended by Parent and the Company, by action taken or authorized by their respective Boards of Directors, at any time before or after the Company Requisite Shareholder Vote (as defined in Section 10 below) is obtained; provided, however, that this Plan
               ----------                     --------  -------
of Merger may not be amended to effect any of the changes listed in
Section 13.1-716E of the VSCA without further approval of the Company Shareholders. This Plan of Merger may be terminated at any time prior to the Effective Time as provided in Article 7 of the Agreement.

    10. Defined Terms. As used in this Plan of Merger, the following terms shall have the meanings set forth below:

        (a) "Agreement" means the Agreement of Merger, dated as of December 26, 2006, among Parent, the Merged Corporation and the Company.

        (b) "Business Day" means any day on which banks are not required or authorized to close in the City of New York, New York.

        (c) "Closing Date" means the actual time and date of the closing of the Merger.

        (d) "Company Common Stock" means each issued and outstanding share of the Company's common stock, par value $0.50 per share.

        (e) "Company Requisite Shareholder Vote" means the approval and adoption of the Agreement and this Plan of Merger by the affirmative vote of the holders of at least a majority of the shares of Company Common Stock entitled to vote on the Merger.

        (f)  "Company Shareholder" means any holder of Company Common Stock.

        (g) "Company Stock Plans" means the Company's 2005 Equity Incentive Plan, 1995 Equity Incentive Plan and 1991 Stock Option Plan.

        (h) "Governmental Entity" means any supranational, national, state, provincial, municipal, local or foreign government, any instrumentality, subdivision, court, administrative agency or commission or other authority thereof, or any quasi-governmental body exercising any regulatory, judicial, administrative, taxing, importing or other governmental or quasi-governmental authority.

        (i) "Law" means any constitution, treaty, statute, law, principle of common law, ordinance, rule or regulation of any Governmental Entity.

        (j) "Person" means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization, including a Governmental Entity.

        (k) "Subsidiary" of any Person means any corporation or other form of legal entity (i) with respect to which such Person owns or controls, directly or indirectly through one or more of its Subsidiaries, an amount of the outstanding voting securities that is sufficient to elect at least a majority of its board of directors or other governing body (or, if there are not such voting securities, 50% or more of its equity interests) or (ii) with respect to which such Person or one or more of its Subsidiaries is the general partner or the managing member or has similar authority, including any corporation or other legal entity with respect to which such ownership, control, membership or authority is acquired after the date of the Agreement, but only with respect to such periods in which such ownership, control, membership or authority is in effect.

        (l) "Taxes" means supranational, national, state, provincial, municipal, local or foreign taxes, charges, fees, levies, or other assessments, including all net income, gross income, sales and use, ad valorem, transfer,
                                                       -- -------
gains, profits, excise, franchise, real and personal property, gross receipts, single business, unincorporated business, value added, capital stock, production, business and occupation, disability, FICA, employment, payroll, license, estimated, stamp, custom duties, environmental, severance or withholding taxes, or any other tax, governmental fee or other like assessment or charge of any kind whatsoever, imposed by any Governmental Entity, including any interest and penalties (civil or criminal) on or additions to any such taxes, whether disputed or not, and shall include any transferee liability in respect of taxes, any liability in respect of taxes imposed by contract, tax sharing agreement, tax indemnity agreement or any similar agreement.

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

                                                                         ANNEX B
                                              DEUTSCHE BANK SECURITIES INC.
                                              60 WALL STREET
                                              NEW YORK, NY 10005

December 26, 2006

Board of Directors
Cadmus Communications Corporation
1801 Bayberry Court, Suite 200
Richmond, Virginia 23226

Members of the Board:

Deutsche Bank Securities Inc. ("Deutsche Bank") has acted as financial advisor to Cadmus Communications Corporation (the "Company") in connection with an Agreement of Merger, dated as of December 26, 2006, among the Company, Cenveo, Inc. ("Parent") and Mouse Acquisition Corp., an indirect wholly-owned subsidiary of Parent (the "Merger Sub") (the "Merger Agreement"), which provides, among other things, for the merger of Merger Sub with and into the Company (the "Merger"). As a result of the Merger, the Company will become an indirect wholly-owned subsidiary of Parent and each share of common stock, par value $.50 per share ("Company Common Stock"), of the Company (other than shares owned directly or indirectly by Parent, Merger Sub, the Company or any wholly-owned subsidiary of the Company) will be converted into the right to receive $24.75 in cash (the "Merger Consideration").

You have requested Deutsche Bank's opinion, as investment bankers, as to the fairness, from a financial point of view, to the holders of the outstanding shares of Company Common Stock of the Merger Consideration.

In connection with its role as financial advisor to the Company, and in arriving at its opinion, Deutsche Bank reviewed certain publicly available financial and other information concerning the Company and certain internal analyses, financial forecasts and other information furnished to it by the Company. Representatives of Deutsche Bank have also held discussions with members of the senior management of the Company regarding the business and prospects of the Company. In addition, Deutsche Bank has (i) reviewed the reported prices and trading activity for the Company Common Stock, (ii) compared certain financial and stock market information for the Company with similar information for certain other companies it considered relevant whose securities are publicly traded, (iii) reviewed the financial terms of certain recent business combinations which it deemed relevant, to the extent publicly available, (iv) reviewed drafts, dated December 26, 2006, of the Merger Agreement and a related voting agreement to be entered into in connection with the Merger, and (v) performed such other studies and analyses and considered such other factors as it deemed appropriate.

Deutsche Bank has not assumed responsibility for independent verification of, and has not independently verified, any information, whether publicly available or furnished to it, concerning the Company or Parent, including, without limitation, any financial information or forecasts considered in connection with the rendering of its opinion. Accordingly, for purposes of its opinion, Deutsche Bank has assumed and relied upon the accuracy and completeness of all such information. Deutsche Bank has not conducted a physical inspection of any of the properties or assets, and has not prepared or obtained any independent evaluation or appraisal of any of the assets or liabilities, of the Company or Parent. With respect to the financial forecasts made available to Deutsche Bank and used in its analyses, Deutsche Bank has assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company as to the matters covered thereby. In rendering its opinion, Deutsche Bank expresses no view as to the reasonableness of such forecasts or the assumptions on which they are based. Deutsche Bank's opinion is necessarily based upon economic, market and other conditions as in effect on, and the information made available to it as of, the date hereof.

Board of Directors, Cadmus Communications Corporation
December 26, 2006
Page 2

For purposes of rendering its opinion, Deutsche Bank has assumed that the final terms of the Merger Agreement will not differ materially from the terms set forth in the draft it has reviewed. Deutsche Bank has also assumed that, in all respects material to its analysis, the representations and warranties of the Company, Parent, and Merger Sub contained in the Merger Agreement are true and correct, the Company, Parent, and Merger Sub will each perform all of the covenants and agreements to be performed by it under the Merger Agreement and all conditions to the obligations of each of the Company, Parent, and Merger Sub to consummate the Merger will be satisfied without any waiver thereof. Deutsche Bank has also assumed that all material governmental, regulatory or other approvals and consents required in connection with the consummation of the Merger will be obtained. Whereas Deutsche Bank solicited proposals with respect to a potential acquisition of the Company prior to early 2006, Deutsche Bank was not authorized by the Company to, and did not, solicit alternative proposals to the Merger.

This opinion is addressed to, and for the use and benefit of, the Board of Directors of the Company and is not a recommendation to the shareholders of the Company to approve the Merger. This opinion is limited to the fairness, from a financial point of view, to the holders of outstanding shares of Company Common Stock of the Merger Consideration, and Deutsche Bank expresses no opinion as to the merits of the underlying decision by the Company to engage in the Merger or as to how any holder of shares of Company Common Stock should vote with respect to the Merger.

Deutsche Bank will be paid a fee for its services as financial advisor to the Company in connection with the Merger, a portion of which will be payable upon delivery of this opinion and the balance of which is contingent upon consummation of the Merger. The Company has also agreed to reimburse Deutsche Bank for its expenses, and to indemnify Deutsche Bank against certain liabilities, in connection with its engagement. We are an affiliate of Deutsche Bank AG (together with its affiliates, the "DB Group"). DB Group may, in the future, provide investment and commercial banking services to Parent or the Company, for which we would expect DB Group to receive compensation. In the ordinary course of business, members of the DB Group may actively trade in the securities and other instruments and obligations of the Company and Parent for their own accounts and for the accounts of their customers. Accordingly, the DB Group may at any time hold a long or short position in such securities, instruments and obligations.

Based upon and subject to the foregoing, it is Deutsche Bank's opinion as investment bankers that, as of the date hereof, the Merger Consideration is fair, from a financial point of view, to the holders of outstanding shares of Company Common Stock.

                                          Very truly yours,

                                          /s/ DEUTSCHE BANK SECURITIES INC.


                                          DEUTSCHE BANK SECURITIES INC.

                                                                       ANNEX C

                                                                Execution Copy

                    VOTING AGREEMENT AND IRREVOCABLE PROXY

    This Voting Agreement and Irrevocable Proxy dated as of December 26, 2006 (this "AGREEMENT") is among each of the individuals or entities listed on a signature page hereto (each, a "SHAREHOLDER") and Cenveo, Inc., a Colorado corporation ("PARENT"). Capitalized terms used but not defined herein have the meanings assigned to them in the Agreement and Plan of Merger dated as of the date of this Agreement (the "MERGER AGREEMENT") among Parent, Mouse Acquisition Corp., a Virginia corporation and an indirect wholly-owned subsidiary of Parent ("MERGER SUB"), and Cadmus Communications Corporation, a Virginia corporation (the "COMPANY").

    Each Shareholder is a principal shareholder or director or executive officer of the Company and owns the number of shares of Company Common Stock set forth next to his, her or its name on Schedule A (the "SCHEDULE A SHARES") and the
                                ----------
securities exercisable or exchangeable for, or convertible into, Company Common Stock set forth next to his, her or its name on Schedule A (together with the
                                                ----------
Schedule A Shares, the "SCHEDULE A SECURITIES").

    Concurrently with the execution and delivery of this Agreement, Parent, Merger Sub and the Company are entering into the Merger Agreement, which provides for, among other things, the merger of Merger Sub with and into the Company upon the terms and subject to the conditions set forth therein.

    As a condition to Parent's willingness to enter into the Merger Agreement, Parent has required each Shareholder to enter into this Agreement.

    In consideration of the foregoing and the mutual covenants, representations, warranties and agreements set forth herein, and intending to be legally bound, the parties agree as follows:

    Section 1.  Covenants of the Shareholders.
                -----------------------------

        (a) During the period beginning on the date of this Agreement and ending on the earlier of (x) the Effective Time and (y) the termination of the Merger Agreement in accordance with its terms (the "AGREEMENT PERIOD"), each Shareholder hereby agrees to:

            (i) be present, in person or represented by proxy, at each meeting (whether annual or special and whether or not an adjourned or postponed meeting) of the shareholders of the Company, however called, so that all of such Shareholder's Schedule A Shares and all of the other shares of Company Common Stock and other shares of capital stock of the Company that such Shareholder becomes entitled to vote after the date of this Agreement (together with the Schedule A Shares, the "SHARES") may be counted for purposes of determining the presence of a quorum at such meeting;

            (ii) at each such meeting, and at any adjournment or postponement thereof, vote the Shares to: (A) approve and adopt the Merger Agreement and all agreements related to the Merger and any action required in furtherance thereof; and (B) without limitation of the preceding clause (A), approve any proposal to adjourn or postpone the Company Shareholders Meeting to a later date if there are not sufficient votes for approval and adoption of the Merger Agreement on the date on which the Company Shareholders Meeting is held; and

            (iii) at each such meeting, and at any adjournment or postponement thereof, vote against: (A) any action or agreement that would reasonably be expected to frustrate the purposes of, impede, hinder, interfere with, or prevent or delay the consummation of the transactions contemplated by the Merger Agreement and (B) any Acquisition Proposal (other than the Merger) and any action required in furtherance thereof.

        (b) During the Agreement Period, each Shareholder will not, directly or indirectly: (i) solicit or initiate the making of, or take any other action to knowingly facilitate any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to, any Acquisition Proposal;
(ii) participate in any way in discussions or negotiations with, or furnish or disclose any information to, any Person (other than Parent or any of its Representatives) in connection with any Acquisition Proposal; or (iii) publicly announce that he or she is considering approving or recommending any Acquisition Proposal. Each Shareholder agrees to notify Parent promptly (but in no event later than one Business Day) after receipt by such Shareholder of any Acquisition Proposal or of any request for information relating to the Company or any of its Subsidiaries or for access to the business, properties, assets, books or records of the Company or any of its Subsidiaries by any Person that such Shareholder reasonably believes is seeking to make, or has made, an Acquisition Proposal. Notwithstanding anything in this Section 1(b) to the contrary, in the event that the Board of Directors of the Company is permitted to engage in negotiations or discussions with any Person who made an unsolicited bona fide written Acquisition Proposal in accordance with Section 5.5 of the
---- ----
Merger Agreement, each Shareholder shall be permitted, at the request of the Board of Directors of the Company, to respond to inquiries from, and discuss such Acquisition Proposal with, the Board of Directors of the Company. This
Section 1(b) shall not be construed to limit acts taken by any Shareholder who is an individual in his or her capacity as an officer or director of the Company that do not violate any of the provisions of Section 5.5 of the Merger Agreement.

    Section 2.  Irrevocable Proxy. Each Shareholder, revoking any proxies that
                -----------------
he or it has heretofore granted, hereby irrevocably appoints Parent as attorney and proxy for and on behalf of such Shareholder, for and in the name, place and stead of such Shareholder, to: (a) attend any and all meetings of the shareholders of the Company; (b) vote the Shareholder's Shares in accordance with the provisions of Sections 1(a)(ii) and (iii) at any such meeting; (c) grant or withhold in accordance with the provisions of Sections 1(a)(ii) and
(iii) all written consents with respect to such Shares; and (d) represent and otherwise act for such Shareholder in the same manner and with the same effect as if such Shareholder were personally present at any such meeting. The foregoing proxy shall be deemed to be a proxy coupled with an interest, is irrevocable (and as such shall survive and not be affected by the death, incapacity, mental illness or insanity of such Shareholder) until the end of the Agreement Period and shall not be terminated by operation of Law or upon the occurrence of any other event other than following a termination of this Agreement pursuant to Section 5.4. Each Shareholder authorizes such attorney and proxy to substitute any other Person to act hereunder, to revoke any substitution and to file this proxy and any substitution or revocation with the Secretary of the Company. Each Shareholder hereby affirms that the irrevocable proxy set forth in this Section 2 is given in connection with the execution by Parent of the Merger Agreement and that such irrevocable proxy is given to secure the obligations of the Shareholder under Section 1. The irrevocable proxy set forth in this Section 2 is executed and intended to be irrevocable.

    Section 3.  Representations and Warranties of Each Shareholder. Each
                --------------------------------------------------
Shareholder, severally and not jointly, represents and warrants to Parent as follows:

        3.1.  Authorization. If such Shareholder is not an individual, it has
              -------------                         ---
full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. If such shareholder is an individual, he or she has all requisite capacity to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by such Shareholder and constitutes a valid and legally binding obligation of such Shareholder enforceable against such Shareholder in accordance with its terms.

        3.2.  No Violation.
              ------------

        (a) The execution and delivery of this Agreement by such Shareholder does not, and the consummation by such Shareholder of transactions contemplated hereby will not, conflict with, or result in any violation of, or constitute a default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result by its terms in the, termination, amendment, cancellation or acceleration of any obligation or the loss of a material benefit under, or to increased, additional, accelerated or guaranteed rights or entitlements of any Person under, or create any obligation to make a payment to any other Person under, or result in the creation of a Lien on, or the loss of, any Shares of such Shareholder pursuant to: (i) if such Shareholder is not an individual, any provision of its articles of incorporation, bylaws or similar organizational documents; or (ii) any Contract to which such Shareholder is a party or by which any of his or her properties or assets is bound or any Order or Law applicable to such Shareholder or his, her or its properties or assets.

        (b) No consent, approval, Order or authorization of, or registration, declaration or filing with, any Governmental Entity or any other Person is required by or with respect to such Shareholder in connection with the execution and delivery of this Agreement by such Shareholder or the consummation by such Shareholder of the transactions contemplated hereby.

        3.3.  Ownership of Schedule A Securities. Such Shareholder is the sole
              ----------------------------------
legal and beneficial owner of all of the shares of Company Common Stock and the other Schedule A Securities set forth next to his, or her or its name on
      ----------
Schedule A, free and clear of all Liens and has not entered into any voting agreement (other than this Agreement) with or granted any Person any proxy (revocable or irrevocable) with respect to such shares (other than this Agreement). Such Shareholder does not legally or beneficially own or have the right to acquire any securities of the Company other than the Schedule A Securities set forth next to his or her name on Schedule A. As of the time of
                                                ----------
any meeting of the shareholders of the Company referred to in Section 1(a)(i) and with respect to any written consent of the shareholders of the Company referred to in Sections 1(a)(ii) or (iii), the Shareholder will be the sole legal and beneficial owner of all of the Schedule A Securities, free and clear of all Liens, other than those Schedule A Securities to whose Transfer Parent has agreed pursuant to Section 4.

    4.  No Transfers.
        ------------

        (a) Each Shareholder hereby agrees that if he or it sells, transfers, assigns, encumbers or otherwise disposes (each, a "TRANSFER") of any Shares during the Agreement Period, he or she shall require the transferee of such Shares to execute and deliver to Parent a joinder to this Agreement in form and substance satisfactory to Parent.

        (b) With respect to any Shareholder's Shares held by a broker in such broker's name for the benefit of such Shareholder, such Shareholder shall by no later than January 10, 2007 deliver a letter to the broker that informs the broker of such Shareholder's obligations under this Agreement and that informs the broker that the broker may not act in disregard of such obligations without the prior written consent of Parent.

        (c) Each Shareholder hereby authorizes Parent to direct the Company to impose stop orders to prevent the Transfer of any Shares on the books of the Company in violation of this Agreement.

    Section 5.  Miscellaneous.
                -------------

        5.1.  Notices. All notices and other communications hereunder shall be
              -------
in writing and shall be deemed duly given or made as of the date of receipt if delivered personally, sent by telecopier or facsimile (and sender shall bear the burden of proof of delivery), sent by overnight courier (providing proof of delivery) or sent by registered or certified mail (return receipt requested, postage prepaid), in each case, to the parties at the following addresses or facsimile numbers (or at such other address or facsimile number for a party as shall be specified by like notice):

        If to Parent:

        Cenveo, Inc.
        201 Broad Street, 6th Floor
        One Canterbury Green
        Stamford, CT 06901
        Attention:  General Counsel
        Facsimile:  (203) 595-3074

        with a copy to:

        Hughes Hubbard & Reed LLP
        One Battery Park Plaza
        New York, NY 10004
        Attention: Kenneth A. Lefkowitz
        Facsimile: (212) 422-4726

        If to a Shareholder, to his or her address set forth on a signature page hereto.

    5.2.  Entire Agreement; No Third Party Beneficiaries.
          ----------------------------------------------

        (a) This Agreement constitutes the entire agreement, and supersedes all prior understandings, agreements or representations, by or among the parties hereto with respect to the subject matter hereof.

        (b) This Agreement shall not confer any rights or remedies upon any Person other than the parties hereto and their respective permitted successors and permitted assigns.

    5.3.  Assignment; Binding Effect. Subject to Sections 4(a) and (b), neither
          --------------------------
any Shareholder may on the one hand, nor Parent, on the other hand, assign this Agreement or any of his or its rights, interests or obligations hereunder (whether by operation of Law or otherwise) without the prior written approval of Parent or the Shareholders, as applicable, and any attempted assignment without such prior written approval shall be void and without legal effect; provided,
                                                                    --------
however, that Parent may assign its rights hereunder to a direct or indirect
-------
wholly-owned Subsidiary of Parent. Subject to the preceding sentence, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and permitted assigns.

    5.4.  Termination. This Agreement shall terminate on the earlier to occur of
          -----------
(a) the Effective Time and (b) the termination of the Merger Agreement in accordance with its terms; provided, however, no such termination shall relieve
                           --------  -------
or release any Shareholder from any obligations or liabilities arising out of his or its breach of this Agreement.

    5.5.  Governing Law; Consent to Jurisdiction. Except to the extent that the
          --------------------------------------
laws of the State of Virginia are mandatorily applicable to the Merger, this Agreement and the transactions contemplated hereby, this Agreement shall be governed by and construed in accordance with the laws of the State of New York that apply to Contracts made and performed entirely within such State. Each party hereto agrees that any dispute or disagreement between or among any of the parties hereto as to the interpretation of any provision of, or the performance of obligations under, this Agreement shall be commenced and prosecuted in its entirety solely in the United States District Court for the Southern District of New York and any reviewing appellate court thereof. If the United States District Court for the Southern District of New York, or any reviewing appellate court thereof, finds that it does not have jurisdiction over the dispute or disagreement, then and only then can the parties proceed in state court and the parties hereby agree that any such dispute will only be brought in state court in New York County, New York. Each party hereto consents to personal and subject matter jurisdiction and venue in such New York federal or state courts (as the case may be) and waives and relinquishes all right to attack the suitability or convenience of such venue or forum by reason of their present or future domiciles, or by any other reason. The parties hereto acknowledge that all directions issued by the forum court, including all injunctions and other decrees, will be binding and enforceable in all jurisdictions and countries.

    5.6.  Severability. If any term or other provision of this Agreement is
          ------------
invalid, illegal or incapable of being enforced by any Law or public policy, then all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner so that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

    5.7.  Enforcement of Agreement. Each Shareholder agrees that money
          ------------------------
damages or any other remedy at law would not be a sufficient or adequate remedy for any actual or threatened breach or violation of, or default under, this Agreement by such Shareholder and that, in addition to all other available remedies, Parent shall be entitled, to the fullest extent permitted by Law, to an injunction restraining such actual or threatened breach, violation or default and to any other equitable relief, including specific performance, without bond or other security being required. This Agreement is intended to be specifically enforceable in accordance with
Section 13.1-671(b) of the VSCA.

    5.8.  WAIVER OF JURY TRIAL. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY
          --------------------
AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

    5.9.  Counterparts. This Agreement may be executed in one or more
          ------------
counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

    5.10.  Headings. The Article and Section headings contained in this
           --------
Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

    5.11.  Interpretation. Any reference to any supranational, national,
           --------------
state, provincial, municipal, local or foreign Law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context otherwise requires. When a reference is made in this Agreement to Sections or Schedules, such reference shall be to a Section of or Schedule to this Agreement unless otherwise indicated. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

    5.12.  No Presumption. This Agreement shall be construed without regard
           --------------
to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

    5.13.  Several Obligations. Each Shareholder's obligations under this
           -------------------
Agreement are several and not joint, and no Shareholder shall have any liability or obligation under this Agreement for any breach hereunder by any other Shareholder.


                  [The next page is the signature page.]

     The parties hereto have executed this Voting Agreement and Irrevocable Proxy as of the date first written above.

                                     CENVEO, INC.

                                     By: /s/ Robert G. Burton, Sr.
                                         -----------------------------------
                                         Robert G. Burton, Sr.
                                         Chairman and Chief Executive Officer



               [Shareholder Signatures Begin on the Next Page]

                                     CLARY LIMITED


                                     By: /s/
                                         -----------------------------------
                                              Name:
                                              Title:

                                     Address:


                                     ---------------------------------------
                                     ---------------------------------------
                                     Facsimile: (   )   -
                                                 --- --- ----


    [Voting Agreement and Irrevocable Proxy -- Shareholder Signature Page]

                                     PURICO (IOM) LIMITED


                                     By: /s/
                                         -----------------------------------
                                              Name:
                                              Title:

                                     Address:


                                     ---------------------------------------
                                     ---------------------------------------
                                     Facsimile: (   )   -
                                                 --- --- ----


    [Voting Agreement and Irrevocable Proxy -- Shareholder Signature Page]

                                     MELHAM US INC.

                                     By: /s/
                                         -----------------------------------
                                              Name:
                                              Title:

                                     Address:


                                     ---------------------------------------
                                     ---------------------------------------
                                     Facsimile: (   )   -
                                                 --- --- ----


   [Voting Agreement and Irrevocable Proxy -- Shareholder Signature Page]

                                     /s/
                                     --------------------------------------
                                     Bruce V. Thomas

                                     Address:


                                     ---------------------------------------
                                     ---------------------------------------
                                     Facsimile: (   )   -
                                                 --- --- ----


    [Voting Agreement and Irrevocable Proxy -- Shareholder Signature Page]

                                  SCHEDULE A
                                  ----------

--------------------------------------------------------------------------------
                                        Shares of                 Other
Name                              Company Common Stock     Schedule A Securities
----                              --------------------     ---------------------
--------------------------------------------------------------------------------
Clary Limited                            500,000                   --

--------------------------------------------------------------------------------

Purico (IOM) Limited                    1,143,324                  --

--------------------------------------------------------------------------------

Melham US Inc.                           128,045                   --

--------------------------------------------------------------------------------

Bruce V. Thomas           138,796 plus all shares held in        98,000(b)
                                  ----
                          Bruce V. Thomas' account in the
                                 Cadmus Account under the
                         Cadmus Thrift Savings Plan as of
                                            12/26/2006(a)

--------------------------------------------------------------------------------

-------------------
(a) As of 8/31/2006 there were 6,795 shares in Bruce V. Thomas' account in the Cadmus Account under the Cadmus Thrift Savings Plan.

(b) Consists of shares of Company Stock issuable upon exercise of options, all of which are vested as of the date of the Agreement.

                      CADMUS COMMUNICATIONS CORPORATION

             PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                   FOR THE SPECIAL MEETING OF SHAREHOLDERS

         The undersigned, hereby revoking any contrary proxy previously given, hereby appoints Paul K. Suijk and Lisa S. Licata, and each of them, jointly and severally, attorneys and proxies, with full power to act alone, and with full power of substitution and revocation, to vote all of the shares of the undersigned in Cadmus Communications Corporation (the "Company") entitled to vote at the special meeting of shareholders of the Company on March 7, 2007 (the "Special Meeting"), and at any adjournments or postponements thereof. Except as otherwise indicated, the undersigned authorizes the proxies appointed hereby to vote all shares of stock of the Company standing in the name of the undersigned shareholder.

                     SPECIAL MEETING OF SHAREHOLDERS OF

                      CADMUS COMMUNICATIONS CORPORATION
                                MARCH 7, 2007


                          PROXY VOTING INSTRUCTIONS

  You can submit your proxy by mail, by telephone or through the Internet.
            Please use only one of the following three methods:

MAIL                                  TELEPHONE                                INTERNET

Date, sign and mail your proxy card   Call toll-free 1-800-PROXIES             Access "www.voteproxy.com" and follow the
in the envelope provided as soon as   (1-800-776-9437) from any touch-tone     on-screen instructions. Have your proxy card
possible.                             telephone and follow the instructions.   available when you access the web page.
                                      Have your proxy card available when
                                      you call.


--------------------------------------------------------------------------------
  You may enter your voting instructions at 1-800-PROXIES or www.voteproxy.com
                     24 hours a day, 7 days a week up until
               11:00 PM Richmond, Virginia time on March 6, 2007.
--------------------------------------------------------------------------------

(Please detach along perforated line and mail in the envelope provided IF you
                                                                       --
               are not voting via telephone or the Internet.)

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE PROPOSALS.
      PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
        PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE | |


ITEM 1. A PROPOSAL TO APPROVE THE AGREEMENT OF MERGER, DATED AS OF DECEMBER 26, 2006, BY AND AMONG CENVEO, INC., A COLORADO CORPORATION, MOUSE ACQUISITION CORP., A VIRGINIA CORPORATION AND AN INDIRECT WHOLLY-OWNED SUBSIDIARY OF CENVEO, INC., AND CADMUS COMMUNICATIONS CORPORATION, A VIRGINIA CORPORATION, AND THE RELATED PLAN OF MERGER, PURSUANT TO WHICH MOUSE ACQUISITION CORP. WILL MERGE WITH AND INTO CADMUS COMMUNICATIONS CORPORATION.

| |  FOR                       | |  AGAINST                       | |  ABSTAIN

ITEM 2. A GRANT OF AUTHORITY TO THE PROXY HOLDERS TO VOTE IN THEIR DISCRETION WITH RESPECT TO THE APPROVAL OF ANY PROPOSAL TO POSTPONE OR ADJOURN THE SPECIAL MEETING TO A LATER DATE OR TIME, INCLUDING TO SOLICIT ADDITIONAL PROXIES IN FAVOR OF THE APPROVAL OF THE AGREEMENT OF MERGER AND THE RELATED PLAN OF MERGER, IF THERE ARE NOT SUFFICIENT VOTES FOR APPROVAL OF THE MERGER PROPOSAL AT THE SPECIAL MEETING.

| |  FOR                       | |  AGAINST                       | |  ABSTAIN

In their discretion, the proxies are authorized to vote upon any other business that may come before the meeting or any postponement or adjournment thereof.

Even if you expect to attend the Special Meeting in person, please return your signed proxy at once in the enclosed envelope, which requires no postage if mailed in the United States, or vote your shares by telephone or through the Internet.

Mark "X" here if you plan to attend the Meeting. | |


                                       Shares represented by this proxy will
                                       be voted as directed by the
                                       undersigned shareholder. IF NO
                                       DIRECTION IS MADE, THIS PROXY WILL BE
                                       VOTED "FOR" PROPOSALS 1 AND 2 AND
                                       ACCORDING TO THE DISCRETION OF THE
                                       PROXY HOLDERS ON ANY OTHER MATTER
                                       THAT MAY PROPERLY COME BEFORE THE
                                       SPECIAL MEETING AND ANY AND ALL
                                       ADJOURNMENTS OR POSTPONEMENTS
                                       THEREOF. THIS PROXY MAY BE REVOKED AT
                                       ANY TIME PRIOR TO ITS EXERCISE.

                                       THE UNDERSIGNED HEREBY ACKNOWLEDGES
                                       RECEIPT OF THE NOTICE OF SPECIAL
                                       MEETING AND PROXY STATEMENT, DATED
                                       JANUARY 31, 2007.

                                       -----------------------------------------
                                       Signature                          Date

                                       -----------------------------------------
                                       Signature                          Date

                                       NOTE: PLEASE SIGN EXACTLY AS YOUR
                                       NAME OR NAMES APPEAR ON THIS PROXY.
                                       WHEN SHARES ARE HELD JOINTLY, EACH
                                       HOLDER SHOULD SIGN. WHEN SIGNING AS
                                       EXECUTOR, ADMINISTRATOR, ATTORNEY,
                                       TRUSTEE OR GUARDIAN, PLEASE GIVE FULL
                                       TITLE AS SUCH. IF THE SIGNER IS A
                                       CORPORATION, PLEASE SIGN FULL
                                       CORPORATE NAME BY DULY AUTHORIZED
                                       OFFICER, GIVING FULL TITLE AS SUCH.
                                       IF THE SIGNER IS A PARTNERSHIP,
                                       PLEASE SIGN IN PARTNERSHIP NAME BY
                                       AUTHORIZED PERSON.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. | |